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                                                                   EXHIBIT 10.31



                             Dated August 31, 1998



                           GENERAL MOTORS CORPORATION

                                      AND

                                LEAR CORPORATION

                       MASTER SALE AND PURCHASE AGREEMENT

              relating to the sale and purchase of the world-wide
                    seating business operated by The Delphi
             Interior & Lighting Systems Division of General Motors
             Corporation's Delphi Automotive Systems business sector





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                                TABLE OF CONTENTS


1. CONVEYANCE OF THE ACQUIRED ASSETS AND THE SALE SECURITIES
 ..............................................................................12

1.1. ACQUIRED ASSETS .........................................................12
  1.1.1. Acquired US Assets ..................................................12
  1.1.2. Acquired European Assets ............................................13
1.2. EXCLUDED ASSETS .........................................................13
  1.2.1. GM Bailed Assets ....................................................13
  1.2.2. Personnel and Medical Records .......................................13
  1.2.3. Third Party Assets ..................................................14
  1.2.4. Certain Current Assets ..............................................14
  1.2.5. Certain Contracts ...................................................14
  1.2.6. Product Evaluation Vehicles, Pooled Vehicles ........................14
  1.2.7. Tax Refunds .........................................................15
  1.2.8. Certain Real Property ...............................................15
  1.2.9. Intellectual Property ...............................................15
  1.2.10.Privileged Information and Materials ................................15
  1.2.11.Insurance ...........................................................15
1.3. POST-CLOSING ASSET DELIVERIES ...........................................15
1.4. NON-ASSIGNABLE PERMITS AND CONTRACTS ....................................16
  1.4.1. Non-assignability ...................................................16
  1.4.2. Efforts to Obtain Consents, Approvals and Waivers....................16
  1.4.3. If Waivers, Approvals or Consents Cannot be Obtained.................16
  1.4.4. Obligation of Purchaser to Perform ..................................17
1.5. SALE SECURITIES..........................................................17
2. PURCHASE PRICE ............................................................17
2.1. PURCHASE PRICE ..........................................................17
  2.1.1. Basic Price .........................................................18
2.2. CLOSING PAYMENT .........................................................18
2.3. PREPARATION OF CLOSING INVENTORY STATEMENT ..............................18
2.4. PREPARATION OF NET WORTH STATEMENT ......................................20
2.5. PURCHASE PRICE ADJUSTMENT ...............................................21
2.6. PRORATIONS,ADJUSTMENTS OF EXPENSES FOLLOWING THE CLOSING ................22
  2.6.1. Prorations ..........................................................22
  2.6.2. Further Assurance ...................................................23
  2.6.3. Payments ............................................................23
  2.6.4. Prosecution of Claims ...............................................24
2.7. ALLOCATION OF PURCHASE PRICE WITH RESPECT TO ACQUIRED ASSETS ............24
3. ASSUMPTION OF LIABILITIES RELATING TO SEATING BUSINESS ....................25

3.1. ASSUMED LIABILITIES......................................................25
3.2. EXCLUDED LIABILITIES.....................................................25




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

  4. REPRESENTATIONS AND WARRANTIES ........................................................26

  4.1. REPRESENTATIONS AND WARRANTIES OF GM ................................................26
    4.1.1. Corporate Data ..................................................................26
    4.1.2. Corporate Power; Due Authorization ..............................................27
    4.1.3. Qualification ...................................................................27
    4.1.4. Sufficiency of Acquired Assets ..................................................27
    4.1.5. Assets ..........................................................................27
    4.1.6. Litigation ......................................................................28
    4.1.7. Intellectual Property and Technical Information .................................29
    4.1.8. Compliance with Other Instruments and Laws; Permits .............................30
    4.1.9. Brokers .........................................................................30
    4.1.10. Consents .......................................................................30
    4.1.11. Financial Statements ...........................................................31
    4.1.12. Events Subsequent to Latest Annual Financial Statements ........................32
    4.1.13. Contracts ......................................................................32
    4.1.14. Regulatory Matters .............................................................34
    4.1.15. Real Property ..................................................................34
    4.1.16. Tax Matters ....................................................................37
    4.1.17. No Conflicts ...................................................................39
    4.1.18. Employee Pension Benefits Plans ................................................39
    4.1.19. Related Party Transactions .....................................................39
    4.1.20. Full Disclosure ................................................................40
    4.1.21. Awarded Business ...............................................................40
    4.1.22. Absence of Other Representations or Warranties .................................40
    4.1.23. Capitalization of Sale Companies and JV Companies and Related Matters ..........40
    4.1.24. Additional Disclosure ..........................................................41
  4.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER .........................................41
    4.2.1. Corporate Data ..................................................................42
    4.2.2. Corporate Power; Due Authorization ..............................................42
    4.2.3. Qualification ...................................................................42
    4.2.4. No Consent Required .............................................................42
    4.2.5. Brokers .........................................................................43
    4.2.6. No Conflicts ....................................................................43
  4.3. INTERPRETATION ......................................................................43

  5. PERSONNEL MATTERS .....................................................................44

    5.1. RESPONSIBILITY FOR EMPLOYEES ......................................................44
    5.2. SPECIAL PROVISIONS RELATING TO HOURLY EMPLOYEES ...................................45
    5.3. SPECIAL PROVISIONS RELATING TO SALARIED EMPLOYEES .................................49
    5.4. ASSUMPTION OF LIABILITIES .........................................................50
    5.5. RETIREMENT PROGRAM AND PENSION PLANS ..............................................51
      5.5.1. Replacement Retirement Program ................................................51
      5.5.2. GM Retirement Program Amendments ..............................................52
      5.5.3. Replacement Pension Plan ......................................................54
      5.5.4. GM Pension Plan Amendments ....................................................56




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

   5.5.5. Recognition of Age and Credited Service Grants ..........................................57
   5.5.6. Pro-Rata Share ..........................................................................58
   5.5.7. Transfer of Liabilities and Assets ......................................................58
 5.6. CERTAIN INSURANCE MATTERS ...................................................................61
 5.7. PURCHASER BENEFIT PLANS .....................................................................64
 5.8. EMPLOYEE INFORMATION; COOPERATION IN ESTABLISHING PURCHASER BENEFIT PLANS....................65
 5.9  WRONGFUL ACTS................................................................................65
 5.10. PROVISIONS REGARDING PURCHASER'S AGREEMENTS, BENEFIT PLANS AND POLICIES.....................65
 5.11. GRIEVANCES .................................................................................65
 5.12. SAVINGS PLAN TRANSFERS .....................................................................66
 5.13. ALLOCATION OF RESPONSIBILITY FOR SUGGESTIONS EXISTING AS OF CLOSING ........................66
 5.14. VEHICLE PURCHASE PROGRAM ...................................................................67
 5.15. PROFIT SHARING .............................................................................67
 5.16. VACATION ...................................................................................67
 5.17. TRAINING ...................................................................................67
 5.18. TUITION REIMBURSEMENT EXPENSES .............................................................68
 5.19. WORKERS' COMPENSATION ......................................................................68
 5.20. LEGAL SERVICES PLAN ........................................................................68
 5.21. GM PRE-CLOSING INDEMNITY ...................................................................69
 5.22. TRANSFER OF OVERSEAS EMPLOYEES .............................................................69
 5.23. NOVATION OF CONTRACTS OF EMPLOYMENT OF OVERSEAS EMPLOYEES ..................................69
 5.24. PURCHASER POST-CLOSING INDEMNITY(OVERSEAS EMPLOYEES) .......................................69
 5.25. GM PRE-CLOSING INDEMNITY OF OVERSEAS EMPLOYEES .............................................70
 5.26. CONSULTATION AND NEGOTIATION DUTIES ........................................................70
 5.27. PENSION SCHEMES AND BENEFIT PLANS...........................................................70
 5.28. SALES OF PRODUCTIVE ASSETS .................................................................70

 6. REAL PROPERTY MATTERS .........................................................................71

 6.1. CONVEYANCE...................................................................................71
 6.2. TITLE........................................................................................71
 6.3. LAND SURVEY..................................................................................72
 6.4. AUBURN HILLS PLANT...........................................................................72
 6.5. EUROPEAN REAL PROPERTY MATTERS...............................................................72

 7. ENVIRONMENTAL MATTERS .........................................................................72

 7.1. DEFINITIONS..................................................................................72
 7.2. ENVIRONMENTAL ASSESSMENTS AND COMPLIANCE AUDITS .............................................75
 7.2.1. Environmental Confidentiality and Access Agreement ........................................76
   7.2.2. Environmental Assessments ...............................................................76
   7.2.3. Environmental Compliance Audits .........................................................76
   7.2.4. Baseline Environmental Assessment .......................................................76
 7.3. GM REMEDIATION AND CORRECTIVE ACTION ........................................................77
   7.3.1. GM Remediation ..........................................................................77
   7.3.2. Remedial Action Plans ...................................................................77





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

    7.3.3. Remedial Action Factors..............................................................77
    7.3.4. PCBs.................................................................................78
    7.3.5. ACM..................................................................................78
    7.3.6. GM Compliance Action Plans...........................................................78
    7.3.7. No Other Obligation..................................................................78
    7.3.8. Non-Interference.....................................................................78
    7.3.9. Purchaser's Review Period............................................................78
    7.3.10. Modification Based on Purchaser's Input.............................................79
    7.3.11. Implementation......................................................................79
    7.3.12. Clean Closure.......................................................................79
    7.3.13. Purchaser's Obligations.............................................................80
  7.4. ACCESS...................................................................................80
    7.4.1. GM Access............................................................................80
    7.4.2. Access Limitations...................................................................80
  7.5. UNITED STATES REAL PROPERTY - USE RESTRICTIONS...........................................81
    7.5.1. Generator-Only Status................................................................81
    7.5.2. Tranfers.............................................................................81
    7.5.3. Removal of Improvements..............................................................81
    7.5.4. Cost of New Development..............................................................81
    7.5.5. Notice Filing........................................................................82
  7.6. TRANSITION - PERMITS / ENVIRONMENTAL COMMITTEE ..........................................82
    7.6.1. Environmental Permits................................................................82
    7.6.2. Transfer.............................................................................82
    7.6 3. Environmental Committee..............................................................83
  7.7. WASTE MANAGEMENT.........................................................................83
    7.7.1. Hazardous Waste Removal..............................................................83
    7.7.2. Post-Closing Waste Management........................................................83
    7.7.3. No Arrangement for Disposal..........................................................84
  7.8. GM'S REPRESENTATIONS AND WARRANTIES......................................................84
  7.9. PURCHASER'S COVENANTS, OBLIGATIONS AND ACKNOWLEDGEMENTS..................................85
    7.9.1. Purchaser Obligations in Connection with GM's Remedial Actions.......................85
    7.9.2. Disclosure and Recordation...........................................................86
    7.9.3. Purchaser's Additional Acknowledgements..............................................86
  7.10. DEFENSE AND INDEMNIFICATION OBLIGATIONS.................................................87
    7.10.1. GM's Defense and Indemnification Obligations........................................87
    7.10.2. Purchaser's Defense and Indemnification Obligations.................................88
    7.10.3. Apportionment.......................................................................89
    7.10.4. Indemnification Procedures..........................................................89
    7.10.5. Third-Party Claims .................................................................89
  7.11. CONFIDENTIALITY.........................................................................90
    7.11.1. Environmental Confidentiality Agreement.............................................90
    7.11.2. Confidentiality Obligations.........................................................90
    7.11.3. Disclosures.........................................................................90
    7.11.4. Notification........................................................................91
    7.11.5. Public Information .................................................................91
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

  7.12. DISPUTE RESOLUTION......................................................................91
  7.13. MISCELLANEOUS...........................................................................92
    7.13.1. Designation of Representatives......................................................92
    7.13.2. Exclusivity.........................................................................92
    7.13.3. Covenant Not to Sue.................................................................93
    7.13.4. Reporting...........................................................................93
    7.13.5. Notices.............................................................................94
  7.14. DEFINITIONS.............................................................................94
  7.15. NON-US ENVIRONMENTAL ASSESSMENTS AND COMPLIANCE AUDITS..................................98
    7.15.1. Environmental Confidentiality and Access Agreement .................................98
    7.15.2. Environmental Assessments...........................................................98
    7.15.3. Environmental Compliance Audits.....................................................98
  7.16. GM REMEDIATION AND CORRECTIVE ACTION - NON-US...........................................99
    7.16.1. GM Remediation......................................................................99
    7.16.2. GM Remedial Action Plans............................................................99
    7.16.3. Remedial Action Factors.............................................................99
    7.16.4. GM Compliance Action Plans..........................................................100
    7.16.5. No Other Obligation.................................................................100
    7.16.6. Non-Interference....................................................................100
    7.16.7. Purchaser's Review Period...........................................................100
    7.16.8. Modification based on Purchaser's Input.............................................100
    7.16.9. Implementation......................................................................101
    7.16.10. Clean Closure......................................................................101
    7.16.11. Purchaser's Obligations............................................................101
  7.17. ACCESS - NON-US.........................................................................101
    7.17.1. GM Access...........................................................................101
    7.17.2. Access Limitations..................................................................102
  7.18. USE RESTRICTIONS - NON-US...............................................................102
    7.18.1. Transfers ..........................................................................102
    7.18.2. Removal of Improvements.............................................................103
    7.18.3. Cost of New Development.............................................................103
    7.18.4. Notice Filing.......................................................................103
  7.19. TRANSITION - NON-US PERMITS - ENVIRONMENTAL COMMITTEE AND WASTE MANAGEMENT..............104
    7.19.1. Non-US Environmental Permits........................................................104
    7.19.2. Non-US Environmental Permits - Transition...........................................104
    7.19.3. Environmental Committee.............................................................105
    7.19.4. Hazardous Waste Removal.............................................................105
    7.19.5. Post-Closing Waste Management.......................................................105
    7.19.6. No Arrangement for Disposal.........................................................105
  7.20. GM's REPRESENTATIONS AND WARRANTIES - NON-US............................................105
  7.21. PURCHASER'S COVENANTS, OBLIGATIONS AND ACKNOWLEDGMENTS - NON-US.........................107
    7.21.1. Purchaser Obligations in Connection with GM's Remedial Actions - NON-US ............107
    7.21.2. Disclosure and Recordation..........................................................108
    7.21.3. Purchaser's Additional Acknowledgments..............................................108




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

   7.21.4. Purchaser Remediation and Corrective Action - Non-US.................................108
 7.22. DEFENSE AND INDEMNIFICATION OBLIGATIONS - NON-US.........................................112
   7.22.1. GM's Defense and Indemnification Obligations.........................................112
   7.22.2. Purchaser's Defense and Indemnification Obligations - Non-US.........................114
   7.22.3. Apportionment .......................................................................115

 8. CLOSING.....................................................................................116

 8.1. THE CLOSING...............................................................................116
 8.2. ANCILLARY AGREEMENTS......................................................................116
 8.3. GM's OBLIGATIONS..........................................................................117
 8.4. PURCHASER'S OBLIGATIONS...................................................................117

 9. CERTAIN ADDITIONAL COVENANTS................................................................118

 9.1. FURTHER ASSURANCES........................................................................118
 9.2. TRANSITION SERVICES TO PURCHASER AND THE PURCHASER GROUP AND ON-GOING
 ASSISTANCE.....................................................................................118
 9.3. BOOKS AND RECORDS AND LITIGATION ASSISTANCE . ............................................118
 9.4. TECHNICAL INFORMATION.....................................................................120
 9.5. PAYMENT AND COLLECTIONS...................................................................120
 9.6. NON-COMPETITION...........................................................................121
 9.7. CHANGE OF NAME OF SALE COMPANIES AND JV COMPANIES.........................................122
 9.8. INTELLECTUAL PROPERTY AND TECHNICAL INFORMATION RIGHTS AND LICENSES.......................122
 9.9. GOVERNMENT GRANTS.........................................................................126
 9.10. DELPHI GLIWICE - RETURN OF SHAREHOLDER ADDITIONAL PAYMENTS ..............................128
 9.11. PAYMENTS FROM FIAT AUTO..................................................................129
 9.12. PEREGRINE................................................................................129
 9.13. SOUTH AFRICAN BUSINESS INTER-COMPANY LOAN ...............................................129
 9.14. CERTAIN MEXICO BUSINESS MATTERS..........................................................130
 9.15. ITT COMPONENT SUPPLY AGREEMENT...........................................................130
 9.16. POST CLOSING FINANCIAL SCHEDULE..........................................................131
 10. INDEMNIFICATION............................................................................131
 10.1. SURVIVAL.................................................................................131
 10.2. INDEMNIFICATION..........................................................................131
   10.2.1. Indemnification Provisions for the Benefit of Purchaser .............................131
   10.2.2. Indemnification Provisions for the Benefit of GM.....................................133
   10.2.3. Mitigation...........................................................................134
 10.3. CLAIMS RELATED TO PURCHASE PRICE ADJUSTMENTS.............................................134
 10.4. INDEMNIFICATION PROCEDURE AS TO THIRD-PARTY CLAIMS.......................................134
 10.5. TAX INDEMNITY............................................................................136
 10.6. EXCLUSIVE REMEDY.........................................................................139
 10.7. DISPUTE RESOLUTION.......................................................................140

 11. MISCELLANEOUS..............................................................................140

 11.1. BULK SALES LAWS..........................................................................140
 11.2. NOTICES..................................................................................141
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

  11.3. ASSIGNMENT..............................................................................141
  11.4. ENTIRE AGREEMENT........................................................................142
  11.5. WAIVER..................................................................................142
  11.6. SEVERABILITY............................................................................142
  11.7. AMENDMENT...............................................................................142
  11.8. FEES AND EXPENSES.......................................................................142
  11.9. THIRD PARTIES...........................................................................143
  11.10. HEADINGS...............................................................................143
  11.11. COUNTERPARTS...........................................................................143
  11.12. GOVERNING LAW..........................................................................143
  11.13. SALES OR TRANSFER TAXES................................................................143




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                       MASTER SALE AND PURCHASE AGREEMENT


THIS MASTER SALE AND PURCHASE AGREEMENT (this "Agreement") dated as of August 31, 1998, and entered into by and between LEAR CORPORATION, a Delaware corporation ("Purchaser") and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), through the Delphi Interior and Lighting Systems Division of its Delphi Automotive Systems business sector.

                                    RECITALS

                                    WHEREAS:

[A] GM, itself and through other members of the GM Group (as hereinafter defined), is engaged in the Combined Business (as hereinafter defined);

[B] Purchaser and members of the Purchaser Group (as hereinafter defined) desire to purchase substantially all of the assets of the US Business (as hereinafter defined) subject to certain liabilities to be assumed by Purchaser and members of the Purchaser Group, and GM desires to sell such assets on the terms and subject to the conditions set forth in this Agreement;

[C] Lear Corporation GmbH & Co. KG has agreed to purchase and Delphi Automotive
    Systems Deutschland GmbH has agreed to sell certain assets on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the German Business (as hereinafter defined);

[D] Lear Corporation Italia S.p.A. has agreed to purchase and Delphi Italia
    Automotive Systems Srl has agreed to sell certain assets on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Italian Business (as hereinafter defined);

[E] Lear Corporation Poland S.p. z.o.o. has agreed to purchase and Delphi
    Automotive Systems Poland S.p. z.o.o. has agreed to sell certain assets on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Polish Asset Business (as hereinafter defined);

[F] Purchaser has agreed to purchase and GM has agreed to sell 80 equal and indivisible shares of 50 Zloties each in the share capital of Delphi Gliwice S.p. z.o.o. on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Polish Share Business (as hereinafter defined);

[G] Purchaser has agreed to purchase and GM has agreed to sell 80 ordinary shares of 1.00 Rand each in the share capital of Delphi Interior Systems South Africa (Pty) Limited



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    on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the South African Business (as hereinafter defined);

[H] Lear Corporation Spain, S.L. has agreed to buy and Delphi Unicables S.A. has agreed to sell 36,000 shares of 10,000 Pesetas each in the share capital of Delphi Asientos S.A. on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Spanish Share Business (as hereinafter defined);

[I] Lear Corporation Spain, S.L. has agreed to purchase and Delphi, Componentes
    S.A. has agreed to sell certain assets on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Spanish Asset Business (as hereinafter defined);

[J] Purchaser has agreed to purchase and General Motors Overseas Corporation,
    General Motors Overseas Distribution Corporation, General Motors Interamerica Corporation and General Motors Commercial Corporation have collectively agreed to sell 1,876,000 shares of 1,000 Turkish Lira each in the share capital of Delphi Teknik Oto Yan Sanayi Limited Sirketi on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Turkish Business (as hereinafter defined);

[K] Lear Corporation (UK) Limited has agreed to purchase and Delphi Automotive
    Systems UK Limited has agreed to sell certain assets on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the UK Business (as hereinafter defined);

[L] Lear Holdings, S. de R.L. de C.V. has agreed to purchase and Sistemas Para
    Automotores de Mexico, S.A. de C.V. (989 shares) and Controladora Vesfron, S.A. de C.V. (1,294 shares) have agreed to sell 2,283 shares of Vestiduras (as hereafter defined) on the terms and subject to the conditions set forth in this Agreement and the Transfer Agreement relating to the Mexico Business (as hereinafter defined).

[M] Now therefore, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Agreement, the Parties agree as follows:

                                   DEFINITIONS

The following terms, as used in this Agreement, shall have the following meanings whether used in the singular or plural (other terms are defined in Articles to which they pertain):

"ACQUIRED ASSETS" means the Acquired US Assets and Acquired European Assets.

"ACQUIRED EUROPEAN ASSETS" has the meaning set forth in Section 1.1.2.

"ACQUIRED US ASSETS" has the meaning set forth in Section 1.1.1.




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"ADMINISTRATIVE ASSETS" means books, records and other administrative assets including, price lists, correspondence, mailing lists, customer lists, sales materials and records, purchasing materials and records, personnel records of employees, billing records, accounting records, other financial records, and sale order files, provided, however that Administrative Assets does not and shall not be deemed to include Intellectual Property.

"AFFILIATE" means, with respect to any Party, any business or other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition, control means ownership or actual control of more than fifty percent (50%) of the shares or other equity interest having power to elect directors or persons performing a similar function.

"AGREEMENT" means this Master Sale and Purchase Agreement, including its Schedules and Exhibits, and, may also be referred to as the Master Agreement in the Ancillary Agreement.

"ANCILLARY AGREEMENTS" means the Transfer Agreements and the other agreements referred to in Section 8.2.

"ASSET PURCHASERS" means, as regards the purchase of any Group Business, the relevant member of the Purchaser Group whose name is set opposite the relevant Group Business set forth in Schedule 1.1.2.

"ASSET SELLERS" means, as regards the sale of any Group Business, the relevant member of the GM Group whose name is set opposite the relevant Group Business set forth in Schedule 1.1.2.

"ASSUMED LIABILITIES" has the meaning set forth in Section 3.1.

"BASIC PRICE" has the meaning set forth in Section 2.1.1.

"BENEFIT ARRANGEMENTS" means all non-remuneration benefits provided to Overseas Employees whether contractual or otherwise, including (without limitation) bonus, commission, life insurance, medical insurance, profit share, company cars, loans, contractual or redundancy entitlements as at Closing.

"BUSINESS" means the business of designing, engineering, testing, manufacturing, assembling, processing, marketing, servicing, installing, selling and/or distributing passenger vehicle seating (both front and rear) and seating components.

"BUSINESS DAY" means a day on which New York State banks are open for business other than a Saturday or Sunday.

"CAP AMOUNT" has the meaning set forth in Section 10.2.1(a).

"CLOSING" has the meaning set forth in Section 8.1.

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"CLOSING DATE" means the date of Closing.

"CLOSING INVENTORY STATEMENT" has the meaning set forth in Section 2.3.1.

"CLOSING PAYMENT" has the meaning set forth in Section 2.2.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMBINED BUSINESS" means, collectively, the Seating Business and the Business as conducted by or through the Sale Companies and the JV Companies.

"COMPETITIVE BUSINESS" has the meaning set forth in Section 9.6.

"COMPONENT SUPPLY AGREEMENT" means that Component Supply Agreement dated the date hereof between the Parties with respect to the Combined Business.

"CONFIDENTIALITY AGREEMENT" means the agreement dated October 10, 1997 between the Parties.

"CONTRACTS" means purchase orders, sales agreements, service contracts, distribution agreements, leases, product warranty or service agreements and other commitments, agreements and undertakings.

"COST" has the meaning set forth in Section 9.2.1.

"DEDUCTIBLE AMOUNT" has the meaning set forth in Section 10.2.1(a).

"DELOITTE & TOUCHE" means Deloitte & Touche LLP.

"DISCLOSURE SCHEDULES" means the schedules referred to in Article 4 herein.

"DIVESTITURE" has the meaning set forth in Section 9.6(ii).

"DIVESTITURE NOTICE" has the meaning set forth in Section 9.6(ii).

"EMPLOYEE BENEFIT PLAN" means, as regards the US Business, any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or any other material employee vacation, severance, bonus, or other benefit plan or program, whether or not subject to ERISA.

"EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

"EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(l).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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"ESTIMATED BASIC PRICE" has the meaning set forth in Section 2.1.1.

"EUROPE ASSET BUSINESS" means, collectively the German Business, the Italian Business, the Polish Asset Business, the Spanish Asset Business and the UK Business.

"EUROPE BUSINESS" means, collectively, the German Business, the Italian Business, the Mexico Business, the Polish Business, the South African Business, the Spanish Business, the Turkish Business and the UK Business.

"EUROPEAN LEASED REAL PROPERTY" means those properties identified on Schedule 4.1.15.F.

"EUROPEAN OWNED REAL PROPERTY" means those properties identified on Schedule 4.1.15.E and all Improvements located thereon.

"EUROPEAN REAL PROPERTY" means, collectively, the European Leased Real Property and the European Owned Real Property.

"EUROPEAN REAL PROPERTY LEASE" means each lease between the owner thereof as lessor and GM or relevant member of the GM Group as lessee of the European Leased Real Property.

"EXCLUDED ASSETS" has the meaning set forth in Section 1.2.

"EXCLUDED EUROPEAN REAL PROPERTY" means those properties listed on Schedule 4.1.15.G.

"EXPECTED VALUE" means the expected net asset value of the Sale Companies and JV Companies in an amount equal to US $22,779,000, representing for Delphi Teknik Oto Yan Sanayi Limited Sirketi US $2,612,000, for Delphi Interior Systems South Africa (Pty) Limited US $-1,767,000, for Delphi Asientos SA US $10,343,000, and for Delphi Vestiduras Fronterizas, S.A. de C.V. US $11,591,000. The Expected Value of any Sale Company or JV Company shall not include any asset impairment adjustments, and the effects of remeasurement on the financial statements of the Turkish Business for the 10 month period ended August 31, 1998, recorded on the books of the Sale Company or JV Company, as the case may be.

"FINANCIAL STATEMENTS " has the meaning set forth in Section 4.1.11(a).

"GAAP" means United States generally accepted accounting principles, consistently applied.

"GAAS" means United States generally accepted auditing standards, consistently applied.

"GERMAN BUSINESS" means the Business as currently conducted by Delphi Automotive Systems Deutschland GmbH and to be transferred pursuant to the applicable Transfer Agreement.

"GM" has the meaning set forth in the first paragraph of this Agreement.

"GM ACCOUNTING PROCEDURES" has the meaning set forth in Section 4.1.11(b).

"GM BAILED ASSETS" has the meaning set forth in Section 1.2.1.

"GM GROUP" means GM and each of its Affiliates (or any of them) and "MEMBER OF THE GM GROUP" shall be construed accordingly.

"GM INDEMNITEE" and "GM INDEMNITEES" have the meanings set forth in Section 10.2.2.

"GM'S KNOWLEDGE" or "TO THE KNOWLEDGE OF GM" or "TO THE KNOWLEDGE OF ANY MEMBER OF THE GM GROUP" or any similar expression means the actual knowledge of the employees of GM and/or members of the GM Group listed on Schedule A.

"GROUP BUSINESS" means all or any of the US Business, the Europe Business (or any of the businesses comprising the Europe Business) or the Mexico Business as the context requires.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

"IMPROVEMENTS" means factories, plants, buildings, structures, fixtures, and other improvements.

"INCLUDE" or "INCLUDING" means including without limitation.

"INDEMNITEE" has the meaning set forth in Section 10.4.1.

"INDEMNITOR" has the meaning set forth in Section 10.4.1.

"INTELLECTUAL PROPERTY" means all patents and patent applications, trademarks, service marks and trade names (including any registrations or applications therefore) and associated goodwill, Technical Information, and licenses or sublicenses of the foregoing, in each case used or held for use exclusively or primarily in the Combined Business.

"INVENTORY" means all inventory, including raw materials, work-in-process, finished products, stores, stock, supplies, packaging and spare parts relating to the Combined Business wherever located.

"INVENTORY WORKING PAPERS" has the meaning set forth in Section 2.3.2.

"ITALIAN BUSINESS" means the Business as currently conducted by Delphi Automotive Systems Srl at Desio, Italy and to be transferred pursuant to the applicable Transfer Agreement.

"JV COMPANIES" means the companies listed on Schedule 1.5, brief particulars of which are set out thereon.

"JV SHARES" means the shares in the JV Companies registered in the name of the relevant Securities Sellers (as appropriate);

"LAWS" means, for all purposes other than Article 7 hereof, all laws, statutes, ordinances, codes, guidelines, rules, administrative rulings, or regulations of any federal, state, national, overseas or local governmental authority binding on or affecting the Person referred to in the context in which such word is used.

"LEASED REAL PROPERTY" means, collectively, the US Leased Real Property and the European Leased Real Property.

"LETTER AGREEMENT" means the Letter Agreement dated the date hereof between the Parties relating to the Combined Business.

"LIEN" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, license, mortgage, security agreement, deed of trust, pledge, hypothecation, restriction, reservation, encroachment, easement, adverse right or interest, option or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

"LISTED CONTRACTS" means the Combined Business' contracts and commitments required to be listed on Schedule 4.1.13.A.

"LOSSES" has the meaning set forth in Section 10.2.1(a).

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Combined Business taken as a whole, or on the ability of the Parties to consummate the transactions contemplated hereby.

"MEXICO BUSINESS" means the Business as currently conducted by Vestiduras at its three manufacturing plants located at (i) Calle Valentin Fuentes No.1190, Partido La Fuente; (ii) Calle Rio Bravo s/n, Parque Rio Industrial Bravo, Zaragoza, and (iii) Ejercito Nacional 6525, Fraccionamiento El Marques, Paitido Iglesias, all three plants at Ciudad Juarez, State of Chihuahua, Mexico and to be transferred pursuant to the applicable Transfer Agreement (excluding assets located in Mexico but included in the US Business).

"MLCG" means GM's mid-luxury car group.

"NET WORTH AMOUNT" has the meaning set forth in Section 2.4.1.

"NET WORTH STATEMENT" has the meaning set forth in Section 2.4.1.

"NET WORTH WORKING PAPERS" has the meaning set forth in Section 2.4.3.

"OEM" means an original equipment manufacturer of complete automobiles and light trucks.

"ORDINARY COURSE OF BUSINESS" means for all purposes, other than Article 7 hereof, the ordinary course of business of the Combined Business or any Group Business (as appropriate) consistent with GM's past practice within the automotive supply industry.

"OTHER OEM BAILED ASSETS" has the meaning set forth in Section 1.2.3.

"OVERSEAS EMPLOYEES" means each individual who is employed by any Asset Seller or otherwise in relation to the Seating Business (but excluding the US Business) as at Closing, and listed in the relevant Transfer Agreement.

"OWNED REAL PROPERTY" means, collectively, the US Owned Real Property and the European Owned Real Property.

"PARTY" or "PARTIES" means Purchaser and/or GM.

"PENSION SCHEMES" means, as regards to each Group Business comprising the Europe Business, those occupational pension schemes listed on Schedule C, brief particulars of which are listed thereon.

"PERMITS" means permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals specifically listed on Schedule 4.1.8.B, (excluding permits addressed by Article 7) issued to GM or any member of the GM Group and that are currently used for the purpose of carrying on the Combined Business and that relate to the Acquired Assets, Sale Companies or the JV Companies.

"PERMITTED EXCEPTIONS" means, with respect to the Owned Real Property: (a) liens for any current real estate or ad valorem taxes or assessments not yet delinquent; (b) inchoate mechanic's, material person's, laborer's, and carrier's lien and other similar inchoate liens arising by operation of law or statute in the Ordinary Course of Business for obligations which are not delinquent and which will be paid or discharged in the Ordinary Course of Business; (c) matters disclosed by the Survey; (d) rights of the public and adjoining property owners in streets and highways abutting and adjacent to the Owned Real Property; (e) easements, covenants, restrictions, and other encumbrances of public record which do not interfere with the current use of the Owned Real Property; (f) those items listed on Schedule 4.1.15.C; (g) zoning ordinances which are not violated; (h) those matters listed on Schedule 6.2; and (i); and such other matters, the existence of which, in the aggregate, would not have a material adverse effect on the operation of such owned Real Property.

"PERMITTED LIENS" has the meaning set forth in Section 4.1.5(a).

"PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a firm, a trust or other entity or organization.

"PERSONAL PROPERTY" means tangible personal property (other than Inventory), including machinery, equipment, tools, tooling, dies, jigs, molds, patterns, gauges, production fixtures, material handling equipment, business machines, office furniture and fixtures, in-factory vehicles, trucks, model shop equipment, laboratory test fixtures, and other fixed assets and tangible personal property, whether located on the Owned Real Property, the Leased Real Property, at the place of business of a member of the GM Group engaged in the Combined Business or elsewhere.

"POLISH ASSET BUSINESS" means the Business as currently conducted by Delphi Automotive Systems Poland S.p. z.o.o. at Warsaw, Poland and to be transferred pursuant to the applicable Transfer Agreement.

"POLISH BUSINESS" means, collectively, the Polish Asset Business and the Polish Share Business.

"POLISH SHARE BUSINESS" means the Delphi Gliwice S.p. z.o.o. Business at Gliwice, Poland.

"PRIME RATE" has the meaning set forth in Section 2.5.1.

"PRODUCTIVE INVENTORY" means Inventory of the Seating Business that is directly used in the production process of the Seating Business, or that is or becomes Products of the Seating Business and is reflected as assets on the books of any Seating Business.

"PRODUCTS" means current passenger vehicle seating (both front and rear) and seating components as designed, manufactured, assembled, processed, offered for sale, marketed, sold, imported, installed or serviced by the Combined Business as of the Closing Date.

"PROMISSORY NOTES" has the meaning set forth in Section 9.13.

"PURCHASE PRICE" means an amount equal to the Basic Price and the Contingent Purchase Price constituting the consideration payable for the Acquired Assets and the Sale Securities under this Agreement and the Transfer Agreements.

"PURCHASER" has the meaning set forth in the first paragraph of this Agreement.

"PURCHASER GROUP" means the Purchaser and each of its Affiliates (or any of them) and "MEMBER OF THE PURCHASER GROUP" shall be construed accordingly.

"PURCHASER INDEMNITEE" and "PURCHASER INDEMNITEES" have the meanings set forth in Section 10.2.1(a).

"REAL PROPERTY" means, collectively, the US Real Property and the European Real Property.

"RELEVANT PERCENTAGE" has the meaning set for in Section 10.5(k).

"RESTRICTIONS" has the meaning set forth in Section 4.1.15(a).

"SALE COMPANIES" means the companies listed on Schedule 1.5, brief particulars of which are set out thereon.

"SALE SECURITIES" means, collectively, the Sale Shares and the JV Shares.

"SALE SHARES" means the entire issued share capital of each of the Sale
Companies.

"SAVING" has the meaning set forth in Section 10.5(k).

"SEATING BUSINESS" means, collectively, the US Business and the Europe Business but excluding the Business carried on by the Sale Companies and JV Companies.

"SECURITIES PURCHASERS" means, as regards to the purchase of the Sale Shares or JV Shares, the relevant member of the Purchaser Group whose name is set opposite the relevant Sale Company or JV Company set forth in Schedule 1.5.

"SECURITIES SELLERS" means, as regards to the sale of the Sale Shares or the JV Shares, the relevant member of the GM Group whose name is set opposite the relevant Sale Company or JV Company set forth in Schedule 1.5.

"SOUTH AFRICAN BUSINESS" means the Business as currently conducted by Delphi Interior Systems South Africa (Pty) Limited at Port Elizabeth, Republic of South Africa.

"SPANISH ASSET BUSINESS" means the Business as currently conducted by Delphi Componentes SA at Logrono, Spain, and to be transferred pursuant to the applicable Transfer Agreement.

"SPANISH BUSINESS" means, collectively, the Spanish Asset Business and the Spanish Share Business.

"SPANISH SHARE BUSINESS" means the Business as currently conducted by Delphi Asientos SA at Epila, Spain.

"SURVEY" means the survey of the U.S. Owned Real Property and the U.S. Leased Real Property (other than the MLCG Support Space in Flint, Michigan) referred to in Section 6.3.

"TARGETED INVENTORY RANGE" means Productive Inventory in an amount ranging from US $46.6 million to US $57.1 million.

"TAXES" means any federal, sate, national, governmental, supra-governmental, local, municipal tax or assessment (including any interest and/or charges and/or penalties). "Taxes" includes, but is not limited to, income, capital gains, capital, license, premium, franchise, transfer, sales, use, gross receipts, value added, excise, ad valorem, property, withholding, payroll or employment, goods or services, severance, occupation, minimum, windfall profits and stamp taxes and customs duties.

"TECHNICAL INFORMATION" means all technical information in any form owned or (subject to the terms of the Contracts listed on Schedule 1.1.1.B) acquired by a member of the GM Group and used or held for use exclusively or primarily in the Combined Business, and pertaining to the design, manufacture, use, marketing, sale, installation or service of the Products, together with all copyrights (including any registrations or applications therefore) in all materials containing such information.

"THIRD PARTY CLAIM" has the meaning set forth in Section 10.4.1.

"TRANSFER AGREEMENTS" means the transfer agreements between relevant members of the GM Group and relevant members of the Purchaser Group implementing (as required by local law) the sale and purchase of the Acquired European Assets and the Sale Securities as set forth in Schedule B.

"TRANSFER DOCUMENTS" means such bills of sale, deeds, assignments, subleases, licenses, and other good and sufficient instruments of transfer, including a covenant deed to the US Owned Real Property and assignments of leases, subleases or licenses with respect to US Leased Real Property, conveying and transferring to Purchaser title to the Acquired Assets as provided in this Agreement.

"TRANSITION SERVICES" means the services covered by the Transition Services Agreement.

"TRANSITION SERVICES AGREEMENT" means the Transitions Services Agreement dated the date hereof between the Parties relating to the Combined Business.

"TURKISH BUSINESS" means the Business as currently conducted by Delphi Teknik Oto Yan Sanayi Limited Sirketi at Bursa, Turkey.

"UAW" means the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America.

"UK BUSINESS" means the Business as currently conducted by Delphi Automotive Systems UK Limited at Nuneaton, England and Spondon Derby, England and to be transferred pursuant to the applicable Transfer Agreement.

"UNAUDITED STATEMENTS" has the meaning set forth in Section 4.1.11(a).

"UNITED STATES" means the 50 states and the District of Columbia of the United States of America.

"US ALLOCATION" has the meaning set forth in Section 2.7.1.

"US BUSINESS" means the Business as currently conducted by GM (through its Delphi Interior and Lighting Systems Division) at (i) its Auburn Hills, Michigan plant, Grand Rapids, Michigan plant, and customer support space at the Great Lakes Customer Center,

Flint, Michigan, and certain assets located in Juarez, Mexico, Rio Bravo,
Mexico and Fuentes, Mexico, as set forth in the Schedules referred to in Section 4.1.5.

"US LEASED REAL PROPERTY" means all of GM's right, title and interest in and to each of the leasehold estates commonly referred to as the GM facility at Auburn Hills, Michigan, and the MLCG support space in Flint, Michigan.

"US OWNED REAL PROPERTY" means those properties identified on Schedule 4.1.15.A and all Improvements located thereon.

"US REAL PROPERTY" means for all purposes, other than Article 7 hereof, the US Leased Real Property and the US Owned Real Property, including Improvements and with respect to the US Owned Real Property only, together with (i) all rights, easements, tenements, hereditaments, appurtenances, privileges, immunities, mineral rights, and other benefits belonging or appertaining thereto which run with said real property, and (ii) all right, title and interest, if any, of GM in and to (A) any land lying in the bed of any street, road, avenue, open or proposed, adjoining said real property, (B) any award made or to be made in lieu of the land described in the preceding clause (A), (C) and unpaid award for damage to said real property, and (D) all strips and rights-of-way abetting or adjoining said real property, if any. The US Owned Real Property includes, without limitation, all Improvements located on the land described in the preceding sentence.

"US REAL PROPERTY LEASE" means each lease between the owner thereof as lessor and GM or relevant member of the GM Group as lessee of the US Leased Real Property.

"VAT" has the meaning set forth in Section 11.13.

"VESTIDURAS" means Delphi Vestiduras Fronterizas, S.A. de C.V., a corporation organized and legally existing under the laws of the Republic of Mexico.

Certain capitalized terms used throughout this Agreement, including without limitation those in Articles 5 and 7, have the meanings set forth herein. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include either gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) references to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement.

1.   CONVEYANCE OF THE ACQUIRED ASSETS AND THE SALE
     SECURITIES.

     1.1. Acquired Assets.

          1.1.1. Acquired US Assets.

Upon the terms and subject to the conditions set forth in this Agreement, at Closing, GM agrees to sell, transfer, assign, convey and deliver to Purchaser or a member of the Purchaser Group, and Purchaser or a member of the Purchaser Group agrees to purchase, accept and acquire from GM free and clear of all Liens (except Permitted Exceptions and Permitted Liens) all of the assets, rights and properties used or held for use primarily or exclusively in the US Business (collectively, the "Acquired US Assets"), including the US Owned Real Property; GM's interest as lessee in the US Leased Real Property; the Personal Property relating to the US Business; the Inventory relating to the US Business; the Contracts relating to the US Business; the Permits relating to the US Business; the Administrative Assets relating to the US Business; the Intellectual Property relating to the US Business; and the benefit of those prepaid expenses identified on Schedule 1.1.1.A subject in each case to Section 1.2, and in the case of the Intellectual Property, further subject to the pre-existing Contracts and rights of joint owners listed on Schedule 1.1.1.B. Schedule 1.1.1.c.
lists the members of Purchaser Group who will be acquiring the Acquired US Assets and the specific Acquired US Asset to be acquired by such member.

          1.1.2. Acquired European Assets.

Upon the terms and subject to the conditions set forth in the applicable Transfer Agreements and this Agreement, on the Closing Date, GM shall cause each of the Asset Sellers to sell, transfer, assign, convey and deliver to the Asset Purchasers and Purchaser shall cause each of the Asset Purchasers to purchase, accept and acquire from the Asset Sellers free and clear of all Liens, except as set forth in the applicable Transfer Agreement, certain of the assets, rights and properties used or held for use in the Europe Asset Business as set forth in the Transfer Agreements (collectively, the "Acquired European Assets"), and referred to in Schedule B.

     1.2. Excluded Assets.

Notwithstanding anything to the contrary in Section 1.1 of this Agreement or the applicable Transfer Agreements, the following properties, assets and rights (the "Excluded Assets") shall not be included or deemed to be included in the Acquired Assets.

          1.2.1. GM Bailed Assets.

The machinery, equipment, special tools or tooling, dies, molds, patterns, jigs, gauges, production fixtures and special material handling equipment identified on Schedule 1.2.1.A, and all and any customer dunnage and containers used by the Combined Business and owned by GM or a member of the GM Group (collectively, "GM Bailed Assets"). The GM Bailed Assets shall remain in the possession of the Seating Business at Closing and shall be provided to Purchaser and/or the relevant Asset Purchaser on a bailment basis for use in the operation of the Seating Business according to the existing terms of GM's purchase orders applicable to bailed assets set forth on Schedule 1.2.1.B, for the purpose of furnishing to GM, or other members of the GM Group, all or part of their respective requirements for Products.

          1.2.2. Personnel and Medical Records.

All personnel and medical records of employees and former employees of any member of the GM Group who worked at any time for any reason at or in the Seating Business; provided, however, Purchaser will so far as legally permissible under applicable data protection, medical confidentiality or similar local laws be provided the originals of all personnel and medical records of employees of any member of the GM Group who have accepted employment with, or whose employment transfers (as a matter of local law) to Purchaser or any other member of the Purchaser Group pursuant to the sale hereunder, after posted written notice to such employees. All such personnel and medical records of such employees shall be books and records governed by Section 9.3.1 of this Agreement. Upon the written request of GM, Purchaser shall promptly return or cause the return of any and all of these records to GM (or another member of the GM Group as directed) at which time GM shall provide Purchaser or cause Purchaser to be provided with copies of the personnel and medical records of such employees. If an employee objects or does not consent to provision of personnel or medical records to Purchaser, the records will not be provided, except to the extent permitted by the applicable local law.

          1.2.3. Third Party Assets.

All assets owned by third parties, including computer hardware or equipment and computer software, and located at the Owned Real Property or the Leased Real Property, as listed on Schedule 1.2.3. Data processing assets of any third party may be handled under a separate agreement with such third party. Any machinery, equipment, special tools or tooling, dies, molds, patterns, jigs, gauges, production fixtures, special material handling equipment, customer dunnage and containers owned by a third party OEM outside of the GM Group ("Other OEM Bailed Assets").

          1.2.4. Certain Current Assets.

Cash, bank accounts, all and any accounts receivable or debts due to any member of the GM Group (whether or not then payable) and prepaid expenses (other than prepaid expenses specifically listed on Schedule 1.1.1.A) of the Seating Business as of Closing.

          1.2.5. Certain Contracts.

Contracts or commitments for the borrowing or lending of money, credit cards issued to or through any member of the GM Group, lines of credit, or guarantees of indebtedness; letters of credit, performance or payment bonds, or guarantees of performance; or contracts or commitments with any investment banker, financial advisor, finder, or broker. Any such contract or commitment involving in excess of $200,000 is listed on Schedule 1.2.5.

          1.2.6. Product Evaluation Vehicles. Pooled Vehicles.

Any vehicles assigned pursuant to GM's Product Evaluation Program, pooled, and work vehicles. Schedule 1.2.6 contains a brief description of such programs.

          1.2.7. Tax Refunds.

Any refund of Taxes, or claim for refund of Taxes, of any kind relating to any period prior to the Closing Date, and any deferred Tax assets of any member of the GM Group.

          1.2.8. Certain Real Property.

The (i) Great Lakes Customer Center, Flint, Michigan (other than the MLCG support space); (ii) the engineering building and administration building in Warren, Michigan; (iii) Lorna Hardware Shop; and (iv) any right, title or interest in the Leased Real Property as a lessor, sublessor or assignor.

          1.2.9. Intellectual Property.

All patents, patent applications and inventions not used or held for use exclusively or primarily in the Combined Business; "GM", "Delphi" and all other trademarks, service marks, trade names and brand names of GM or any other member of the GM Group not used or held for use exclusively or primarily in the Combined Business; all know-how, proprietary rights, confidential information and copyrights not used or held for use exclusively or primarily in the Combined Business; and all licenses or sublicenses of intellectual property or technical information not used or held for use exclusively or primarily in the Combined Business; provided, however that Purchaser and other members of the Purchaser Group will have the rights and licenses contemplated in Section 9.8.

          1.2.10. Privileged Information and Materials.

Information and materials protected by the attorney-client privilege (or its equivalent in jurisdictions outside the United States); environmental-related documents that are "GM Proprietary Documents" or "Privileged Documents", in each case as defined in Article 7 and the lack of which excluded information and materials are not material to the operation of the Business.

          1.2.11. Insurance.

The benefit of any member of the GM Group's insurance policies relating to the operation of the Seating Business (including any right to proceeds thereunder).

     1.3. Post-Closing Asset Deliveries.

If GM, in its reasonable discretion, determines after the Closing that books, records, or other materials constituting Acquired Assets are still in the possession of GM or any other member of the GM Group, GM shall or shall cause such other member of the GM Group to promptly deliver them to Purchaser (or as Purchaser may direct) at no cost to Purchaser or any member of the Purchaser Group. If Purchaser, in its reasonable discretion, determines after the Closing that books, records, or other materials not constituting Acquired Assets were delivered to Purchaser or any other member of the Purchaser Group, Purchaser shall or shall cause such other member of the Purchaser Group to promptly return or cause the return of them to GM (or as it may direct) and GM will pay Purchaser's reasonable direct out-of-pocket costs.

     1.4. Non-assignable Permits and Contracts.

          1.4.1. Non-assignability.

To the extent that any Contract, Permit or Real Property Lease included in the Acquired Assets is not capable of being assigned to Purchaser at the Closing or without the consent, approval or waiver of the other party thereto or any third party (including a governmental unit, authority or department) or the issuer thereof, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Law, this Agreement shall not constitute or be deemed to constitute an assignment thereof, or an attempted assignment thereof, unless and until any such consent, approval or waiver is obtained. All Contracts, Permits and Real Property Leases material to the operation of the Seating Business, which are not assignable or which may be assigned, transferred or conveyed only upon receipt of an appropriate consent, approval or waiver are listed on Schedule 1.4.1.

          1.4.2. Efforts to Obtain Consents. Approvals and Waivers.

At Purchaser's request, GM shall and/or shall cause such other member of the GM Group (as appropriate) to use (in each case at GM's expense) all reasonable efforts, and Purchaser shall, at Purchaser's expense, cooperate and cause cooperation by such other member of the Purchaser Group with GM or other members of the GM Group (as appropriate), to obtain the consents, approvals and waivers and to resolve the impracticalities of assignment referred to in Section 1.4.1 as soon as reasonably practicable after the Closing; provided, however, that neither any member of the GM Group nor any member of the Purchaser Group shall be obligated to pay any consideration therefor to the third party from whom the consent, approval or waiver is requested.

          1.4.3. If Waivers. Approvals or Consents Cannot be Obtained.

To the extent that the consents, approvals and/or waivers referred to in Section
1.4.1 are not obtained, or until the impracticalities of assignment referred to therein are resolved, the sole responsibility of the GM Group with respect to such matters, notwithstanding Section 1.1., shall be to, during the 18 month period (except with respect to certain assignable contracts covering the work of certain sub-contractors to Tarmac carrying out design for the works of the landlord for such property, in which case the period shall be 6 years) commencing with the Closing, use all reasonable efforts, at GM's expense, to:
(i) provide to Purchaser the benefits of any Permit or Contract, all as referred to in Section 1.4.1, to the extent involving the Seating Business; (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Purchaser (but subject to Purchaser or any Asset Purchaser assuming the obligations thereunder and indemnifying GM (or such other relevant member of the GM Group) against all losses, liabilities. costs damages and proceedings arising out of, or as a consequence of the performance or non-performance of such Permit or Contract after the

Closing Date, without incurring any financial obligation to Purchaser or any Asset Purchaser other than to provide such benefits; and (iii) enforce for the account of Purchaser or any Asset Purchaser any rights of GM (or any other member of the GM Group) arising from or under the Permits, Contracts or Real Property Leases referred to in Section 1.4.1 against such issuer thereof or other party or parties thereto (including the right to elect to terminate in accordance with the terms thereof on the request of Purchaser).

          1.4.4. Obligation of Purchaser to Perform.

To the extent that Purchaser or any Asset Purchaser is provided the benefits pursuant to Section 1.4.3 of any Permit, Contract or Real Property Lease, Purchaser shall perform or cause performance by the relevant Asset Purchaser(s), on behalf of GM or the relevant member of the GM Group, for the benefit of the issuer thereof or the other party or parties thereto the obligations of GM or the relevant member of the GM Group thereunder or in connection therewith, but only to the extent that: (i) such action by Purchaser or any Asset Purchaser would not result in any material default thereunder or in connection therewith; and (ii) such obligation would have been a liability assumed by Purchaser pursuant to Article 3 but for the non-assignability or non-transferability thereof, and if Purchaser or any Asset Purchaser shall fail to perform to the extent required herein, GM, without waiving any rights or remedies that it may have under this Agreement or applicable Laws, may immediately, after notifying Purchaser or the applicable Asset Purchaser and providing such entity a reasonable opportunity to cure such condition if such breach or failure to perform is curable, suspend its performance under Section 1.4.3 in respect of the instrument which is the subject of such failure to perform unless and until such situation is remedied.

     1.5. Sale Securities.

With respect to the Sale Companies and JV Companies, upon the terms and subject to the conditions set forth in the applicable Transfer Agreements and this Agreement, on the Closing Date, GM shall cause each of the Securities Sellers to sell, transfer, assign, convey and deliver to the Securities Purchasers the Sale Securities and Purchaser shall cause each of the Securities Purchasers to purchase, accept and acquire such Sale Securities, in each case as set forth in
Schedule 1.5.

2. PURCHASE PRICE.

As full payment for the Acquired Assets and the Sale Securities, the Purchaser agrees to, and agrees to cause the Asset Purchasers and the Securities Purchasers to, pay the Purchase Price to GM, the Asset Sellers and the Securities Sellers, as the case may be, in accordance with the terms of this Agreement and the Transfer Agreements.

     2.1. Purchase Price.

The aggregate purchase price for the Acquired Assets and the Sale Securities shall be the Basic Price plus any amounts that may be payable pursuant to the Letter Agreement.

          2.1.1. Basic Price.

"Basic Price" means an amount equal to Two Hundred Twelve Million One Hundred Thirty-Eight Thousand Three Hundred Fifty-Three US Dollars (US $212,138,353) (the "Estimated Basic Price") (i) minus the amount, if any, by which Productive Inventory on the Closing Date is less than the low end of (or plus the amount, if any, by which Productive Inventory on the Closing Date is more than the high end of) the Targeted Inventory Range, in each case determined in accordance with
Section 2.3; and (ii) minus the amount, if any, by which the Net Worth Amount is less than (or plus the amount, if any, by which the Net Worth Amount is more than) the Expected Value, in each case determined in accordance with Section
2.4. The portion of the Basic Price to be paid by Purchaser, the Asset Purchasers and the Securities Purchasers for the Acquired US Assets, the Acquired European Assets and the Sale Securities will be as previously agreed to by the Parties. Any adjustment to the Basic Price pursuant to Section 2.3 shall be applied to the Basic Price for the Acquired Assets to which such adjustment relates. Any adjustments to the Basic Price pursuant to Section 2.4 shall be applied to the Basic Price for the Sale Securities to which such adjustment relates.

     2.2.   Closing Payment.

At Closing, Purchaser shall, and shall cause the Asset Purchasers and the Securities Purchasers to, pay to GM, an aggregate amount equal to the Estimated Basic Price (collectively, the "Closing Payment"). The Closing Payment will be paid at Closing by wire transfer in U.S. Dollars in immediately available funds to the account of GM at Citibank, New York City, pursuant to GM notice delivered to Purchaser prior to Closing.

     2.3.   Preparation of Closing Inventory Statement.

     2.3.1. Within sixty (60) days of the Closing, GM shall deliver a statement of Productive Inventory existing at the Closing Date ("Closing Inventory Statement") to Purchaser accompanied by an audit report of Deloitte & Touche stating that: (i) they have audited the Closing Inventory Statement in accordance with generally accepted auditing standards; and (ii) in their opinion, the Closing Inventory Statement has been prepared in accordance with GAAP on the First In, First Out (FIFO) basis. It is understood that in applying GAAP for the Closing Inventory Statement all accounting methods, policies, practices, procedures, classifications, judgments and estimation methodologies shall be consistent with those used in the GM Accounting Procedures, except that the LIFO inventory reserve applicable to such GAAP financial statements shall not be applied to the Closing Inventory Statement. Contemporaneously, GM shall deliver to Purchaser a schedule setting forth a calculation of the Basic Price, as adjusted pursuant to clause (i) of Section 2.1.1, and the amount of any payment to be made, and by whom, pursuant to Section 2.5.

     2.3.2. Purchaser and GM, each at its own expense, shall cooperate fully and shall use all reasonable efforts to cause their respective accountants and (as appropriate) those of their respective Affiliates to consult in advance in determining the proper procedures for taking inventories, and other matters. If so requested by Purchaser or any Asset Purchaser, GM for itself and on behalf of the applicable Asset Seller shall, and shall cause Deloitte & Touche to permit Purchaser and the applicable Asset Purchaser and their accountants to review the working papers of GM or of other relevant members of the GM Group and Deloitte & Touche relating to the Closing Inventory Statement (collectively, the "Inventory Working Papers"). GM shall, and shall cause each member of the GM Group to, allow the Purchaser, the applicable Asset Purchaser and their accountants to be present when the physical inventories that are the basis for the Closing Inventory Statement are taken.

     2.3.3. In the event Purchaser is in disagreement with the Closing
            Inventory Statement or with GM's calculation of the Basic Price, Purchaser shall, within thirty (30) Business Days after receipt of the Closing Inventory Statement, the schedule setting forth the calculation of the Basic Price, the accompanying audit report, and if requested, the Inventory Working Papers, notify GM of such disagreements in writing, and failing service of any notice of disagreement as aforesaid, GM's calculation shall be final and binding on the Parties. If Purchaser and GM shall not have resolved all such disagreements within the next twenty (20) Business Days immediately following notice thereof by Purchaser, both GM and Purchaser shall immediately refer those items of disagreement to a three-member dispute resolution panel. The panel shall consist of the Chief Financial Officer, or his designee, of each Party, plus one person designated by them together. The panel may establish procedures for resolution of the disputes, including a requirement that reasonable requests made by one Party to the other for information shall be honored in order that each of the Parties may be advised of relevant facts. A majority decision of the dispute resolution panel shall control but shall not be binding unless the Parties agree in writing in advance of submittal that it shall be binding. Resolution of the matters in dispute shall be made as soon as practicable in accordance with this Agreement. Any cost and fee of such dispute resolution panel shall be shared equally by GM and Purchaser. Each Party agrees for itself and on behalf of the Asset Sellers and Asset Purchasers (respectively) not to seek other legal action with respect to the Closing Inventory Statement: (i) unless and until such efforts have been unsuccessful in resolving the dispute; (ii) at least sixty (60) days have elapsed after a written notice of disagreement was delivered to GM with respect to such matter; and (iii) the disputed amount, in the aggregate, for the Closing Inventory Statement and the Net Worth Statement, exceeds Two Hundred Thousand Dollars ($200,000).

     2.3.4. The fees and expenses of Deloitte & Touche incurred pursuant to this Section 2.3 shall be paid by GM.

     2.4.   Preparation of Net Worth Statement.

     2.4.1. As soon as possible following Closing, GM shall prepare and cause its accountants, Deloitte & Touche, to audit a balance sheet (the "Net Worth Statement") setting out (in aggregate terms) the net asset value of the Sale Companies (excluding the Polish Share Business) and JV Companies (multiplied in the case of each JV Company by the ownership percentage interest acquired by the applicable Securities Purchaser in such JV Company) taken together as at the Closing Date (the "Net Worth Amount"). The Net Worth Amount shall exclude any asset impairment adjustments, and the effects of remeasurement on the financial statements of the Turkish Business for the 10 month period ended August 31, 1998, recorded on the books of the Sale Companies and JV Companies, as the case may be. In calculating the Net Worth Amount, the financial statements of the Mexico Business shall exclude the values of the following accounts, instead replacing these balances with a total of $600,000 (Six Hundred Thousand Dollars) (USD):

                   GL 2923    Long-term Notes Receivables, Other Trade
                   GL 3500    Intangible Assets
                   GL 3700    Deferred Income Taxes, Noncurrent;

            provided that there is no material change in the aggregate amounts of these accounts as listed in the Statement of Net Assets to be sold as of July 31, 1998 previously provided to Purchaser.

     2.4.2. Within sixty (60) days of Closing, GM shall instruct Deloitte & Touche to deliver the Net Worth Statement to Purchaser, accompanied by an audit report of Deloitte & Touche stating that they have audited the Net Worth Statement in accordance with GAAS. It is understood that, in applying GAAP to the Net Worth Statement, all accounting methods, policies, practices, procedures, classifications, judgments and estimation methodologies shall be consistent with those used in the GM Accounting Procedures as these pertain to the Sale Companies and JV Companies, the Net Worth Amount shall exclude any impairment reserve recorded in the 1997 Audited Statements and the effects of remeasurement on the financial statements of the Turkish Business for the 10 month period ended August 31, 1998 shall not be applied to the Net Worth Statement set forth in this Section 2.4.2. Contemporaneously, GM shall deliver to Purchaser a schedule setting forth a calculation of the Basic Price, as adjusted pursuant to clause (ii) of Section 2.1.1, and the amount of any payment to be made, and by whom, pursuant to Section 2.5 on the books of the Sale Companies and JV Companies, as the case may be.

     2.4.3. Purchaser and GM, each at its own expense, shall cooperate fully and shall use all reasonable efforts to cause their respective accountants and (as appropriate) those of their respective Affiliates to consult in advance in determining the proper procedures for taking inventories, and other matters. If so requested by Purchaser or any Securities Purchaser, GM for itself and on behalf of the applicable Securities Seller shall, and shall cause Deloitte & Touche to permit Purchaser and the applicable Securities Purchaser and their accountants to review, the working papers of GM or of other relevant members of the GM Group and Deloitte & Touche relating to the Net Worth Statement (collectively, the "Net Worth Working Papers").

     2.4.4. In the event Purchaser is in disagreement with the Net Worth Statement or with GM's calculation of the Basic Price, Purchaser shall, within thirty (30) Business Days after receipt of the Net Worth Statement, the schedule setting forth the calculation of the Basic Price, the accompanying audit report, and if requested, the Net Worth Working Papers, notify GM of such disagreement in writing, and failing service of any notice of disagreement as aforesaid, the Net Worth Statement shall be final and binding on the Parties. If Purchaser and GM shall not have resolved any such disagreement within the next twenty (20) Business Days immediately following notice thereof by purchaser, both GM and Purchaser shall immediately refer those items of disagreement to a three-member dispute resolution panel. The panel shall consist of the Chief Financial Officer, or his designee, of each Party, plus one person designated by them together. The panel may establish procedures for resolution of the dispute, including a requirement that reasonable requests made by one Party to the other for information shall be honored in order that each of the Parties may be advised of relevant facts. A majority decision of the dispute resolution panel shall control but shall not be binding unless the Parties agree in writing in advance of submittal that it shall be binding. Resolution of the matters in dispute shall be made as soon as practicable in accordance with this Agreement. Any cost and fee of such dispute resolution panel shall be shared equally by GM and Purchaser. Each Party hereby agrees for itself and for and on behalf of the Securities Sellers and Securities Purchasers (respectively) not to seek other legal action with respect to the Net Worth Statement: (i) unless and until such efforts have been unsuccessful in resolving the dispute; (ii) at least sixty (60) days have elapsed after a written notice of disagreement was delivered to GM with respect to such matter; and
            (iii) the disputed amount, in the aggregate, for the Closing Inventory Statement and the Net Worth Statement, exceeds Two Hundred Thousand Dollars ($200,000).

     2.4.5. The fees and expenses of Deloitte & Touche incurred pursuant to this Section 2.4 shall be paid by GM.

     2.5.   Purchase Price Adjustment.

     2.5.1. On the fifth (5th) Business Day following the determination of any adjustment to the Basic Price pursuant to Section 2.1 in accordance with the procedures set forth in Sections 2.3 or 2.4, either: (i) GM shall pay Purchaser the amount, if any, by which the Closing Payment exceeds the Basic Price; or (ii)

            Purchaser shall pay GM the amount, if any, by which the Basic Price exceeds the Closing Payment, in either case, together with simple interest from the Closing Date to the date of payment at the Prime Rate in effect on the Closing Date, by wire transfer in U.S. dollars in immediately available funds to an account designated by the receiving Party. As used herein, "Prime Rate" means the rate of interest from time to time announced publicly by Citibank, N.A. at its offices in New York, New York as its base rate in the United States. In the event Purchaser, raises any objection to any information in the Closing Inventory Statement, the Net Worth Statement or the calculation of the Basic Price, Purchaser or GM (as appropriate), shall pay any undisputed amounts pursuant hereto; and any disputed amounts shall be paid at such time as objections are re solved in accordance with Section 2.3.3 or Section 2.4.4 hereof

       2.6. Prorations. Adjustments of Expenses Following the Closing.

            2.6. 1. Prorations.

            (a) To the extent that any member of the GM Group makes any payment relating to the Seating Business prior to, on or following the Closing Date with respect to any item listed in sub-paragraph (b) below relating to periods following the Closing Date, Purchaser shall reimburse GM on a per diem basis, and

            (b) To the extent Purchaser or any member of the Purchaser Group makes any payment relating to the Seating Business following the Closing Date with respect to any item listed below relating to periods on or prior to the Closing Date, GM shall reimburse Purchaser on a per diem basis, in each case for the following:

                    (i) water, wastewater treatment, sewer charges and other similar types of charges with respect to the Seating Business;

                    (ii) electric, fuel, gas, telephone and other utility charges;

                    (iii) payroll expenses (excluding, except as otherwise
                          provided in the Transfer Agreements, vacation pay) and other employee-related payments (of whatsoever kind) or assessments, other than as expressly provided in the Transfer Agreement relating to the sale of the German Business, and installments on special benefit assessments, provided that such items will be prorated for periods after the Closing Date only with respect to employees of GM engaged in the US Business and Overseas Employees;

                    (iv)  reimbursable employee business expenses;

                    (v) rentals and other charges under the Real Property Leases and other leases to be transferred to or assumed by the Purchaser or the relevant member of the Purchaser Group pursuant to this Agreement or the Transfer Agreements; and

                    (vi) payments and charges due pursuant to any Contract other than pursuant to collective bargaining agreements, Employee Benefit Plans, and employee payroll-related items except as set forth in Section 2.6.1.(b)(iii), Permit, commitment or other binding arrangement to which GM or any member of the GM Group is a party or is obligated and which are being assumed by the Purchaser or any member of the Purchaser Group pursuant to this Agreement.

In connection with the foregoing, at the Closing, GM shall deliver to Purchaser a list of all outstanding bills and invoices for, and the amount of electric, fuel, gas, and other utility charges due within thirty (30) days following the Closing, where the failure to pay such amounts within such 30-day period will result in termination of the relevant contract or in interest, penalties and/or late charges in excess of US $5,000 individually.

          2.6.2. Further Assurance.

To the extent that, after Closing, any member of the GM Group, on the one hand, or any member of the Purchaser Group, on the other hand, receives any bill or other invoice for any of the items listed in Section 2.6.1 or similar items, relating to both pre-Closing and post-Closing periods, GM or Purchaser shall, or (as appropriate) shall cause such member of the GM Group and the Purchaser Group, respectively, within ten (10) Business Days send any such bill or invoice to the other Party. If necessary to avoid incurring interest, penalties and/or late charges, the Party, or its Affiliate, as the case may be, receiving any such bill or invoice shall pay all amounts shown to be due thereon, and shall invoice the other Party for all amounts owed by such other Party (or Affiliate thereof) thereunder, and such other Party shall, or shall cause an Affiliate thereof to, reimburse such amounts in accordance with Section 2.6.3.

          2.6.3. Payments.

Any payments due under this Section 2.6 shall be made within five (5) days after the end of the month in which a bill or invoice is sent to a Party (or Affiliate thereof); provided, however, that the disputed portion of any such item shall be paid within five (5) days after the final determination thereof on an item-by-item basis. When either Party (or Affiliate thereof) makes a payment to a third party which is required to be reimbursed to such Party (or Affiliate thereof) by the other Party, the reimbursement payment shall be considered the repayment of an advance.

          2.6.4. Prosecution of Claims.

Any Party liable for more than fifty percent (50%) of the amount apportioned or to be borne under this Agreement with respect to any item referred to in this
Section 2.6 may, at its option, prosecute by litigation or administrative proceeding, at its sole expense and risk, including the obligation to pay such amount and full penalties thereon, if any, in the name of the other Party (or its Affiliate as appropriate) and receive any and all claims for refund, abatement or recovery without any subsequent obligation to remit or prorate any portion thereof to the other Party (or its Affiliate as appropriate). The other Party shall cooperate and (if applicable) shall cause its Affiliate to cooperate with any such prosecution of claims at the expense of the Party (or its Affiliate as appropriate) prosecuting such claim, but shall not be required to incur any risk or expense.

     2.7. Allocation of Purchase Price with respect to Acquired Assets.

          2.7.1. The Parties have previously agreed as to the allocation of the Basic Price and the Assumed Liabilities (and all other capitalized costs) relating to the US Business among the Acquired US Assets for all purposes (including financial, accounting and tax purposes) (the "US Allocation").

          2.7.2. Purchaser and GM shall each report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with the US Allocation, including, if applicable, the preparation and filing of Forms 8594 under Section 1060 of the Code with their respective federal income Tax Returns for the taxable year which includes the Closing Date, and neither will take any position inconsistent with the US Allocation unless otherwise required under applicable law. GM shall provide Purchaser and Purchaser shall provide GM with a copy of any information required to be furnished to the Secretary of the Treasury under Section 1060 of the Code.

          2.7.3. As regards the sale of the Acquired European Assets pursuant to the Transfer Agreements, Purchaser shall cause the Asset Purchasers and GM shall cause the Asset Sellers, to make all applicable filings and returns and ensure that such filings and returns are consistent with the allocations set forth in the Transfer Agreements and as previously agreed to by the Parties.

          2.7.4. If the Parties cannot agree on the US Allocation, then if the Parties mutually agree, an independent third party will be retained at the shared cost of the Parties and the Parties will be bound by the US Allocation of that third party. If the Parties do not mutually agree to retain an independent third party, GM and Purchaser (and their respective Affiliates) shall be free to make inconsistent filings or returns including Forms 8594.

3. ASSUMPTION OF LIABILITIES RELATING TO SEATING BUSINESS.

     3.1. Assumed Liabilities.

At and as of the Closing and as additional consideration for the purchase of the Acquired Assets, Purchaser shall, or shall cause the relevant Asset Purchaser to, assume and agree to pay, perform and discharge the following obligations, liabilities and responsibilities of GM and other members of the GM Group with respect to the Seating Business ("Assumed Liabilities"):

     (a) the obligations of the relevant member of the GM Group to be performed after the Closing under the Contracts, licenses, Permits and Real Property Leases included in the Acquired Assets and assigned, novated or otherwise transferred or to be transferred to Purchaser or any relevant member of the Purchaser Group pursuant to this Agreement and/or the Transfer Agreements;

     (b) the obligation to pay for goods ordered in the Ordinary Course of Business by relevant member of the GM Group prior to the Closing Date that are necessary for use in the Seating Business and that are received by the relevant member or the Purchaser Group after the Closing Date;

     (c) the obligations of GM or other relevant members of the GM Group to be assumed by Purchaser pursuant to Article 5 or the relevant Transfer Agreement; and

     (d)  environmental liabilities to be assumed by Purchaser pursuant to
          Article 7.

Purchaser will not assume any pre-Closing obligations or liabilities of any of GM or the Asset Sellers with respect to the Seating Business except the Assumed Liabilities or as otherwise specifically agreed pursuant to the terms of this Agreement or the Transfer Agreements.

     3.2. Excluded Liabilities.

Without limiting the generality of Article 3, except for the Assumed Liabilities, Purchaser shall not assume or become liable and GM or the respective member of the GM Group shall continue to be responsible for any debts relating to the Seating Business, liabilities, obligations, or commitments of GM or any other member of the GM Group, whether contingent or otherwise, fixed or absolute, known or unknown, if and to the extent that such liability, obligation or commitment relates to the conduct of the Seating Business or the ownership of the Acquired Assets prior to the Closing Date, including all such debts, liabilities, obligations, or commitments relating to employment and employment practices, terms and conditions of employment, wages and hours, employee benefits, employment discrimination, wrongful discharge, accounts payable and accrued liabilities (provided that responsibility for salaries and benefits shall be as set forth in Article 5 below), product liability claims for Products manufactured prior to the Closing Date, litigation, product returns, environmental liabilities within the parameters of Article 7 below, tax liabilities within the parameters of Sections 10.5 and 11. 13, license fees, utility charges and other pre-Closing obligations consistent with Section 2.6. Specifically, without limiting the foregoing, Purchaser shall not assume:

     (a) any claim, action, suit, arbitration, grievance or proceeding relating to the Seating Business pending as of the Closing Date, notwithstanding the disclosure thereof in Schedules 4.1.6.A, 4.1.6.B, or pursuant to Article 5, except as provided in Section 5.11.

     (b) any subsequent claim, action, suit, arbitration, grievance or proceeding to the extent arising out of or relating to such pending matters or any other event occurring on or prior to the Closing Date or resulting from the manner in which GM or any Asset Seller conducted the Seating Business on or prior to the Closing Date, except as provided in Section 5.11.

     (c) any liability of GM or any Asset Seller for any federal, state, local or foreign income taxes for any periods prior to or subsequent to the Closing whether or not relating to the Seating Business;

     (d) any obligation or liability arising from product warranty claims, with respect to Products manufactured or services rendered by GM or the Asset Sellers on or prior to the Closing Date; and

     (e) any product liability claims, whether made before or after the Closing Date, to the extent such claims are based on design defects for Products made after the Closing Date but designed and validated with the customer prior to the Closing Date.

4. REPRESENTATIONS AND WARRANTIES.

     4.1. Representations and Warranties of GM.

GM, for itself and on behalf of each of the Asset Sellers and Securities Sellers, represents and warrants to Purchaser, for itself and on behalf of the relevant Asset Purchasers and Securities Purchasers, as follows as of the date of this Agreement:

          4. 1. 1. Corporate Data.

GM and each Asset Seller and Securities Seller is a corporation duly organized, validly existing, and to the extent legally applicable, in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own the

Acquired Assets and/or the Sale Securities owned by it and to carry on the Combined Business as presently conducted by each of them.

          4.1.2. Corporate Power: Due Authorization.

GM and each Asset Seller and Securities Seller has the requisite corporate power and authority to execute and deliver this Agreement and/or the Ancillary Agreements to which it is a party, and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution, delivery, performance, and consummation of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of GM and each of the Asset Sellers and the Securities Sellers. This Agreement and each Ancillary Agreement has been duly authorized, executed and delivered by GM and each Asset Seller and Securities Seller a party thereto and are valid and legally binding obligations of GM and each Asset Seller and the Securities Seller a party thereto, and enforceable against GM and each Asset Seller and Securities Seller a party thereto in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or proceedings affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and defenses.

          4.1.3. Qualification.

Each of GM and each Asset Seller, Securities Seller, Sale Company and JV Company is duly qualified or licensed to do business in all jurisdictions where it owns or leases Real Property or maintains stocks of business inventories relating to the Combined Business, except with respect to jurisdictions where the failure to be so qualified or to be so licensed would not have a Material Adverse Effect and, in the case of each Sale Company and JV Company, a material adverse effect on such company.

          4.1.4. Sufficiency of Acquired Assets.

     (a) The Acquired Assets, together with the Technical Information and Intellectual Property rights to be licensed from GM to Purchaser and/or obtained from third parties pursuant hereto and the Excluded Assets constitute all properties and assets the use of which is necessary for the continued conduct of the Seating Business as it is now being conducted.

     (b) The Transition Services to be provided pursuant to the Transition Services Agreement, the corporate overhead services currently provided by GM or relevant members of the GM Group as referred to in Schedule 4.1.4, and the Excluded Assets, together constitute all services, the use of which is necessary for the continued conduct of the Seating Business as it is now being conducted.

         4.1.5. Assets

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


     (a) GM and/or relevant members of the GM Group has/have good and valid title to the Personal Property and Inventory included in the Acquired Assets or (as appropriate) forming part of the assets of the sale companies or JV Companies as at the date of this Agreement in each case, free and clear of any Lien, except: (i) purchase money security interests arising in the Ordinary Course of Business; (ii) security interests relating to progress payments created or arising pursuant to government contracts set forth on Schedule 4.1.5.A; (iii) security interests relating to vendor tooling arising in the Ordinary Course of Business; or (iv) as set forth on Schedule 4.1.5.A ("Permitted Liens"). At the Closing on the Closing Date, GM or the relevant Asset Seller will, subject to the receipt of the Closing Payment pursuant to
          Section 2.2, sell, transfer, assign, convey and deliver to Purchaser or the relevant Asset Purchaser good and valid title to the Personal Property and Inventory included in the Acquired Assets, in each case free and clear of any Liens except Permitted Liens.

     (b) Schedule 4.1.5.B sets forth a list of substantially all machinery, equipment and capitalized tools included in the Acquired Assets or forming part of the assets of the Sale Companies or the JV Companies.

     (c) The Inventory will, as of the Closing Date, be of usable and merchantable quality, except as disclosed in the Closing Inventory Statement or the Net Worth Statement, consistent with Inventory levels necessary, in GM's reasonable opinion, to support the Combined Business. All finished goods included in the Inventory are saleable in the Ordinary Course of Business and will, on the Closing Date, be of such quality as to meet or exceed GM's existing quality control standards and any applicable governmental quality control standards, as applied by GM in its normal and customary manufacturing procedures.

     (d) The Personal Property and Real Property included in the Combined Business being transferred to Purchaser have been maintained in the Ordinary Course of Business and are in such condition (considering age and purpose for which used) as to enable the Business to be conducted as currently conducted without material disruption.

     (e) Except for obligations to repair or replace, no payments are required with respect to the GM Bailed Assets or the Other OEM Bailed Assets. The Other OEM Bailed Assets are provided on such third party's existing terms and shall be in the possession of the Seating Business at Closing.

          4.1.6. Litigation.

     (a) Except as identified on Schedules 4.1.6.A, or 4.1.7.B, or disclosed pursuant to Article 5, there is no significant action at law or in equity; no arbitration proceeding; action, proceeding, complaint or investigation before or by any federal, foreign, state or local governmental or regulatory commission, agency or other administrative or regulatory body or authority, pending, or to GM's knowledge, threatened by or against (i) GM or any of its Affiliates with respect to the Combined Business,
          (ii) the operations, business or affairs of the Combined Business,
          (iii) any of the Acquired Assets, or (iv) GM's or any member of the GM Group's right to own the Acquired Assets or operate the Combined Business.

     (b) Except as identified on Schedule 4.1.6.B, there is no significant labor dispute, arbitration, grievance, strike or written request for union representation pending, or to the knowledge of any member of the GM Group, threatened against GM or any member of the GM Group with respect to the Combined Business or affecting the Combined Business or the Combined Business' operations, and neither GM nor any member of the GM Group knows of any occurrence or any events which would give rise to any such labor dispute, arbitration, grievance, strike or written request for representation.

          4.1.7. Intellectual Property and Technical Information.

     (a)  Schedules 9.8.5.A, 9.8.5.B, 9.8.6.A, 9.8.6.B, 9.8.8, 9.8.9 and
          4.1.7.A list all Intellectual Property (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues and patents of addition, but excluding Technical Information) which is used or held for use exclusively or primarily in the conduct of the Combined Business. Schedules 9.8.5.A, 9.8.5.B, 9.8.6.A, 9.8.6.B and 9.8.8 identify all foreign patents and patent applications owned by GM corresponding to the United States patents and patent applications listed on those schedules. Subject to rights granted to others pursuant to Contracts listed on Schedule 1. 1.1.B, GM warrants that it has the right to transfer the Intellectual Property included in the Acquired Assets.

     (b) Except as listed on Schedule 4.1.7.B, none of the Intellectual Property has been knowingly misappropriated from anyone else; neither GM nor any of its Affiliates has received claim or notice that the use of the Intellectual Property infringes or results in a product that infringes upon the rights of anyone else, and neither GM nor any of its Affiliates is aware that any such infringement exists; neither GM nor any of its Affiliates is aware that any infringement or improper use by anyone else of the Intellectual Property exists, and there is no action or proceeding instituted by or on behalf of GM or any of its Affiliates in which an act constituting an infringement of any of the rights to the Intellectual Property was alleged to have been committed by anyone else; and, neither GM nor any of its Affiliates has knowingly taken or omitted to take any action which would have the effect of waiving any rights to the Intellectual Property, the waiver of which would adversely affect the conduct of the Combined Business or the use of the Acquired Assets or allow anyone else to compete more effectively with the Combined Business than it now does.

     (c) Except for the Intellectual Property listed on Schedule 9.8.3.A, 9.8.3.B, 9.8.5.A, 9.8.5.B, 9.8.6.A, 9.8.6.13, 9.8.8, and 9.8.9, and
          4.1.7.A, the Technical Information, and the Excluded Assets listed in
          Section 1.2.9, neither GM nor any of its Affiliates owns, directly or indirectly, in whole or in part, any Intellectual Property, invention, proprietary right, or brand name (i) which GM or any of its Affiliates is presently using in the conduct of the Combined Business;
          (ii) the use of which is. necessary for the Combined Business; or
          (iii) which pertains to the art in which the Combined Business is engaged.

          4.1.8. Compliance with Other Instruments and Laws: Permits.

Neither GM nor any other member of the GM Group is in violation of any term of any charter, by-law, mortgage, indenture, instrument, Permit or agreement (including employment agreements and national or local bargaining agreements), or of any judgment, decree, or order which names GM (or any other member of the GM Group), or in violation of any term of any other instrument, contract, or agreement, which violation, in either case, would have a Material Adverse Effect. No Sale Company or JV Company is in violation of any term of its charter, by-laws or organizational documents or any judgment, order or decree applicable to it. Except as provided on Schedules 4.1.6.A, 4.1.6.B or Schedule 4.1.8.A, the Combined Business is in compliance in all material respects with all Laws and Permits applicable to the conduct of the Combined Business. All Permits necessary for the conduct of the Combined Business and the ownership and operation of the Acquired Assets, as listed on Schedule 4.1.8.B have been duly obtained, and, except as indicated on Schedule 4.1.8.A, are in full force and effect, and there is no action, suit, claim, proceeding or investigation, pending or, to GM's knowledge, threatened against or affecting GM or any member of the GM Group, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any such Permit. The execution, delivery and performance of, and compliance with, this Agreement and the Ancillary Agreements will not result in any such violation or be in conflict with or constitute a default under any of the foregoing.

          4.1.9. Brokers.

Neither GM nor any member of the GM Group has employed any finder, broker, agent, or other intermediary in connection with the negotiation or consummation of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby, other than Morgan Stanley & Co. which is acting for GM and whose fees and expenses will be paid by GM.

          4.1.10. Consents.

No consent, approval, order, authorization of, or registration, declaration, or filing with, any governmental or judicial agency, body or authority or any other third party is required in order to give effect to the valid execution, delivery, and performance of this Agreement and the Ancillary Agreements by GM or any relevant member of the GM Group or the

22



consummation by GM or any relevant member of the GM Group of the transactions contemplated hereby and thereby, except for: (i) the consents relating to Contracts or Permits, as referred to in Section 1.4.1; (ii) filings, consents and approvals required under local law for the transfer to Purchaser or the relevant Asset Purchaser or Securities Purchaser of Acquired Assets or Sale Securities located outside of the United States as set forth on Schedule 4.1. 10; and (iii) filings and consents required for the transfer to Purchaser of the Owned Real Property, and Leased Real Property as set forth on Schedule 4.1.10 and (iv) filings and consents required for transfer to Purchaser of the Intellectual Property.

          4.1.11. Financial Statements.

     (a) GM has delivered to Purchaser: (i) in the case of each of the Sale Companies and JV Companies, unaudited balance sheets and income statements as of December 31, 1997, attached hereto as Schedule 4.1.11.A; (ii) unaudited pro forma income statements for the Combined Business for the seven (7) month period ended July 31, 1998, attached hereto as Schedule 4.1.11.B; and (iii) in the case of each of the Sale Companies and JV Companies, unaudited balance sheets and income statements as of July 31, 1998 attached hereto as Schedule 4.1.11.C. The unaudited financial statements referred to in the foregoing clauses (i), (ii) and (iii) are referred to collectively as the "Unaudited Statements".

     (b) The Unaudited Statements were derived from the accounting books and records of GM and other members of the GM Group and were prepared using the same accounting methods, policies, practices and procedures, including classifications and methodologies, which are consistent with those used historically by GM or the appropriate member of the GM Group with respect to its respective portion of the Combined Business ("GM Accounting Procedures"). The books and records of the Combined Business are accurate and complete in all material respects with respect to the purpose for which they were prepared. With respect to the plant level financial information, GM Accounting Procedures are in accordance with GAAP. Certain other assets, liabilities and costs which may be allocable to certain portions of the Combined Business are recorded in consolidation at GM, and are not included in, or may be only partially allocated to the plant financial statements.

     (c) The Unaudited Statements constitute an accurate record of the financial affairs of the Combined Business in accordance with GM Accounting Procedures, and accurately set forth such financial information in the Unaudited Statements of the Combined Business in accordance with the books and records of GM. The Unaudited Statements present fairly, in all material respects, the financial position and results of operations of the Combined Business at the dates and for the periods indicated therein in accordance with GM Accounting Procedures.

     (d) On the date of its most recent balance sheet included in the Unaudited Statements, each Sale Company and JV Company had no liabilities that were not fully disclosed, reflected or reserved against in such balance sheet in accordance with GAAP, and except for liabilities incurred in the Ordinary Course of Business, since the date of such balance sheet, no Sale Company or JV Company has incurred any liabilities required to be disclosed in accordance with GAAP. Except as reflected in the Unaudited Statements, (i) since July 31, 1998 no Sale Company or JV Company has declared, paid or agreed to declare or pay any dividend or other distribution to holders of its capital stock and (ii) no such dividend or distribution is currently payable.

     (e)  Except to the extent of reserves therefore in the Net Worth Statement,
          (i) JCI accounts receivables, if any, currently on the books of the Turkish Business and the Mexico Business are collectible in the Ordinary Course of Business with respect to such receivables and (ii) the accounts receivable of each Sale Company and each JV Company have arisen in the Ordinary Course of Business and are reflected in accordance with GAAP. Lear will use reasonable efforts to collect JCI receivables.

          4.1.12. Events Subsequent to Latest Annual Financial Statements.

Except as shown on Schedule 4.1.12, since December 31, 1997, the Combined Business has been conducted and carried on only in the Ordinary Course of Business and neither GM nor any member of the GM Group has, with respect to its respective portion of the Combined Business (and other than in the Ordinary Course of Business or as disclosed to Purchaser by GM in connection with this transaction or consented to by Purchaser): (i) incurred any material obligations or liabilities or entered into any material transaction, contract or commitment;
(ii) mortgaged, pledged, or subjected any of the Acquired Assets or assets forming part of the assets of the Sale Companies or JV Companies to any Lien other than a Permitted Lien; (iii) acquired or disposed of material assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition; (iv) forgiven or canceled any debts or claims or waived any rights of a material value other than in the normal operation of its credit policies; (v) entered into or significantly amended any distributorship arrangements; (vi) suffered any damage, destruction, or loss, in any case or in the aggregate (whether or not covered by insurance), having a Material Adverse Effect; (vii) suffered any other Material Adverse Effect; (viii) changed any accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) used with respect to the Combined Business; or (ix) agreed to do any of the items set forth above in clauses (i) through (viii).

          4.1.13. Contracts.

     (a) Except as listed on Schedule 1.1.1.B or 4.1.13.A neither GM nor any other member of the GM Group is, in respect of the Combined Business, a party to, or subject to, any oral or written:

          (i) contract or commitment for purchase, sale or lease (other than contracts described in clause (iii) below) of tangible personal property involving any receipt to or expenditure by GM of more than US $200,000 or which has a term extending beyond one (1) year after the date of this Agreement without the right on the part of GM or other member of the GM Group to cancel such contract or commitment by thirty (30) days' or less notice without any liability to GM or other member of the GM Group;

         (ii) contract to obtain services involving any expenditure by any member of the GM Group of more than US $200,000;

        (iii) contract for the sale or lease of, or warranty relating to, the Combined Business' Products or the furnishing of its services that
              (a) contains significant additional or substantially different terms than GM's standard forms, or (b) involves an aggregate amount reasonably expected to be paid or received in connection therewith exceeding US $200,000;

         (iv) sales agency, sales representative, broker, distributor, or similar contracts which cannot be canceled without payment of any premium or penalty upon notice of 60 days or less, involving in excess of $200,000;

          (v) equity joint venture, joint research or development, joint financing, teaming or partnership contract or arrangement or any other agreement involving the sharing of profits;

         (vi) guarantee, performance bond, surety, indemnification or similar commitments relating to the performance of any obligation by any person or entity other than a member of the GM Group in respect to the Combined Business, involving in excess of $200,000, or otherwise necessary for the operation of the Combined Business;

        (vii) plans, contracts or agreements pursuant to which a member of the GM Group, with respect to the Combined Business, has any obligation in excess of US $200,000 to the persons listed on
              Schedule 5.1 I.A; and

       (viii) other Contract(s) of the Combined Business involving in excess of $200,000.

    (b) Except as disclosed on Schedule 4.1.13.B, each of the Listed Contracts is valid and in full force and effect according to its terms; no notice of termination thereof or material default thereunder has been sent or received by any member of the GM Group and neither any member of the GM Group, nor, to GM's knowledge, any other party to any of the Listed Contracts, is (or with notice or lapse of time would be) in material breach thereof; there are no material unresolved disputes under any of the Listed Contracts. Except as set forth in Schedule 4.1.13.B, the Contracts in respect of the Combined Business were entered into in the Ordinary Course of Business.

    (c) Schedule 4.1.13.C or any schedule provided for in Article 5 lists all collective bargaining agreements with any labor union or other representative of employees connected with the Combined Business (including national and local agreements, amendments, supplements, letters, and memoranda of understanding of any kind).

    (d) GM has previously made available to Purchaser (i) copies of all written Listed Contracts and agreements listed on Schedule 4.1.13.C, (ii) a written description of any oral Listed Contract, and (iii) copies of GM's standard forms, if any, for contracts for the sale or lease of, and warranties relating to, the Products of the Combined Business, or the furnishing of its services.

         4.1.14. Regulatory Matters.

Except as set forth on Schedule 4.1.14, no member of the GM Group is required to file or otherwise provide reports or data, other information, or applications with respect to the Products manufactured by the Combined Business with any federal, state, national or local governmental authorities or departments (whether in the United States or elsewhere) with jurisdiction over the manufacture, use, or sale of such Products, and no regulatory approvals are required with respect to such Products.

         4.1.15. Real Property.

4.1.15.A US Real Property


    (a) The US Owned Real Property and US Leased Real Property described on Schedules 4.1.15.A. and 4.1.15.B., respectively, constitute, together with the excluded US Real Property referred to in Section 1.2.8, all of the US Real Property used or held for use primarily or exclusively in relation to the US Business and forming part of the sale under this Agreement or on which the US Acquired Assets are located. Except for Permitted Exceptions, GM has good, marketable and insurable title to the US Owned Real Property, free and clear of all leases, covenants, conditions, restrictions, reservations, reversions, licenses, easements, mortgages and other security interests, liens, claims, charges, options, rights of purchase and other encumbrances (collectively "Restrictions"). Except as disclosed on Schedule 4.1.15.C. no member of the GM Group is, in respect of the US Business, a party to any contract or option to purchase, sell, assign or otherwise acquire or dispose of, or to grant or create any restriction on or affecting any US Real Property, and since December 31, 1997, no member of the GM Group has in respect of the US

         Business purchased, sold, assigned or otherwise acquired or disposed of any real property used in respect of the US Business.

    (b) Except for the US Leased Property Leases, there is no US Real Property leased by GM or its Affiliates which is used or held for use primarily or exclusively in the US Business.

    (c) Except as disclosed on Schedule 4.1.15.D the US Owned Real Property and US Leased Real Property are adequately serviced by all utilities necessary for the effective operations of the US Business as currently operated.

    (d) No condemnation or eminent domain proceedings have been initiated by service of process on any member of the GM Group which relate to the US Owned Real Property or the US Leased Real Property, and no such proceedings are, to the best knowledge of any member of the GM Group, threatened or have been filed by any relevant governmental authority with respect to the US Owned Real Property or the US Leased Real Property.

    (e) None of the members of the GM Group have received written notice of a material uncured default under or that existing Improvements materially violate any of the covenants, restrictions, rights-of-way, licenses, agreements or easements affecting title to or relating to the use of the US Owned Real Property or the US Leased Real Property and except as disclosed by the Survey, nor has any member of the GM Group received any notice of any material fence dispute, boundary dispute, boundary line question, water dispute, or drainage dispute concerning or affecting the US Owned Real Property.

4.1-15.B European Real Properties

(a) The European Owned Real Property and European Leased Real Property, respectively, constitute, together with the Excluded European Real Property described on Schedule 4.1.15.G, all of the real property currently used in relation to the material operation of the Europe Business, the Sale Companies and the JV Companies and, as regards the Acquired European Assets, on which the Acquired European Assets are located , except for the Excluded European Real Property and which form part of the sale pursuant to the terms of the applicable Transfer Agreements. Except for Permitted Exceptions, GM has good, marketable and insurable title to the European Owned Real Property, free and clear of Restrictions. Except as disclosed on Schedule 4.1.15.E, no member of the GM Group is, in respect of the Europe Business, a party to any contract or option to purchase, sell, assign or otherwise acquire or dispose of, or to grant or create any restriction on or affecting any European Real Property, and since December 31, 1997, no member of the GM Group has in respect of the Europe Business purchased, sold, assigned or otherwise acquired or disposed of any real property used in respect of the Europe Business.

(b) Except for the European Real Property and the Excluded European Real Property, there is no real property leased by GM or its Affiliates which is used or held for use primarily or exclusively in the Europe Business.

(c) The European Owned Real Property and European Leased Real Property are adequately serviced by all utilities necessary for the effective operations of the Europe Business as currently operated.

(d) Except for Permitted Exceptions no compulsory purchase or enforcement proceedings have been initiated by service of process on any member of the GM Group which relate to the European Owned Real Property or the European Leased Real Property, and no such proceedings are, to the best knowledge of any member of the GM Group, threatened or have been filed by any relevant governmental authority with respect to the European Owned Real Property or the European Leased Real Property.

(e) None of the members of the GM Group have received written notice of a material breach of the covenants, restrictions, rights-of-way, licenses, agreements or easements affecting title to or relating to the use of the European Owned Real Property or the European Leased Real Property, nor has any member of the GM Group received any notice of any material fence dispute, boundary dispute, boundary line question, water dispute, or drainage dispute concerning or affecting the European Owned Real Property.

(f) for the purpose of this sub-section 4.1.15.B(f) the term "Permitted Exceptions" shall be deemed to have been amended as follows:

         aa) at sub-section (a) of the definition the words "not yet delinquent" shall be deleted;

         (bb) at sub-section (b) of the definition the words "inchoate mechanic's, material person's, laborer's and carrier's lien and other similar inchoate" shall be deleted;

         (cc) at sub-section (c) of the definition the words "full structural" shall be inserted before the word "survey";

         (dd) at sub-section (e) of the definition the words "which do not interfere with the current use of the Owned Real Property" shall be deleted and replaced by the words "or otherwise which would be revealed by appropriate searches and inquiries of the local and other relevant authorities and registers";

         (ee) at sub-section (f) of the definition, the words "Schedule 4.1.15.C" shall be deleted and replaced with the words "Schedue 4.1.15.E";

         (ff) at sub-section (g) of the definition the word "zoning" shall be deleted and replaced by the word "planning";

         (gg) at sub-section (h) of the definition the words "or otherwise disclosed" shall be inserted after the words "Schedule 6.2";

         4.1.16. Tax Matters.

For the avoidance of doubt, Section 4.1.16(a) to (c) inclusive only applies to the Seating Business and Sections 4.1.16(d) to (p) inclusive only apply to the Sale Companies and the JV Companies.

For purposes of this Section 4.1.16, the terms Sale Companies and JV Companies shall include any subsidiary, any predecessors, or any person or other entity from which the Sale Companies or the JV Companies incur a successor liability for Taxes as a result of transferee or joint and several liability. Except as disclosed on Schedule 4.1.16:

    (a) There are no Liens for Taxes upon any of the Acquired Assets and no event has occurred which with the passage of time or the giving of notice or both, could reasonably be expected to result in a Lien for Taxes on any of the Acquired Assets.

    (b) None of the Acquired US Assets is tax exempt use property under the Code. None of the Acquired US Assets is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provision of former Code section 168 (f)(8).

    (c) No portion of the cost of any of the Acquired US Assets was financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code section 103(a).

    (d) Each JV Company and Sale Company has paid or accrued all Taxes that have become due and are under no liability to pay any penalty, interest, surcharge or fine in connection with any Taxes other than any penalty, interest, surcharge, or fine which has been recorded on the Net Worth Statement.

    (e) Each JV Company and Sale Company has punctually filed all such tax returns, given all such notices, provided all such information and maintained all such records in relation to Taxes as are required to be filed or provided by each JV Company and Sale Company for all jurisdictions and for all years in which any such returns, notices, or information were required. To the knowledge of GM, all tax returns are accurate in all material respects.

    (f) Each JV Company and Sale Company has duly complied with its obligations in relation to pay as you earn or employment Tax and earnings-related or other social security contributions and its reporting obligations to its relevant Tax authority in connection with any salary or benefits provided to employees and directors of each JV Company and Sale Company.

    (g) Each JV Company and Sale Company is duly registered for value added or sales tax and has made, given, obtained and kept full, complete, correct and up-to-date records, invoices and other documents appropriate or required for the purposes thereof and is not in arrears with any payment or returns due thereunder.

    (h) All documents which are required to be stamped or notarized and are in the possession of the JV Companies or Sale Companies or by virtue of which the JV Companies or Sale Companies have any material right have been duly stamped or notarized.

    (i) None of the JV Companies or the Sale Companies have executed or filed with any taxing authority any agreement extending or having the effect of extending the period for assessment, reassessment, collection of any Taxes and no power of attorney granted by any of the JV Companies or the Sale Companies with respect to Taxes is currently in force.

    (j) No audits or other administrative proceedings or court proceedings are presently pending with respect to any Taxes or tax returns of any of the JV Companies or the Sale Companies.

    (k) None of the JV Companies or the Sale Companies has entered into any agreement with the relevant taxation authority relating to Taxes which affects any taxable year ending after the Closing Date.

    (l) None of the JV Companies or the Sale Companies are parties to any tax sharing or other agreement regarding the sharing of Taxes that is in effect after the Closing Date.

    (m) Each JV Company and Sale Companies is a foreign person within the meaning of Code section 1445.

    (n) None of the JV Companies or the Sale Companies have a permanent establishment or conduct a trade or business in any country other than the country in which they are incorporated.

    (o) None of the JV Companies or the Sale Companies has any application pending with any taxing authority requesting permission for any changes in accounting methods that relates to its business or operations and that affects any taxable year ending after the Closing Date.

    (p) No elections under the "check-the-box" regulations contained in Treasury Regulation 301.7701-1 have been made with respect to any of the JV Companies or Sale Companies.

         4.1.17. No Conflicts.

Neither the execution, delivery and performance of this Agreement or the Ancillary Agreements by GM, the Asset Sellers or the Securities Sellers nor the consummation of the sale of the Acquired Assets or the Sale Securities or any other transaction contemplated by this Agreement or the Ancillary Agreements, does or will:

    (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of GM, an Asset Seller or Securities Seller;

    (b) subject to obtaining the consents, approvals and waivers, making the filings and giving the notices disclosed on Schedule 4.1.17.B, conflict in any material respect with or result in a material violation or breach of any term or provision of any applicable Law other than such conflicts, violations or breaches as would occur solely as a result of the legal or regulatory status of Purchaser or any of its Affiliates; or

    (c) except as disclosed on Schedule 4.1.17.C, (i) conflict in any material respect with or result in a material violation or breach of, (ii) constitute a material default under, (iii) require GM, an Asset Seller or a Securities Seller to obtain any such consent, approval or waiver of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien, other than Permitted Liens, upon GM, an Asset Seller or a Securities Seller or any of their respective assets and properties (including the Acquired Assets and the Sale Securities) under any Contract or Permit to which any of them is a party or by which any of their respective assets and properties is bound.

         4.1.18. Employee Pension Benefits Plans.

The Internal Revenue Service has issued a favorable determination letter with respect to each Employee Pension Benefits Plan (a) that is sponsored by GM from which assets will be transferred to an Employee Pension Benefits Plan sponsored by the Purchaser and (b) that is intended to be qualified under Section 401(a) of the Code, and to GM's knowledge, no circumstances exist and no events have occurred that are likely to adversely affect such qualified status. GM has provided Purchaser with a copy of each such determination letter.

         4.1.19. Related Party Transactions.

Except for the Transition Services, the Component Supply Agreement, related party transactions listed on Schedules 1.4.1, 4.1.4 and 4.1.13.A, sales of Product to GM and the other members of the GM Group, and matters referred to in Schedule 4.1.19, neither GM nor any of its Affiliates has any other business relationships (as lessor, supplier, customer or otherwise) with the Combined Business.

         4.1.20. Full Disclosure.

Except as expressly disclosed to Purchaser, the Financial Statements and other Schedules hereto (i) are true and complete in all material respects and (ii) do not contain any untrue statement of a material fact and (iii) to GM's Knowledge do not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not materially false or misleading.

         4.1.21. Awarded Business.

The Combined Business has been awarded lifetime contracts for certain GM programs, as described in the Component Supply Agreement. The information relating to products and prices set forth in the Supply Schedule attached as Exhibit A to the Component Supply Agreement is accurate in all material respects.

         4.1.22. Absence of Other Representations or Warranties.

Except for the representations and warranties expressly set forth in this Agreement and the Ancillary Agreements, GM, the Asset Sellers and the Securities Sellers make no representations or warranties, express or implied, with respect to the Acquired Assets, the Assumed Liabilities, the sale of the Sale Securities or the Combined Business, and in particular but without limitation GM, the Asset Sellers and the Securities Sellers are making no representations with respect to any plan(s) of Purchaser for the future conduct of the Combined Business. For the avoidance of doubt, no warranty or representation is given on the contents of the Confidential Offering Memorandum dated November 1997, on any other documents or other information not contained in this Agreement or the Ancillary Agreements, or on any projected volumes of the Combined Business, all which were produced only for information purposes.

         4.1.23. Capitalization of Sale Companies and JV Companies and Related Matters.

    (a) Each Sale Company and JV Company is a corporation duly authorized, validly existing and, to the extent legally applicable, in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own or lease its properties and to carry on the Combined Business as presently conducted by each of them. Each Sale Company and JV Company is duly qualified to do business in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on such company.

    (b) Schedule 4.1.23.B sets forth (i) the total authorized capital stock of each Sale Company and JV Company and the par value thereof and (ii) the total issued and outstanding capital stock of each Sale Company and JV company and the owner thereof. The Sale Securities constitute the only shares of capital stock of the Sale Companies and JV Companies which are issued and outstanding other than as set forth on Schedule 4.1.23.B in respect of the JV Companies. No Sale Company or JV Company holds any of its shares of capital stock in its treasury.

    (c) Except as set forth on Schedule 4.1.23.B, (i) each Sale Company and JV Company is wholly owned by the relevant Securities Seller, and (ii) the Sale Securities are duly authorized, validly issued, fully paid up and non-assessable and are not subject to any preemptive rights, and, (iii) there are no voting trust agreements or other contracts, agreements or arrangements restricting voting or dividend rights or transferability with respect to the Sale Securities.

    (d) Except as set forth on Schedule 4.1.23.B, there is no outstanding security, right, subscription, warrant, option, privilege or other agreement, commitment or contract, preemptive, contractual or otherwise that gives the right to (i) purchase or otherwise receive or be issued any share capital of a Sale Company or a JV Company or any security of any kind convertible into or exchangeable or exercisable for any share capital of a Sale Company or a JV Company; or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to a holder of share capital of a Sale Company or a JV Company, including any rights to participate in the equity or income of a Sale Company or a JV Company, or to participate in or direct the election of any directors of a Sale Company or a JV Company or the manner in which any share capital of a Sale Company or a JV Company are voted.

    (e) Each Sale Company and JV Company has no interest in the share capital of any other Person.

    (f) Each Securities Seller owns and has good and valid title to the relevant Sales Shares or the relevant JV Shares free and clear of all Liens or other adverse interest of any kind or nature whatsoever.

         4.1.24. Additional Disclosure

Additional disclosures relating to certain representations and warranties, as to which schedules were not contemplated elsewhere in this Article 4 are set forth in Schedule 4.1.24.

    4.2. Representations and Warranties of Purchaser.

Purchaser, for itself and on behalf of each of the Asset Purchasers and Securities Purchasers warrants and represents to GM, for itself and on behalf of the relevant Asset Sellers and Securities Sellers, as follows as of the date of the Agreement:

    4.2.1. Corporate Data.

Purchaser and each Asset Purchaser and Securities Purchaser is a corporation duly organized, validly existing, and to the extent legally applicable in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to purchase the Acquired Assets and/or Sale Securities, and to conduct the Combined Business as contemplated by this Agreement.

    4.2.2. Corporate Power; Due Authorization.

Purchaser, the Asset Purchasers and Securities Purchasers have the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser and/or each of the Asset Purchasers and Securities Purchasers is a party, and to perform their obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution, delivery, performance, and consummation of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Purchaser and each of the Asset Purchasers and Securities Purchasers. This Agreement and each Ancillary Agreement has been duly authorized, executed and delivered by Purchaser and each Asset Purchaser and Securities Purchaser a party thereto, and are valid and legally binding obligations of Purchaser and each Asset Purchaser and Securities Purchaser a party thereto, and enforceable against Purchaser and each Asset Purchaser and Securities Purchaser a party thereto in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or proceedings affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and defenses.

    4.2.3. Qualification.

Each of Purchaser, the Asset Purchasers and the Securities Purchasers is duly qualified or licensed to do business in all jurisdictions where the failure so to qualify or to be so licensed would have a Material Adverse Effect.

    4.2.4. No Consent Required.

No consent, approval, order, authorization of, or registration, declaration or filing with any governmental or judicial agency, body or authority or other third party is required in order to give effect to the valid execution, delivery, and performance of this Agreement and the Ancillary Agreements by Purchaser or any relevant member of the Purchaser Group or the consummation by Purchaser or any relevant member of the Purchaser Group of the transactions contemplated hereby and thereby, except for: (i) the consents relating to Contracts or Permits, as referred to in Section 1.4.1; (ii) filings, consents and approvals required under local law for the transfer to Purchaser or the relevant Asset Purchaser or

Securities Purchaser of Acquired Assets or Sale Securities located outside of the United States as set forth on Schedule 4.1.10; and (iii) filings and consents required for the transfer to Purchaser of Owned Real Property and Leased Real Property as set forth on Schedule 4.1.10; and (iv) filings and consents required for transfer to Purchaser of the Intellectual Property.

              4.2.5. Brokers.

Purchaser has employed no finder, broker, agent, or other intermediary in connection with the negotiation or consummation of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby for which any member of the GM Group would be liable.

              4.2.6. No Conflicts.

The execution and delivery of this Agreement or the Ancillary Agreements by Purchaser, the Asset Purchaser or the Securities Purchaser will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Purchaser, an Asset Purchaser or a Securities Purchaser;

         (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed on Schedule 4.2.6.B conflict in any material respect with or result in a material violation or breach of any term or provision of any applicable Law other than such conflicts, violations or breaches as would occur solely as a result of the legal or regulatory status of GM or any of its Affiliates; or

         (c) except as disclosed on Schedule 4.2.6.C, (i) conflict in any material respect with or result in a material violation or breach of, (ii) constitute a material default under, (iii) require Purchaser, an Asset Purchaser or a Securities Purchaser to obtain any such consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser, an Asset Purchaser or a Securities Purchaser or any of their respective assets and properties under, any indenture, mortgage, lease, agreement, obligation or permit or consent to which any of them is a party or by which any of their respective assets and properties is bound.

         4.3. Interpretation.

For the purposes of interpretation of the representations and warranties contained in this Article 4 references to any United States legal term or concept in this Agreement shall, in respect of any jurisdiction other than the United States, be construed as references to the term or concept which most nearly corresponds in that jurisdiction to the United States legal term or concept.

5.  PERSONNEL MATTERS.

For the avoidance of doubt, Sections 5.1 to 5.21 of this Article 5 only apply to employees employed in the US Business.

    5.1. Responsibility for Employees.

    (a) Schedule 5.1.A identifies all employees (the "Employees") of GM or its Affiliates who were employed by (or otherwise accorded employment rights with respect to) the US Business, or utilized primarily in the operation of the US Business as of August 31, 1998 by name, location, function and, as to hourly and regular salaried employees, status (e.g., active, GM JOBS Program, lay-off or leave of absence) as of such date. Effective as of Closing, Purchaser will employ those individuals identified on Schedule 5.1.A, which are in the following categories: active hourly trim employees at Grand Rapids; other active hourly employees at Grand Rapids; active hourly employees at Auburn Hills; stabilized salaried employees, identified as such on Schedule 5.1.A; and any individuals hired by the US Business in the Ordinary Course of Business after the date of such Schedule.

         As used herein, the terms "GM JOBS Program," "lay-off" and "leave of absence" shall have the meanings set forth in the 1996 GM-UAW National Collective Bargaining Agreement ("UAW Agreement") when used with respect to individuals employed or formerly employed on an hourly basis, or in the GM Policies for Salaried Employees (the "Salaried Policies") when used with respect to individuals employed or formerly employed on a salaried basis.

         Employees who begin employment with Purchaser pursuant to this Section are referred to as the "Transferred Employees".

         Purchaser agrees not to lay off any Transferred Salaried Employees before October 1, 1999. Notwithstanding this covenant Purchaser shall have the right to deal with these employees as at-will employees, and nothing in this Agreement shall alter or otherwise affect Purchaser's right to discharge, suspend, or take other action deemed appropriate by Lear, in its sole discretion, with respect to any such employees for performance-based reasons or misconduct, or to terminate such employee on terms mutually agreeable to employee and Purchaser.

    (b) At closing, hourly employees and salaried employees, in each case, who are identified on Schedule 5.1.A and are on leave, including disability leave

         (whether or not any applicable waiting period relating to such disability leave is then satisfied) (each a "GM Leave Employee") shall remain employed by GM. GM Leave Employees, however, who return to work in accordance with termination of leave eligibility under existing GM policies and procedures, will at such time commence active employment with Purchaser and become Transferred Employees. If a GM Employee (who was on a disability leave at Closing), within 30 days of becoming a Transferred Employee, becomes disabled as a recurring disability pursuant to GM disability leave policies in existence at Closing, GM will bear the cost of the recurring disability leave. Purchaser will treat such employee in all other respects as a Transferred Employee.

         GM hourly and salaried employees who are absent at Closing due to illness or injury and, prior to reporting to work at Purchaser subsequently go on a sick leave of absence for the same condition, prior to returning to work, will be treated as GM Leave Employees. GM hourly and salaried employees who are absent at Closing and return to work within one week after closing without going on an approved leave will become Transferred Employees at Closing and report to work at Purchaser when able or available.

         For each hourly GM Leave Employee who commences active employment with Purchaser, Purchaser will transfer one hourly employee back to GM in accordance with procedures set forth in Section 5.2(c), without regard to the limitations in that Section concerning the number or location of such employees. GM will be solely responsible for all wages and benefits for employees transferred from Purchaser back to GM in accordance with this paragraph, as of the date Lear makes available for active GM employment the hourly employee designated to return to GM.

    (c) Purchaser agrees that it will use its best effort to not hire without the prior written consent of GM, on a regular, contract or other basis, any employee in its U.S. Operations, who was employed on a salaried basis and who retired from GM or any of its Affiliates within 18 months prior to Closing. GM's written consent will not be unreasonably withheld or delayed.

    5.2. Special Provisions Relating to Hourly Employees.

    (a) Effective as of the Closing, Purchaser will assume the 1996 UAW-GM National Agreement, Supplements, and Exhibits, as applied to the hourly employees, as required by Document No. 91 of the UAW Agreement. Purchaser will maintain for the benefit of the Hourly Transferred Employees such employee benefit and pension plans as required by the UAW Agreement. Purchaser will assume the GM seniority status of hourly Transferred Employees for all purposes under the UAW Agreement. Purchaser will also assume the applicable local collective bargaining agreements. Purchaser will comply with all terms and conditions of any memorandum of understanding

         ("MOU") negotiated between GM and the UAW regarding the effects of the sale. The parties agree that, to the maximum extent possible, this Agreement will be interpreted by GM and Purchaser in a manner consistent with the provisions of the MOU. To the extent, however, that any provision of the MOU is inconsistent with any provision of this Agreement, the provisions of the MOU shall supersede this agreement.

         (b) During the term of the UAW Agreement in effect at Closing, Purchaser will accept written applications from Hourly Transferred Employees to return to employment with GM and these employees will be eligible to accept bona fide active openings within GM on the same basis as laid-off GM UAW hourly employees. Hourly Transferred Employees who so apply may accept bona fide active openings within GM at any time in the future, and GM will make offers to these Hourly Transferred Employees, who have applied on or before September 14, 1999, on the basis of seniority GM-wide, within a trade or any non-skilled classification, as bona fide active openings arise. Any Hourly Transferred Employee returned to employment with GM under
         Section 5.2(b) will cease to be a Transferred Employee and will be referred to herein as an "Hourly Returned Employee" as of the date such employee returns to employment with GM. No Hourly Returned Employee who returns to employment with GM pursuant to this Section
          5.2(b) will have any right to return to employment with Purchaser.

    (c) Grand Rapids. At Closing, Purchaser will employ all active hourly trim employees (up to 215 trim employees) previously employed by GM ("GM Trim Employees") and all other active hourly employees at Grand Rapids ("GM Other Hourly Employees"). For up to three years post Closing, Purchaser will have the right to transfer back to GM, GM Trim Employees and GM Other Hourly Employees to reach an employment level of 560, the "Grand Rapids Target Number". GM Trim Employees and GM Other Hourly Employees whom Purchaser designates to return consistent with the provisions set forth below, will be transferred back to GM, and GM will be responsible for wages and benefits of each such returning employee, as of the date such employee returns to GM or is placed in the Grand Rapids JOBS Bank. (JOBS Bank wages and benefits shall be determined in accordance with the provisions of Section 5.2(f)).

         Within 30 days after Closing, Purchaser will provide GM a preliminary status report outlining the expected flow of employees back to GM and will promptly provide GM any changes that may be made to this status report from time to time. Purchaser will provide GM with written notice prior to returning any Hourly Transferred Employees to employment with GM pursuant to Sections 5.2 (the "Purchaser Return Notice"). The Purchaser Return Notice will specify the number of employees which Purchaser will return to GM, the number of employees in each classification, and the date on which Purchaser will return such employees to GM; provided however, that the date of return of the employees to GM will be no less than 30 days from the date on which such notice is delivered to GM, and names and social security numbers of such employees will be provided to GM prior to the expiration of this thirty-day period. As used in this Agreement, the term "Intended Return Date" will mean the date on which Purchaser will return employees to GM as specified in the Purchaser Return Notice. This written notice shall be provided to the director of the GM National Employee Placement Center, Room 9-128, 3044 West Grand Boulevard, Detroit, MI 48202. Notwithstanding the foregoing, in the event that GM notifies Purchaser that it has an accelerated need for employees which varies from the status report, Purchaser and GM will use reasonable efforts to accommodate their respective business needs.

         For a period of three years post Closing, Purchaser will pay GM a rate of $23,256 per annum for each GM Trim Employee who returns to GM, is placed in the Grand Rapids JOBS Bank, is no longer actively employed in the trim operations, or is otherwise terminated from employment with Purchaser. Notwithstanding the previous sentence, if Lear hires an employee to directly replace a GM Trim Employee (a "Lear Trim Employee"), Purchaser will pay GM the following reduced rate per annum for each replaced GM Trim Employee (until such time as the Lear Trim Employee is no longer actively employed in the trim operations, at which time the rate will revert to $23,256 per annum):

               9/1/98-                  9/l/99-                   9/l/2000-
               8/31/99                  8/31/2000                 8/31/2001

               $11,850 per              $5,200 per                $2,300 per
               employee                 employee                  employee

         For a period of five years post Closing, Purchaser will pay GM at an annual rate as scheduled below for each GM Other Hourly Employee who returns to GM, is placed in the Grand Rapids JOBS Bank, is no longer actively employed in the manufacture of seat adjuster products under current supply agreements and direct replacement products, or is otherwise terminated from employment with Purchaser. Purchaser's maximum aggregate obligation under this provision will be US $20,200,000.

         For each GM Other Hourly Employee who returns to GM, is placed in the Grand Rapids JOBS Bank, is no longer actively employed in the manufacture of seat adjuster products under current supply agreements and direct replacement products, or is otherwise terminated from employment with Purchaser, Purchaser will pay GM at the following annual rates:

       9/1/98-          9/l/99-          9/l/2000-      9/1/2001-     9/l/2002-
       8/31/99          8/31/2000        8/31/2001      8/31/2002     8/31/2003

       $32,000 per      $25,600 per      $19,200 per    $12,800 per   $6,400 per
       employee         employee         employee       employee      employee

         Notwithstanding the previous paragraph, if Lear hires an employee to directly replace a GM Other Hourly Employee (a "Lear Other Hourly Employee"), Purchaser will pay GM at the following annual rates, until such time as the Lear Other Hourly Employee is no longer actively employed in the manufacture of seat adjuster products under current supply agreements and direct replacement products, or terminates employment with Purchaser (in which case, the annual rates stated above for GM Other Hourly Employees will take effect):

        9/1/98-        9/l/99-        9/l/2000-       9/1/2001-       9/l/2002-
        8/31/99        8/31/2000      8/31/2001       8/31/2002       8/31/2003


        $11,850 per    $12,200 per    $19,200 per     $12,800 per     $6,400 per
        employee       employee       employee        employee        employee

    All payments described in this Section 5.2(c) will be made on a monthly basis, based on employment levels determined on the last day of each calendar month.

    (d) At Closing, Purchaser will employ all active hourly employees at Auburn Hills. With regard to Auburn Hills employees, GM will pay Purchaser a pre-determined amount per year per employee for each Auburn Hills hourly employee who was employed by GM at Closing and remains actively employed by Purchaser, in accordance with the following schedule: the first 12 consecutive calendar months following the Closing -- US $12,000; the second 12-month period -- US $8,000; the third 12-month period -- US $4,000. These payments will be made on a monthly basis, based on employment levels determined on the last day of each calendar month. Payments for an individual employee will cease when any one of the following occurs: (1) the employee flows back to GM or otherwise terminates employment with Purchaser;
    (2) the employee is offered an opportunity to flow back to GM but Purchaser refuses to release the employee; or (3) three years post-Closing.

    On or before the third business day of the month, beginning with October 5, 1998, Purchaser will submit to GM a summary of actual active employment at Auburn Hills. In addition, Purchaser will also provide a reconciliation of changes from the prior month including employee's name, reason for change (e.g., flowback, attrition, Purchaser refusal to allow flowback), and effective date of change, including, upon GM's request, reasonable supporting data and information such that GM can satisfy itself of the accuracy of the employee changes. This summary will be utilized for the purpose of calculating the actual monthly payment from GM to Purchaser.

    (e) Prior to Closing, GM will endeavor to eliminate the JOBS Banks; however, at Closing, active hourly employees to be employed by Purchaser will include hourly workers remaining in the JOBS Banks at Closing, thereby honoring UAW seniority provisions. GM shall, on a monthly basis, reimburse Purchaser for wages and benefits of employees in the JOBS Banks at Closing until such employees are actively employed by Purchaser or GM. The amount of such reimbursement shall be computed as the cost of each excess employee's total wages and benefits. For purposes of any reimbursement pursuant to this Section, "wages" shall mean actual wages paid to the employee while the employee is inactive and in the JOBS Bank and "benefits" shall equal $65.00 per person per equivalent calendar day. Requests for reimbursement shall include sufficient payroll documentation to facilitate GM audit. Equivalent calendar day means that if a JOBS employee is inactive for 40 hours, but is allowed to work overtime for 8 hours in a weekly period, then the benefits will be reduced by 1 equivalent day.

    (f) If, during the term of the 1996 UAW-GM National Agreement (the "1996 UAW Agreement"), Purchaser needs to increase employment levels to fulfill supply agreements between Purchaser and GM in existence at Closing, Purchaser will offer to rehire former Grand Rapids and Auburn Hills employees on the basis of seniority if such employees remain in a GM JOBS Bank. Any such employee hired by Purchaser shall, upon such hiring, become a Transferred Employee. If no such employees remain in a JOBS Bank, Purchaser may hire new employees.

    (g) In the absence of sufficient applications from Grand Rapids Hourly Employees to return to GM, Purchaser may return employees to reach the Grand Rapids Target Number, beginning with the lowest seniority employees within a trade or non-skilled classification. If there are insufficient applicants to return to GM or bona fide openings do not exist within GM, Purchaser will release temporary employees prior to returning employees. Any headcount reductions which Purchaser seeks to make beyond the Grand Rapids Target Number will be handled by Purchaser consistent with applicable labor agreements, and Purchaser will be solely responsible for the costs associated with such reductions.

    (h) Purchaser will be responsible for all wages and benefits for active Transferred Hourly Employees, subject to GM's obligations with respect to wages and benefits for certain employees, as described in Section 5.2. Except as otherwise specified in this Agreement, GM will be responsible for the payment of all wages and benefits under the various GM plans from the date eligible employees are designated to return to GM as provided in
    Section 5.2 for any employee who returns to GM and becomes eligible for these benefits following the Closing. Purchaser will be responsible for the payment of all wages and benefits for such employees under the various Lear plans from the Closing Date to date eligible employees are designated to return to GM.

  5.3.  Special Provisions Relating to Salaried Employees.

Effective as of Closing, Purchaser will provide employment to all salaried employees defined as "Stabilized". On or before Closing, Purchaser may make employment offers to salaried employees defined as "Category II." Category II employees, however, may choose to remain GM employees. GM will work with Purchaser to develop a transition plan for Category II employees. All salaried employees who begin employment with Purchaser will become Salaried Transferred Employees. Purchaser will provide Salaried Transferred Employees with a salary and benefits package which is comparable in the aggregate to those provided by GM immediately prior to the Closing, and will continue to provide such salaries and benefits through October 1, 1999. Purchaser will recognize service with GM for all purposes except, unless provided otherwise herein, for benefit accrual purposes under the Replacement Retirement Plan sponsored by the Purchaser.

    5.4.   Assumption of Liabilities.

Except as otherwise specifically provided in this Article 5, Section 3.2(a),
Section 3.2(b), and in Section 10.2.1 (a)(iv), Purchaser agrees to assume all liabilities and obligations with respect to Transferred Employees. Purchaser also agrees to indemnify GM for any adverse consequences suffered by GM or any of its Affiliates that reasonably relate to any failure by Purchaser to assume such liabilities or obligations. The adverse consequences referred to in the preceding sentence, with respect to which Purchaser will indemnify GM, include separation costs incurred by GM or its affiliates to transferred employees who are terminated without cause or laid off by Purchaser in violation of this
Article 5 and who GM or any of its Affiliates is required to re-employ, or to whom GM or any of its Affiliates is required to pay wages, salaries or any employee benefits, whether pursuant to any Laws, any Employee Benefit Plan, the UAW Agreement or salaried policy in effect at the date of this Agreement.

    5.5.   Retirement Program and Pension Plans.

Responsibility for the provision of retirement and pension benefits to Transferred Employees will be shared on a pro rata basis, based on years of credited service with GM and years of credited service with Purchaser. Notwithstanding the preceding sentence, (A) except as provided in (C) below, Purchaser shall assume complete responsibility for all pension benefits owed to Hourly Transferred Employees who are not on the Closing Date vested under the General Motors Hourly-Rate Employees Pension Plan (the "GM Pension Plan"); (B) except as provided in (C) below, Purchaser shall assume complete responsibility for all retirement benefits owed to Salaried Transferred Employees who are not on the Closing Date vested under the General Motors Retirement Program for Salaried Employees ("GM Retirement Program"); and (C) GM will retain complete responsibility for all retirement and pension benefits owed to Transferred Employees who on or before October 1, 1999 retire (excluding any disability retirement not approved by GM or any Mutual Satisfactory Retirement) from Purchaser or to Hourly Transferred Employees who on or before October 1, 1999 return to GM. For employees described in (A) and (B) above, GM shall direct the trustees of the GM Pension Plan and the trustees of the GM Retirement Program to transfer in cash, from the trust under the GM Pension Plan to the trust under the Replacement Pension Plan, or from the trust under the GM Retirement Program to the trust under the Replacement Retirement Program, an amount determined in accordance with Section 5.5.7. For employees described in (C) above, Purchaser shall direct the trustees of the Replacement Pension Plan or Replacement Retirement Program, as the case may be to transfer in cash, from the trust under such plan or program to the trust under the GM Pension Plan or GM Retirement Program, as the case may be, an amount determined in accordance with Section 5.5.7.

    5.5.1. Replacement Retirement Program.

(A) Effective as of the Closing Date, Purchaser will provide benefits to Salaried Transferred Employees under an Employee Pension Benefit Plan sponsored by the Purchaser (the "Replacement Retirement Program"). All Salaried Transferred Employees (the "Salaried Participants") who were participants in the GM Retirement Program at Closing, shall be eligible to participate in the Replacement Retirement Program. The Replacement Retirement Program shall provide for, except in the case of Salaried Participants who retire (including disability retirement approved by GM) on or before October 1, 1999, recognition for vesting and eligibility but not benefit accrual purposes all service credited to Salaried Participants under the GM Retirement Program as of Closing. Notwithstanding the preceding sentence, the Replacement Retirement Program will recognize for benefit accrual purposes the credited service accrued under the GM Retirement Program as of Closing for any Salaried Participant (entitled to be credited with service under the preceding sentence) for whom the Purchaser is completely responsible for retirement or pension benefits in accordance with
Section 5.5 hereof.

(B) All Salaried Participants who are vested as of Closing and who retire (including disability retirement approved by GM) from Purchaser after the Closing Date shall be entitled, to a Part A Basic Benefit, if any, from the Replacement Retirement Program for each year of applicable credited service accrued under the Replacement Retirement Program (reduced for age where appropriate), and a Pro Rata Share of the applicable supplement, if any, provided for in the Replacement Retirement Program.

(C) Any Salaried Participant who is vested as of Closing and who retires under the Replacement Retirement Program without eligibility to retire under the GM Retirement Program shall be entitled to a monthly benefit, until age 62 and one
(1) month, from the Replacement Retirement Program equal to the benefit that would be payable under the Replacement Retirement Program, determined as if the Salaried Participant was then retiring from Purchaser with combined GM Retirement Program and Replacement Retirement Program credited service. Ater the Salaried Participant attains or would have attained age 62 and one (1) month, the Replacement Retirement Program shall pay monthly benefits based on Replacement Retirement Program credited service.

(D) Unless GM and Purchaser agree to a disability retirement, any Salaried Participant who is vested under the Replacement Retirement Program, who is later re-employed by GM and retires from GM, and who is not otherwise eligible to retire under the replacement Retirement Program, will be eligible under the Replacement Retirement Program only for unreduced benefits at age 62 and one (1) month, at the benefit levels in effect under the Replacement Retirement Program as of the date of the retirement from GM, increased until age 62 and one (1) month as if the Replacement Retirement Program benefits had commenced as of the date the Salaried Participant retired from GM.

To the extent permitted by law, all benefit payments to any Salaried Participant under the Replacement Retirement Program shall be discontinued upon re-employment with GM or Purchaser on a regular, contract, or other basis.

              5.5.2. GM Retirement Program Amendments.

GM shall amend the GM Retirement Program to provide Salaried Participants the following as of the Closing:

    (a) With respect to Salaried Participants who retire on or before October 1, 1999, the benefit under the GM Retirement Program shall be determined by taking into account for all purposes, including benefit accruals, the credited service accrued under the Replacement Retirement Program for service with Purchaser on or before October 1, 1999 and no additional credited service shall be recognized for any period for which the GM Retirement Program has already provided credited service.

    (b) Except as provided in paragraph (a) above, with respect to Salaried Participants, the benefit under the GM Retirement Program shall be determined by taking into account solely for eligibility purposes the credited service accrued under the Replacement Retirement Program.

    (c) All Salaried Participants who are vested under the GM Retirement Program as of Closing and who retire (including disability retirement approved by GM) from Purchaser after closing shall be entitled to a Part A Benefit from the GM Retirement Program (reduced for age where appropriate) equal to a (i) Part A Basic Benefit (calculated on the basis of the credited service accrued under the GM Retirement Program, the Basic Benefit Rate in effect at the time of retirement from Purchaser and the Benefit Class Code at Closing) (ii) a Pro Rata Share (as defined in Section 5.5.6) of the applicable supplement and (iii) for those Salaried Participants who were participants in Part B of the GM Retirement Program as of Closing, (I) a Part B Primary Benefit based on the contributions of the individual Salaried Participant remaining in the GM Retirement Program as of the date of retirement from Purchaser and the Part B Primary Benefit rates in effect at such time, and (II) a Part B Supplementary Benefit calculated based on the Participant's credited service accrued under the GM Retirement Program and the formula under the GM Retirement Program in effect at such time. Such benefit under the GM retirement Program shall be determined as if the Salaried Participant was then retiring from GM and by taking into account solely for eligibility for payment purposes but not for benefit accrual purposes the age of the individual and the service credited under the Replacement Program with Purchaser after the Closing.

    (d) Any Salaried Participant who retires from Purchaser, but is not otherwise eligible to retire under the GM Retirement Program, is eligible only for unreduced benefits at age 62 and one (1) month at the benefit levels in effect under the GM Retirement Program as of the date of retirement from Purchaser, increased until age 62 and one (1) month as if the Retirement Program benefits had commenced as of the date of the retirement from Purchaser.

    (e) Unless GM and Purchaser agree to a disability retirement, any Salaried Participant who is vested under the Replacement Retirement Program and who returns to employment with GM and retires under the GM Retirement Program before becoming eligible to retire under the Replacement Retirement Program shall be entitled to a monthly benefit until age 62 and one (1) month, from the GM Retirement Program equal to the benefit that would be payable under the GM Retirement Program, determined as if the Salaried Participant was then retiring from GM with combined GM Retirement Program and Replacement Retirement Program credited service. After the Salaried Participant attains or would have attained age 62 and one (1) month, the GM Retirement Program shall pay monthly benefits based only on GM Retirement Program credited service.

    (f) For Salaried Participants entitled to a Part B Supplementary Benefit from the GM Retirement Program, the average monthly base salary for calculation of such benefit shall be based on the Salaried Participant's final average base salary with GM under the GM Retirement Program determined as of Closing increased by three percent (3%) simple interest per year for each full year of salaried employment with Purchaser after Closing.

    (g) Any break in service, other than a retirement, under the Replacement Retirement Program shall also break the Salaried Participant's credited service under the GM Retirement Program with entitlement only to a deferred vested benefit at the benefit levels in effect under the GM Retirement Program as of the break in service from Purchaser and the Salaried Participant's salary determined in accordance with Section 5.5.2.(f) above as of the break in service from Purchaser.

    (h) To the extent permitted by applicable law, all benefit payments to any Salaried Participant under the GM Retirement Program shall be discontinued upon re-employment with Purchaser or GM on a regular, contract, or other basis.

    (i) The Surviving Spouse of any Salaried Participant, who was vested under the GM Retirement Program at Closing, shall be eligible for payment from the GM Retirement Program of a survivor monthly benefit or a REA pre-retirement monthly survivor benefit, whichever is applicable, based on the Salaried Participant's credited service accrued under the GM Retirement Program at Closing and the benefit levels in effect under the GM Retirement Program on the earlier of death or the date such Salaried Participant terminated employment with the Purchaser and the Salaried Participant's salary determined in accordance with Section 5.5.2.(f). All other GM Salaried Retirement Program terms shall apply, including, but not limited to, those regarding eligibility and duration of surviving spouse benefits.

         5.5.3. Replacement Pension Plan.

Effective as of the Hire Date, Purchaser will establish a new defined benefit pension plan (the "Replacement Pension Plan") covering the Hourly Transferred Employees (the "Hourly Participants") which, in accordance with this Agreement and Purchaser's obligation to assume the UAW Agreement, will duplicate the terms and benefits provided for under the GM Hourly-Rate Employees Pension Plan (the "Pension Plan") for the Hourly Participants until the UAW Agreement expires. For purposes of Section 5.5.3 and 5.5.4, the term "credited service" shall have the meaning set forth in the UAW Agreement. The Replacement Pension Plan will also provide for the following effective as of the Closing:

    (a) Except in the case of Hourly Participants who retire (including disability retirement approved by GM) or who return to GM on or before October 1, 1999, recognition for vesting, and eligibility credited service accrued under the GM Pension Plan as of Closing. Notwithstanding the preceding sentence, the Replacement Pension Plan will also recognize for benefit accrual purposes the credited service accrued under the GM Pension Plan as of Closing for any

         Hourly Participant for whom the Purchaser is completely responsible for pension benefits in accordance with Section 5.5 hereof.

    (b) All Hourly Participants who are vested and who retire (including a disability retirement approved by GM) from Purchaser or who return to GM after October 1, 1999, shall be entitled to a basic benefit from the Replacement Pension Plan equal to the basic benefit rate at the time of retirement times years of credited service accrued under the Replacement Pension Plan (reduced for age where appropriate), and a supplement in an amount equal to the difference between the basic benefit and the Pro Rata Share of the applicable supplement provided for in the Replacement Pension Plan.

    (c) Unless GM and Purchaser agree to a "Mutually Satisfactory Retirement" (as defined in the Pension Plan) for an Hourly Participant or a disability retirement approved by GM, any Hourly Participant who is vested in the GM Pension Plan as of Closing and retires under the Replacement Pension Plan without eligibility to retire on a voluntary basis under the Pension Plan, shall be entitled to a monthly benefit from the Replacement Pension Plan until age 62 and one (1) month equal to the benefit that would be payable under the Replacement Pension Plan, determined as if the Hourly Participant was then retiring from Purchaser with combined GM Pension Plan and Replacement Pension Plan credited service. After the Hourly Participant attains or would have attained age 62 and one (1) month, the Replacement Pension Plan shall pay monthly benefits based only on Replacement Pension Plan credited service.

    (d) Except as provided in Section 5.5.3(e) below, any Hourly Participant who is vested under the Replacement Pension Plan and who is re-employed by GM after October 1, 1999 with continuous service with Purchaser to the date of re-employment, shall be entitled to a benefit from the Replacement Pension Plan, upon retirement from GM, determined as if the Hourly Participant was then retiring from Purchaser and by taking into account for vesting, and eligibility but not for benefit accrual purposes (i) the age of the individual and (ii) the service credited under the GM Pension Plan (including any additional service credited as a result of re-employment by GM after Closing). The benefit will include a basic benefit (reduced for age where appropriate) equal to the basic benefit rate at the time of retirement times years of credited service accrued under the Replacement Pension Plan, and a supplement in an amount equal to the difference between the basic benefit and the Pro-Rata Share of the applicable supplement provided in the Replacement Pension Plan.

    (e) Unless GM and Purchaser agree to a Mutual Retirement (as defined in the Pension Plan) for an Hourly Participant or a disability retirement approved by GM, any Hourly Participant, who is vested under the Replacement Pension Plan and who is later re-employed by GM and retires from GM but is not otherwise eligible to retire under the Replacement Pension Plan, shall be eligible under the Replacement Pension Plan only for unreduced benefits at age 62 and one (1) month at the benefit levels in effect under the Replacement Pension Plan as of the date of the retirement from GM increased until age 62 and one (1) month as if the Replacement Pension Plan benefits had commenced as of the date the Hourly Participant retired from GM.

    (f) To the extent permitted by law, all benefit payments to any Hourly Participant under the Replacement Hourly Pension Plan shall be discontinued upon re-employment with GM or Purchaser on a regular, contract, or other basis.

         5.5.4. GM Pension Plan Amendments.

GM shall amend the GM Pension Plan to provide for the following effective as of
Closing:

    (a) With respect to Hourly Participants who retire or return to GM on or before October 1, 1999, the benefit under the GM Pension Plan shall be determined by taking into account for all purposes, including benefit accruals, The Credited Service accrued under the Replacement Pension Plan for service with Purchaser on or before October 1, 1999 and no credited service shall be recognized for any period for which the GM Pension Plan has already provided credited service.

    (b) All Hourly Participants who are vested under the GM Pension Plan as of Closing and retire (including a disability retirement approved by GM under the GM Pension Plan) from Purchaser after October 1, 1999, shall be entitled to a benefit from the GM Pension Plan determined as if the Hourly Participant was then retiring from GM on a normal or early voluntary basis or a disability retirement (if approved by GM under the GM Pension Plan) , and by taking into account solely for eligibility for payment but not for benefit accrual purposes the age of the individual and the service credited under the Replacement Pension Plan after Closing. The benefit will include a basic benefit (reduced for age where appropriate) equal to the basic benefit rate at the time of retirement times years of credited service accrued under the Pension Plan (determined on the basis of the Basic Benefit Rate in effect at such time and the Benefit Class Code attained with Purchaser), and a supplement in an amount equal to the difference between the basic benefit and the Pro-Rata Share of the applicable supplement provided for in the GM Pension Plan. All other applicable provisions of the GM Pension Plan shall apply.

    (c) Any Hourly Participant who is vested in the GM Pension Plan as of the Closing and retires from Purchaser but is not otherwise eligible to retire under the GM Pension Plan, shall be eligible under the GM Pension Plan only for unreduced benefits at age 62 and one (1) month at the benefit levels in effect under the GM Pension Plan as of the date of retirement from Purchaser, increased until age 62 and one (1) month as if the Pension Plan benefits had commenced as of the date of the retirement from Purchaser.

    (d) Unless GM and Purchaser agree to a disability retirement, any Hourly Participant who is vested under the Replacement Pension Plan and who returns to employment with GM and retires under the GM Pension Plan without eligibility to retire under the Replacement Pension Plan (except for a Mutually Satisfactory Retirement with Purchaser's approval) shall be entitled to a monthly payment, until age 62 and one
         (1) month, from the GM Pension Plan equal to the benefit that would be payable under the GM Pension Plan, determined as if the Hourly Participant was then retiring from GM with combined GM Pension Plan and Replacement Pension Plan benefit accrual credited service. After the Hourly Participant attains or would have attained age 62 and one (1) month, The GM Pension Plan shall pay monthly benefits based only on GM Pension Plan benefit accrual credited service.

    (e) Pension Plan disability and survivor benefits payable to or on behalf of any Hourly Participant who was vested under the GM Pension Plan as of Closing and who becomes disabled or dies while employed by Purchaser shall be determined as if such Hourly Participant continued to be employed by GM but the amount of such benefit shall be based solely on such Hourly Participant's credited service accrued under the GM Pension Plan as of Closing and the benefit levels in effect under the GM Pension Plan at the time of disability or death.

    (f) Any break in service, other than a retirement, under the Replacement Pension Plan shall also break the Hourly Participant's credited service under the GM Pension Plan with entitlement only to a deferred vested retirement at the benefit levels in effect under the GM Pension Plan as of the break in service from Purchaser.

    (g) Any benefits payable from the GM Pension Plan under this Section 5.5.4 shall be based on the provisions applicable to other GM-UAW employees and retirees, including any increase in benefit rates under the GM Pension Plan.

To the extent permitted by applicable law, all benefit payments to any Hourly Participant under the GM Pension Plan shall be discontinued upon re-employment with Purchaser or GM on a regular, contract, or other basis.

         5.5.5. Recognition of Age and Credited Service Grants.

Purchaser acknowledges that neither GM nor the GM Pension Plan or GM Retirement Program shall be required to recognize any grants of additional age or additional credited service given to Salaried Participants or Hourly Participants by Purchaser and/or the Replacement Pension Plan or Replacement Retirement Program, including but not limited to extra credited service or age offered as an early retirement inducement. Similarly, if a

Transferred Employee is re-employed by GM, neither Purchaser nor the Replacement Pension Plan or Replacement Retirement Program shall be required to recognize any grants of additional age or credited service provided after re-employment by GM and/or the GM Pension Plan or GM Retirement Program, including but not limited to inducements for early retirement. Nothing herein shall be construed to limit GM's or Purchaser's right to amend the GM Pension Plan, GM Retirement Program, Replacement Retirement Program or Replacement Pension Plan under ERISA and the Code.

         5.5.6. Pro-Rata Share.

For purposes of this Article 5, "Pro-Rata Share" shall mean, with respect to each Salaried Participant or Hourly Participant, the quotient of (i) the number of years of credited service (including fractional years) under the GM Retirement Program or GM Pension Plan (or Replacement Retirement Program or Replacement Pension Plan, if referring to the Pro-Rata Share to be paid by the Replacement Retirement Program or the Replacement Pension Plan) for each Salaried or Hourly Participant, divided by (ii) the total number of years of credited service (including fractional years) under the GM Retirement Program and Replacement Retirement Program, or GM Pension Plan and Replacement Pension Plan, respectively, with regard to such Salaried Participant or Hourly Participant as of the date of their retirement from Purchaser or GM or other relevant determination date.

         5.5.7. Transfer of Liabilities and Assets.

    (a) With respect to each Transferred Employee who retires from Purchaser before October 1, 1999 ("Pre-October 1, 1999 Retiree"), the amount to be transferred in accordance with Section 5.5 will be calculated as follows. First, the monthly benefits which each such retiree would have received from the Replacement Retirement Program or the Replacement Pension Plan at the actual date of retirement (including the Purchaser's Basic Benefit, and if applicable, the Purchaser's retirement supplement) will be determined based on applicable benefit rates under the Replacement Retirement Program or the Replacement Pension Plan as of the retiree's actual date of retirement reflecting benefit increases already in place at Closing to be effective through September 14, 1999. Second, the present value of such benefit payments to each such retiree shall be calculated without regard to any post-retirement benefit adjustments other than those noted above, assuming the benefit is paid as a life annuity and using GM's SFAS 87 assumptions (e.g., discount rates, mortality assumptions, etc.) utilized to determine GM's year end disclosure as of December 31, 1997. Such present value shall be determined as of the Valuation Date based on the Transferred Employee's status (i.e., living or deceased) on such employee's retirement date.

    (b) With respect to each Hourly Transferred Employee who returns to GM before October 1, 1999 ("Pre-October 1, 1999 Hourly Returned Employee"), the amount to be transferred in accordance with Section 5.5 will be calculated as follows. First, an Accumulated Benefit Obligation (as defined under SFAS

         87) for each such employee based on combined credited service as of the Valuation Date with GM and Purchaser will be calculated as of the Valuation Date using benefit rates set forth in the GM-UAW contract in effect at Closing reflecting benefit increases scheduled to be effective on September 14, 1999. All other assumptions for computing the Accumulated Benefit Obligations (as defined under SFAS
         87) shall be taken from GM's SFAS 87 assumptions utilized to determine GM's year-end disclosure as of December 31, 1997 (e.g., retirement assumptions, discount rates, mortality assumptions, etc.). Second, the Accumulated Benefit Obligation for each such employee shall be multiplied by a fraction determined for each such employee. The numerator of such fraction will be the employee's credited service with Purchaser and the denominator of such fraction will be the numerator plus the employee's credited service with GM at the Valuation Date. The amount to be transferred with respect to each Pre-October 1, 1999 Hourly Returned Employee shall equal the product of the Accumulated Benefit Obligation and such fraction. An employee's status (i.e., living or deceased) shall be determined on the date such employee transfers back to GM. Notwithstanding the above, for a Transferred Employee covered by Section 5.5(A) ("Unvested Hourly Particpant"), the amount to be transferred shall equal the present value as of the Valuation Date of each employee's accrued benefit as of the earlier of the employee's return to GM or the Valuation Date using the benefit rates set forth in the UAW Agreement in effect through September 14, 1999. The assumptions for computing this present value shall be based solely on the discount rate and mortality assumption utilized to determine GM's SFAS 87 year-end disclosure as of December 31, 1997 and shall also be based on an assumed retirement age equal to the employee's age as of the employee's normal retirement date.

    (c) With respect to each Unvested Hourly Participant, the amount to be transferred in accordance with Section 5.5 will be calculated as follows. The present value of each employee's accrued benefit as of the Closing Date will be calculated as of the Closing Date using the benefit rates set forth in the UAW Agreement in effect on the Closing Date reflecting benefit increases scheduled to be effective through September 14, 1999. The assumptions for computing this present value shall be based solely on the discount rate and mortality assumption utilized to determine GM's SFAS 87 year-end disclosure as of December 31, 1997 and shall also be based on an assumed retirement age equal to the employee's age as of the employee's normal retirement date.

    (d) With respect to a Transferred Employee covered by Section 5.5(B) ("Unvested Salaried Participant"), the amount to be transferred in accordance with Section 5.5 will be calculated as follows. The present value of each employee's accrued benefit as of the Closing Date will be calculated as of the Closing Date using the benefit rates set forth in the GM Retirement Program in effect on the Closing Date reflecting benefit increases scheduled to be effective through September 14, 1999. The assumptions for computing this present value shall be based solely on the discount rate and mortality assumption utilized to determine GM's SFAS 87 year-end disclosure as of December 31, 1997 and shall also be based on an assumed retirement age equal to the employee's age as of the employee's normal retirement date.

    (e) The amount to be transferred under paragraphs (a), (b), (c) and (d) hereof shall be increased by interest at Prime Rate on the Valuation Date from the Valuation Date to the date of transfer.

    (f) For purposes of this Section 5.5.7 the Valuation Date shall be defined as October 1, 1999.

    (g) The transfer of assets shall comply with Section 414(l) of the Internal Revenue Code. However, to the extent that the amount required to be transferred under Section 414(1) is different than the amount determined in accordance with this Section 5.5.7, the Amount required under section 414(1) will be transferred. On the date of such transfer, GM will either pay to (or receive from) Purchaser, as the case may be, the excess (or the deficit) of the amount computed under this Section 5.5.7, over the amount transferred in accordance with Section 414(l), with interest at prime rate on the Valuation Date from the Valuation Date to the date of transfer.

    (h)  The determination of amounts to be transferred in accordance with this
         Section 5.5.7 shall be made by the GM actuary with respect to transfers from the GM Retirement Program or the GM Pension Plan and by the Purchaser's actuary with respect to transfers from the replacement retirement program or the Replacement Pension Plan. The transferor's actuary shall provide the actuary selected by the transferee with all the documentation reasonably necessary to verify such determination within 180 days of the Valuation Date. The Purchaser will verify such determination within 180 days of the receipt of such calculation. Thereafter, Purchaser and GM shall cooperate to file as soon as reasonably possible all documents, including Forms 531OA, which may be legally required to effect the liability and asset transfer. The transfer shall take place on the first business that that is at least thirty-one days following such filing. Notwithstanding the above, if the transferee's actuary informs the transferor within 180 days of receiving supporting documentation from the transferor, that he disagrees with the transferor's actuary then, first GM and the Purchaser shall negotiate, in good faith, to resolve such dispute, and if unable to come to an agreement, then GM and the Purchaser shall agree upon and engage an impartial actuary, who shall be entitled to the privileges and immunities of an arbitrator, to resolve any disagreement and whose determination as to any such disagreement (if not contrary to ERISA) shall be conclusive, final and binding. The parties shall share equally all costs and fees of such impartial actuary. Thereafter, Purchaser and GM shall cooperate to file as soon as reasonably possible all documents, including Forms 5310A,

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
         which may be legally required to effect the liability and asset transfer. The transfer shall take place on the first business day that is at least thirty-one days following such filing.

    (i) The retirement program or pension plan that is the transferee of assets transferred in accordance with Section 5.5.7 shall assume all liabilities for all accrued benefits as of the effective date of the transfer under the transferor plan in respect of the participants to whom, and credited service to which, such transfer relates, and the transferor plan shall be relieved of all liabilities for such benefits. GM and the Purchaser shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 5.5.7, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

    5.6. Certain Insurance Matters.

    (a) Except as otherwise provided in Section 5.6, for the purpose of coordination of benefits provisions for health care coverage, for covered expenses relating to periods after the Closing, Purchaser's health care coverage shall in all cases (including health care coverage in retirement for Transferred Employees who retire from Purchaser) be primary in relation to GM coverage.

    (b) Purchaser shall not extend Employee Welfare Benefit Plan coverage to and GM shall retain liability for any individual who is confined to a hospital at Closing until such individual is discharged after Closing.

    (c) Following the Closing, any Transferred Employee who is provided GM retiree health care or life insurance coverage under a retiree health care or life insurance plan then maintained by GM, must elect participation in a retiree health care or life insurance plan maintained by Purchaser, if eligible, and submit expenses as provided in Section 5.6(a).

    (d) Provision of post-retirement health care and life insurance coverage for all Transferred Employees other than in (e) below shall be the primary responsibility of Purchaser, and Purchaser's health care and life and disability benefits program shall take into account combined GM and Purchaser credited service for eligibility; subject, however, to all applicable plan terms, including but not limited to the right to amend, modify, suspend or terminate the plans.

    (e) Upon retirement from Purchaser, GM shall provide post-retirement health care and life insurance coverage to the following Transferred
         Employees:

         (i) Hourly and Salaried Transferred Employees eligible to retire from GM as of Closing on a voluntary basis with corporate contributions for post-retirement health care and life insurance coverage.

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         (ii) Hourly and Salaried Transferred Employees who retire on a voluntary basis under the Pension Plan or Retirement Program on or before October 1, 1999 and are otherwise eligible for post-retirement health care and corporate contributions for life insurance coverage.

        (iii) Hourly Returned Employees within the meaning of Section 5.2(b) who return to GM on or before October 1, 1999, and who are eligible for such benefit coverage.

         (iv) Hourly Returned Employees within the meaning of Section 5.2(b) who return to GM after October 1, 1999 and who are eligible for such benefit coverage.

The provision of post-retirement health care and life insurance coverage by GM is subject to all applicable benefit plan terms, including but not limited to the right to amend, modify, suspend or terminate the plans.

(f) With respect to post-retirement health care and life insurance coverage provided to Transferred Employees pursuant to Section 5.6(e) through the tenth anniversary of Closing or an earlier point in time mutually agreed to by the parties (the "Determination Date"), Purchaser will reimburse GM annually for a portion of the cost for insured plans and benefit payments and administrative cost for self-insured plans of such programs allocated on a Pro Rata Share basis, based on years of service at Purchaser over total years of service at both Purchaser and GM; provided that in the case of Hourly Transferred Employees who return to GM and retire on a "Mutual Retirement", Purchaser's Pro Rata Share reimbursement will not begin until such Transferred Employees would have been eligible to retire from Purchaser with employer provided post-retirement health care and contributions for life insurance coverage. With respect to post-retirement health care and contributions for life insurance coverage provided to Transferred Employees pursuant to Section 5.6(d) through the Determination Date, GM will reimburse Purchaser annually for a portion of the cost for insured plans and benefit payments and administrative cost for self-insured plans of such programs allocated on a Pro Rata Share basis, based on years of service at GM over total years of service at both Purchaser and GM; provided that in the case of Hourly Transferred Employees who retire on a "Mutual Retirement" or Salaried Transferred Employees who retire on an Incentive Retirement, GM's Pro Rata Share reimbursement will not begin until such Transferred Employees otherwise would have been eligible to retire from GM with employer provided post-retirement health care and contributions for life insurance coverage.

         On the Determination Date, if Purchaser's and GM's Standard and Poor's investment ratings, "Ratings", are no lower than their respective Ratings on

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




         the Closing Date, the parties shall settle their prospective obligations under this Section 5.6(f) and each party from that date forward will become solely responsible for its post retirement health care and life insurance costs as described in Sections 5.6(d) and 5.6(e). If on the Determination Date, either party has Ratings lower than their Ratings on the Closing Date, the parties shall continue annual reimbursements as described in the above paragraph. Notwithstanding any party's lower Ratings, the parties may mutually agree to a settlement of their prospective obligations under this
         Section 5.6(f). If GM assigns its obligations under this Section 5.6(f), the Ratings of the assignee will control whether a settlement must occur. The Ratings considered for an assignee shall be the Ratings on the date of assignment and the Ratings on the Determination Date.

         With respect to post-retirement health care and life insurance costs related to Transferred Employees pursuant to Section 5.6(e) and Section 5.6(d) after the Determination Date, GM shall pay to Purchaser, if (a) below exceeds (b) below, or Purchaser shall pay to GM, if (b) below exceeds (a) below, in cash, an amount equal to the excess of (a) GM's Pro Rata Share of the EPBO as of the Determination Date using SFAS 106 (or its successor accounting principle) assumptions in all cases except for the discount rate as explained below, or its successor accounting principle, for the Transferred Employees subject to Section 5.6(d) determined using Purchaser's plan as it applies to such group of Transferred Employees for the plan year containing the Determination Date and Purchaser's SFAS 106 (or its successor accounting principle) assumptions except for the discount rate as explained below, or its successor accounting principle, as of the December 31st immediately preceding the Determination Date, compared to (b) Purchaser's Pro Rata Share of the EPBO as of the Determination Date using SFAS 106 (or its successor accounting principle) assumptions in all cases except for the discount rate as explained below, or its successor accounting principle, for the Transferred Employees subject to Section 5.6(e) determined using GM's plan as it applies to such group of Transferred Employees for the plan year containing the Determination Date and GM's SFAS 106 (or its successor accounting principle) assumptions except for the discount rate as explained below, or its successor accounting principle, as of the December 31st immediately preceding the Determination Date. For purposes of determining the EPBO under this paragraph, the calculation shall include all Transferred Employees who, as of the Determination Date, have not terminated employment prior to eligibility for post-retirement health care and employer contributions for life insurance coverage. For purposes of this Section 5.6, the Pro Rata Share shall have the same meaning as in Section 5.5.6 with respect to Transferred Employees who have retired as of *the Determination Date; for all other Transferred Employees included in this calculation of EPBO as of the Determination Date, the denominator of the Pro Rata Share shall include the credited service as of the Determination Date plus the expected period of time from the Determination Date to each such Transferred Employee's average

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




         expected retirement date (weighted by EPBO at each possible retirement age, rather than an unweighted average), based on the applicable SFAS 106 (or its successor accounting principle) assumptions as of the December 31 immediately preceding the Determination Date.

         Further, the valuation of either party's prospective obligation under this Section 5.6(f) shall be made using a discount rate equivalent to the numerical average of the 30 Year Treasury Bill rate in effect on the first day of each month for a twelve month period prior to and including the Determination Date, as published in the Wall Street Journal, New York Edition, plus 200 basis points for amounts transferred that will not be place in a trust as described below, or plus 300 basis points for amounts transferred that will be placed in a trust as described below. The cash payment to settle the obligations should be based on the above valuation method.

         Cash transferred by either party with regard to its prospective obligations for Hourly Transferred Employees under this Section 5.6(f) shall be placed in a VEBA Trust if the Test Amount exceeds $10 million. For purposes of determining whether a VEBA Trust contribution is required under this Section 5.6(f) (the "Test Amount"), the 30 year Treasury Bill Rate plus 250 basis points will be used. The determination of amounts to be transferred in accordance with this
         Section 5.6(f) shall be made by the party's respective actuaries. The actuaries shall exchange all of the documentation reasonably necessary to verify their respective determinations within 120 days of the Determination Date. Such calculations will be verified and the cash transferred within 180 days of the Determination Date. Interest on the amount transferred will be accrued from the Determination Date to the date of transfer at the Prime Rate in effect on the Determination Date. If either party's actuary disagrees with the calculations under this
         Section 5.6(f), the parties shall negotiate, in good faith, to resolve such dispute. If the parties are unable to resolve such dispute, they shall agree upon and engage an impartial actuary, who shall be entitled to the privileges and immunities of an arbitrator, to resolve any disagreement and whose determination as to any such disagreement shall be conclusive, final and binding on the parties. The Parties shall share equally all costs and fees of such impartial actuary.

         The parties shall mutually indemnify each other for any claims arising out of their respective actions with regard to their respective obligations to retirees and their dependents and beneficiaries as allocated between the parties pursuant to this Section 5.6(f).

    5.7. Purchaser Benefit Plans.

Except as otherwise provided in this Section 5, nothing herein shall prejudice the right of Purchaser or GM to amend or terminate any of its plans, programs, policies or arrangements applicable to any Transferred Employee or Special Status Employee following the Closing.

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    5.8. Employee Information: Cooperation in Establishing Purchaser Benefit
         Plans.

    (a) GM and Purchaser will each provide the other any relevant information with respect to an employee's employment with, and compensation from GM or Purchaser, or rights or benefits under any Employee Benefit Plan which either Party may reasonably request and require.

    (b) Purchaser will establish Employee Welfare Benefit Plans, in accordance with applicable laws, for the Transferred Employees, as applicable, on a timely basis so that such plans will be in effect on Closing and GM shall administer such Purchaser plans through December 31, 1998.

    5.9. Wrongful Acts.

Notwithstanding anything to the contrary in this Agreement, GM shall not be liable for any adverse consequences arising from a wrongful act by Purchaser with respect to any Transferred Employee. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be liable for any adverse consequences arising from a wrongful act by GM with respect to any employee or former employee of GM or its Affiliates, including, without limitation, all employees identified on Schedule 5.1.A, all Overseas Employees, and all employees of the JV Companies and the Sales Companies.

   5.10. Provisions Regarding Purchaser's Agreements. Benefit Plans and
         Policies.

    (a) Except as otherwise provided in this Section 5, coverage and benefits for Transferred Employees or their dependents under any employee benefit plan or any related policies or programs offered by Purchaser ("Purchaser Plans"), shall apply without regard to eligibility for such coverage or benefits under any GM Employee Benefit Plan, and shall be primary.

    (b) Purchaser and GM each shall reimburse the other for any liability incurred in respect of Transferred Employees due to any violation of law with respect to or failure by Purchaser or GM to abide by the terms or conditions of their respective collective bargaining agreements, or any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or any other plans, policies or programs maintained by Purchaser or GM for any Transferred Employee, Hourly Returned Employee or Special Status Employee.

   5.11. Grievances.

GM represents that it has disclosed to Purchaser (or will disclose prior to the Closing) all pending labor grievances and arbitration proceedings which relate to the US Business. Prior to the Closing, GM will disclose all labor grievances and arbitration proceedings which relate to the US Business which remain unresolved on the Closing Date. The parties will address (i) grievances open as of the date of the Closing and (ii) grievances filed after the date of

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Closing relating to an event, occurrence or cause of action arising prior to
Closing which affect or relate to the rights of GM or Purchaser under this Agreement (collectively, "the Grievances") as set forth below. Purchaser and GM will cooperate in the defense of the Grievances. Purchaser will not settle any of the Grievances without GM's consent, if such settlement will result in liability for GM. Such consent will not be unreasonably withheld. GM will not settle any of the Grievances without Purchaser's consent if such settlement will result in liability for Purchaser. Such consent will not be unreasonably withheld. If the seniority of a grievant is reinstated as a result of the disposition of a Grievance or a court or administrative order, Purchaser will reinstate the grievant as if the grievant had been an Hourly Transferred Employee as of the date of the Closing. In general, for Hourly Transferred Employees who have been continuously employed, back pay liability relating to periods prior to Closing will be allocated to GM. Back pay liability relating to periods subsequent to Closing will be allocated to Purchaser. In general, for employees who become Hourly Transferred Employees because they are reinstated through the grievance procedure, back pay liability relating to periods prior to Closing will be allocated to GM. Back pay liability relating to periods subsequent to Closing will be allocated to Purchaser. The parties will discuss treatment of Grievances involving unusual circumstances. If GM or the Purchaser withholds consent to a settlement of a Grievance recommended by the other or elects to continue to defend the Grievance jointly with the other, then the party that withholds consent shall be liable to the other for the portion of the back pay or other liability resulting from the ultimate disposition of such Grievance (or subsequent settlement) which is in excess of the liability that would have resulted from the settlement recommended by the other party and rejected by the party that withholds consent.

   5.12. Savings Plan Transfers.

Purchaser agrees to establish for all Transferred Employees a savings plan (under Section 401(k) of the Code) effective as of Closing. To the extent allowed by applicable law, Purchaser agrees that Hourly Transferred Employees with account balances in the GM Personal Savings Plan will be eligible to transfer such account balances in accordance with the provisions of the plan to the Purchaser's savings plan applicable to Hourly Transferred Employees. To the extent allowed by applicable law, Salaried Transferred Employees with account balances in the GM Savings-Stock Purchase Program will be eligible to transfer such account balances in accordance with the provisions of the program to the Purchaser's savings plan applicable to Salaried Transferred Employees. The manner of such transfer shall be a withdrawal from the GM Plan or Program.

   5.13. Allocation of Responsibility for Suggestions Existing as of Closing.

Purchaser will investigate and review any suggestions related to the US Business pending as of Closing. GM will cooperate with Purchaser to facilitate the investigation and review of all such suggestions. With regard to any suggestions submitted on or prior to the Closing Date, GM will be responsible for payment of any suggestion award related to savings realized on or prior to Closing, with Purchaser responsible for payment related to savings realized after Closing. Purchaser will assume responsibility for suggestions related to the U.S. Businesses

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


submitted by any Transferred Employee after Closing and before September 14, 1999, regardless of whether submitted on Purchaser or GM suggestion forms.

   5.14. Vehicle Purchase Program.

Without cost to Purchaser, Transferred Employees will continue to be eligible through October 1, 1999 to participate in the GM New and Used Vehicle Purchase Program, in accordance with policies in effect for GM employees. Under either program, it is the responsibility of the Transferred Employee to take delivery of the new or used vehicle by October 1, 1999.

   5.15. Profit Sharing.

Regardless of the vesting date, GM will pay to each Transferred Employee any profit sharing due with respect to 1998 on a pro rata basis using the number of days worked during 1998 by the Transferred Employees for GM and for Purchaser.

   5.16. Vacation.

         (a) Hourly Employees. Within 60 days following the end of the calendar years 1998, 1999, 2000, and 2001, GM and Purchaser shall determine the total dollar value of vacation pay accrued for the applicable year with respect to an Hourly Transferred Employee who was employed at both GM and Purchaser for such year (the "Vacation Pay"). The Vacation Pay thus determined shall be allocated between GM and Purchaser pro rata based on pay periods worked (and portions thereof) at GM and Purchaser, respectively, during the applicable year. From the allocated Vacation Pay amounts both GM and purchaser shall subtract any actual vacation used while working at GM or Purchaser, respectively, during the applicable year by employees who were employed at both GM and Purchaser for such year (the "Net Vacation Pay"). In the event the Purchaser's Net Vacation Pay exceeds GM's Net Vacation Pay, then Purchaser shall pay to GM the difference between Purchaser's Net Vacation Pay and GM's Net Vacation Pay. In the event the GM's Net Vacation Pay exceeds Purchaser's Net Vacation Pay, then GM shall pay to Purchaser the difference between GM's Net Vacation Pay and Purchaser's Net Vacation Pay.

         (b) Salaried Employees. Within 60 days of Closing, GM will pay to Purchaser the value of all accrued and unused vacation as of the Closing, offset by the value of all vacation used but not accrued as of Closing.

   5.17. Training.

Purchaser will participate in joint activities through the UAW-GM Center for Human Resources ("CHR") in the same manner as provided prior to the Closing Date for the duration of the current GM-UAW Agreement. This includes funding levels, the funding approval process, and full participation in jointly developed and negotiated programs. Purchaser's funding obligations will be met by monthly payments to the CHR in an amount equal to the funding obligation incurred by Purchaser each month pursuant to the UAW Agreements

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Memorandum of Understanding Joint Activities (III Funding). Purchaser's funding rate for overtime hours will be based on the procedure in place for determining such funding rate pursuant to the GM-UAW National Agreement for Grand Rapids and Auburn Hills.

   5.18. Tuition Reimbursement Expenses.

GM shall be responsible for payment of all tuition reimbursement expenses which are properly payable under the Tuition Assistance Plan for Salaried Transferred Employees for classes commenced or approved prior to Closing. Tuition reimbursement expenses with respect to Salaried Transferred Employees will be paid by Purchaser's tuition assistance plan for classes which commence on or after Closing and which have not been approved prior to Closing.

   5.19. Workers' Compensation.

    (a) GM shall be responsible for workers' compensation claims of Transferred Employees based on injuries or illnesses which arose out of and in the course of employment with GM on or prior to Closing, regardless of when such claim is made.

    (b) Purchaser will be responsible for workers' compensation claims of Transferred Employees based on injuries and illnesses which arise out of and in the course of employment with Purchaser after Closing.

    (c) With regard to workers' compensation claims for which GM retains responsibility and which involve the payment of lost-time workers' compensation benefits for any GM Leave Employee, Purchaser will make reasonable efforts consistent with the provisions of the UAW Agreement, the applicable local agreement, and the applicable law, to place such employee in suitable employment. In the event GM and Purchaser disagree as to any workers' compensation claimant's ability to return to work, both GM and Purchaser will submit the disagreement to a binding third party medical arbitrator (selected by mutual agreement of Purchaser and GM). The cost of such arbitrator shall be shared equally by Purchaser and GM. GM and Purchaser shall cooperate in good faith to administer the allocation of the workers' compensation benefits provided for in this Section 5.19.

   5.20. Legal Services Plan.

Purchaser will provide legal services and administrative support to Transferred Hourly Employees ("Purchaser Legal Services Plan") through the UAW-GM Legal Services Plan for the duration of the UAW Agreement, including funding required by that Agreement. Purchaser will pay for this plan based on Purchaser's accruals for the plan at the GM accrual rates. Purchaser will provide funding on or prior to October 1, 1999.

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
    5.21. GM Pre-Closing Indemnity.

GM hereby agrees to indemnify and hold harmless the Purchaser for itself, its successors and assigns (and on behalf of the Asset Purchasers and Securities Purchasers) from any liability asserted against the Purchaser, any Asset Purchaser or any Securities Purchaser under Title IV of ERISA or Chapter 43 of the Code by reason of all or part of the Combined Business having at some time prior to Closing been part of the GM Group or having formed with any part of the GM Group a group of trades or businesses under common control within the meaning of Section 414(c) of the Code.

Overseas Employees

    5.22. Transfer of Overseas Employees.

The Parties acknowledge and agree that all Overseas Employees shall transfer from the relevant Asset Seller to the relevant Asset Purchaser by operation of applicable local law and/or pursuant to the terms of the Transfer Agreement relating to that jurisdiction and the Purchaser shall cause the relevant Asset Purchasers to the extent required to offer employment to the Overseas Employees in accordance therewith and on the same terms and conditions of employment (including, without limitation, applicable Benefit Arrangements except pension arrangements of the Overseas Employees at the UK Business) as were in place immediately prior to Closing.

    5.23. Novation of Contracts of Employment of Overseas Employees.

The Parties agree to use all reasonable endeavors to cause the contracts of employment of any Overseas Employees, other than those employed by a Sale Company or JV Company, whose contracts of employment do not transfer (for whatever reason) by operation of law to be novated from the relevant Asset Seller to the relevant Asset Purchaser with effect from Closing on substantially the same, or equivalent to, terms and conditions of employment (including, without limitation, applicable Benefit Arrangements) as were in place immediately prior to Closing.

    5.24. Purchaser Post-Closing Indemnity (Overseas Employees).

The Purchaser shall indemnify GM for itself and on behalf of the relevant Asset Sellers against all claims and liabilities in respect of the Overseas Employees including, without limitation, claims for any redundancy or severance payments and any liability for unfair or wrongful dismissal or discrimination or as a result of any other act or omissions by any member of the Purchaser Group, in each case relating to the employment or termination of the employment of any Overseas Employee after Closing and all claims arising from infringement of the rights of any employee, trade union representative or other employee representative to information, consultation or negotiation.








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    5.25. GM Pre-Closing Indemnity (Overseas Employees),

GM shall indemnify the Purchaser for itself and on behalf of the relevant Asset Purchasers against all claims and liabilities in respect of the Overseas Employees including, without limitation, claims for any redundancy or severance payments and any liability for unfair or wrongful dismissal or discrimination or as a result of any other act or omission by GM or the relevant member of the GM Group (other than at the request of or with the acquiescence or consent of the Purchaser or any member of the Purchaser Group), in each case relating to the employment or termination of the employment of any Overseas Employee prior to Closing and all claims arising from infringement of the rights of any employee, trade union representative or other employee representative to information, consultation or negotiation.

    5.26. Consultation and Negotiation Duties.

The Purchaser represents and warrants that relevant members of the Purchaser Group have provided relevant members of the GM Group with sufficient information so as to enable them to comply in a timely manner with their information, consultation and negotiation duties under any relevant national or European Union legislation or regulations or any works council agreement or other agreement with employees or elected or trade union representatives of such employees.

    5.27. Pension Schemes and Benefit Plans.

Without prejudice to the generality of the foregoing, each Transfer Agreement relating to the sale of Acquired Assets in any jurisdiction outside the United States shall incorporate provisions dealing with the transfer of any rights of Overseas Employees under any Pension Schemes. All benefit plans that are operated by the Sale Companies and the JV Companies and subject to the laws of any jurisdiction outside the United States have, in all material respects, been maintained in compliance with all applicable requirements and, if they are intended to be funded or book reserved are appropriately funded or book reserved. There are no outstanding premiums on the insurance policies relating to benefit plans operated by the Spanish Share Business and the Spanish Asset Business as of the Closing Date and such insurance policies shall be transferred to the applicable member of the Purchaser Group at the Closing.

    5.28. Sales of Productive Assets.

Notwithstanding the above, it is hereby acknowledged and agreed that the sale of Acquired Assets hereunder and pursuant to the relevant Transfer Agreements relating to the German Business shall only be a sale of the assets identified in the relevant Schedules to this Agreement and the relevant Transfer Agreement and, in particular, such sales do not and shall not be deemed to include or require the transfer of employees (other than, as regards the Wuppertal and Russelsheim engineering and support operations forming part of the German Business, those persons listed as Overseas Employees) engaged in the Business at such locations to the relevant Asset Purchaser.







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6.  REAL PROPERTY MATTERS.

     6.1.  Conveyance.

With respect to the US Owned Real Property, GM will at the Closing execute and deliver to Purchaser an appropriate covenant deed in recordable form sufficient to vest in Purchaser good, marketable and insurable fee simple title to such US Owned Real Property, subject only to the Permitted Exceptions. The parties will grant (or reserve) appropriate easements if reasonably necessary, for access, utilities and other required matters so that each may reasonably operate and utilize its respective property which is adjacent to the other's property so conveyed. With respect to US Real Property Leases, GM will at Closing execute and deliver to Purchaser an appropriate assignment sufficient to vest in Purchaser GM's leasehold estate in the US Real Property Leased and/or sublease the entire premises covered by such US Real Property Lease to Purchaser for the remaining term of such Lease and with respect to any US Real Property Lease, with respect to which Purchaser receives a sublease, Purchaser will accept a subsequent assignment of such Real Property Lease in lieu of such sublease.

     6.2.  Title

GM has delivered to Purchaser commitments for ALTA Owner's Title Insurance Policies (10-17-92 Policy 136) with respect to the, US Owned Real Property and commitments for ALTA Leasehold Owner's Policies (10-17-92 Policy 138) with respect to certain US Leased Real Property issued by Title Insurer(s) approved by Purchaser, and has delivered copies of each exception to title referred to therein. At the Closing GM shall cause to be delivered to purchaser in form reasonably satisfactory to Purchaser an ALTA Owner's Title Insurance Policies (10-17-92 Policy 136), in the amount of Two Million Twenty Five Thousand - Dollars (US $2,025,000), relating to the Grand Rapids, Michigan, plant dated as of the Closing Date, issued to Purchaser by which title insurance policy insures that the fee simple absolute title to the parcel of US Owned Real Property described therein is marketable and valid and vested in Purchaser, subject only to the Permitted Exceptions. GM shall cause to be delivered to Purchaser in form reasonably satisfactory to Purchaser an ALTA Leasehold Owner's Policies (10-17-92) Policy 138, in the amount of Two Million Dollars (US $ 2,000,000) relating to the plant in Auburn Hills, Michigan dated as of the Closing Date, issued to Purchaser by such title insurer, which title insurance policy insures the leasehold interest of Purchaser under the US Real Property Leases with respect to the plant in Auburn Hills, Michigan. The premiums for such policy as well as the title commitment charges, including charges for title examination, shall be paid by GM. Purchaser will be responsible for all endorsements to the title policies requested by Purchaser, except for those endorsements necessary for GM to insure over any title exception that is not a Permitted Exception so that GM shall deliver title to the US Owned Real Property subject only to the Permitted Exceptions. The documents described on Schedule 6.2 are unrecorded agreements, easements, restrictions and other encumbrances. Schedule 6.2 requires in certain instances the termination, release or amendment of such unrecorded agreements, easements, restrictions and other encumbrances. The provisions of Schedule 6.2 requiring Purchaser and/or GM to accomplish any matters with respect to such unrecorded agreements,





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easements, restrictions and other encumbrances shall be performed by the Parties as provided on Schedule 6.2.

         6.3. Land Survey.

GM has delivered surveys ("Survey") to Purchaser and the Title Insurer, at GM's expense, prepared in accordance with minimum standard detail requirements for 1997 ALTA/ACSM surveys, Class A, prepared by a surveyor licensed in the jurisdiction in which the US Real Property is located showing the US Owned Real Property, the Auburn Hills, Michigan plant, and all known easements and rights granted by license thereon which can be depicted on the Survey, all Improvements (including fences and driveways), and access to and from a dedicated and accepted public right-of-way.

         6.4. Auburn Hills Plant.

The Parties acknowledge that the lease relating to the Auburn Hills, Michigan, facility shall be amended to delete tenant's option thereunder to extend the current 8-year term.

         6.5. European Real Property Matters.

At the Closing, GM shall cause each of the Asset Sellers under the applicable Transfer Agreement to sell, transfer, assign, convey and deliver, as applicable, to each of the Asset Purchasers such right and interest in the European Real Property as set forth in the Transfer Agreements. European Real Property shall be dealt with in accordance with the provisions of the applicable Transfer Agreements.

7.  ENVIRONMENTAL MATTERS.

PART I

         United States Business. For the avoidance of doubt, Sections 7.1 to
7.10.3 of this Article 7 only apply to the United States Business.


         7.1. Definitions.
         The following terms, as used in Sections 7.1 to 7.13.5, shall have the following meanings for the purposes of Part I and Part 11 of Article 7 only, whether used in the singular or plural (other terms are defined in the Sections to which they pertain):

         7.1.1 ACM. "ACM" means any asbestos-containing material as defined by Environmental Laws.

         7.1.2 Acquired United States Assets. "Acquired United States Assets" means the assets, rights and properties used or held for use primarily or exclusively in the United States Business.

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


         7.1.3 Adverse Consequences. "Adverse Consequences" means any liabilities, compensatory or punitive damages, treble damages to the extent recoverable under CERCLA or state CERCLA equivalent statutes, natural resource damages, penalties, costs and fines, including reasonable attorney's fees, but excluding: (a) consequential, special or incidental damages (such as loss of profits, loss of business opportunity, loss of use, diminution in value of any property, or business interruption); and (b) any attorney's or consultant's fees or other costs incurred by an indemnitee for any matter in which the indemnitor has in good faith accepted its defense and indemnity obligations.

         7.1.4 Clean Closure. An Environmental Condition will be "Clean Closed," when GM can establish the following:

              (a) no Hazardous Material is present at a level which exceeds the highest of ("Industrial Remediation Standard"): (1) natural background as determined in accordance with sound and accepted scientific and engineering judgment and practice: (2) the minimum legal requirements for remediation standards established under applicable Environmental Laws for industrial property, including Restrictive Covenants as defined herein; or (3) the level determined by a site-specific risk assessment consistent with applicable Environmental Law, or

              (b) the closure is approved by the Governmental Authority, consistent with applicable Environmental Law.

         7.1.5 Environmental Condition. "Environmental Condition" means the presence of any Hazardous Material in the soils, surface water, outside ambient air or ground water on the United States Real Property in concentrations above the least stringent remediation standard acceptable under Environmental Laws for industrial property. This term shall include an Environmental Condition resulting from a NonCompliance Matter. The presence of any Hazardous Material in or on any of the United States Real Property or in or on any of the Acquired United States Assets or the buildings (including fixtures, appurtenances, or equipment) located in or comprising any part of the United States Real Property is not considered an Environmental Condition. If no appropriate remediation standard is specified under Environmental Laws, the remediation standard shall be established using RECOGNIZED risk assessment methodologies as set forth in Section 7.3.3 (Remedial Action Factors).

         7.1.6 Environmental Laws. "Environmental Laws" means all applicable federal, territorial, national, common law, state and local laws, ordinances, statute, code, enactment, permit, consent, authorization, license, regulations, final orders and final judgments, rule, decree, injunction, or other requirement having the force and effect of law which are legally enforceable concerning the introduction, emission, discharge or release of any Hazardous Material into the air, soil or surface or ground water; the transportation, storage, treatment or disposal of any Hazardous Material; the










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         remediation or investigation of contamination of air, soil, or surface or ground water by any Hazardous Material; the regulation of storage tanks; or otherwise relating to pollution or the protection of human health and the environment. Environmental Laws include, but are not limited to, the following federal statutes and similar state and local laws: Clean Air Act, 42 U.S.C. 7401, et seq.; Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq.; as amended by the Superfund Amendments and Reauthorization Act of 1986 "CERCLA"; Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C." 1001, et seq.; Oil Pollution Act of 1990, et seq.; U.S.C. 2701 et seq.; Pollution Prevention Act of 1990, 42 U. S.C. 13 10 1, et seq.; Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq.; as amended by, the Hazardous and Solid Waste Amendments of 1984, "RCRA"; Safe Drinking Water Act, 42 U.S.C. 3001 et seq.; Solid Waste Disposal Act, 42 U.S.C. 6901, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
         Section 136 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq.; and the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; The following are not considered Environmental Laws: (a) laws, ordinances, regulations, final orders or final judgments, concerning primarily worker safety, including the Occupational Safety and Health Act "OSHA", and any similar state or local law or regulation; or (b) unpromulgated agency guidance documents, guidelines or directives which are not legally enforceable or duly promulgated.

         7.1.7 GM Indemnitees. "GM Indemnitees" means GM, its successors and assigns, and their respective officers, directors, shareholders and employees.

         7.1.8 Governmental Authority. "Governmental Authority" means any local, state or federal governmental agency with jurisdiction in the relevant matter pursuant to any Environmental Laws.

         7.1.9 Hazardous Material. "Hazardous Material" means any substance regulated, defined, or designated as a "hazardous substance," "extremely or imminently hazardous substance," "hazardous material," "hazardous chemical," "hazardous or toxic pollutant," "pollutant," "toxic substance," "hazardous waste" or similar terms under Environmental Laws; and including, without limitation, petroleum and petroleum products including crude oil and any fractions thereof; asbestos; and natural gas, synthetic gas, and any mixtures thereof.

         7.1.10 Knowledge. "Knowledge" means the actual knowledge, as of the date of this Agreement, of GM officers, directors, and the plant managers and environmental supervisors set forth on Schedule 7.1.9.

         7.1.11 Non-Compliance Matter. "Non-Compliance Matter" means a violation of an Environmental Law by GM. The Release (except failure to report a Release in violation of Environmental Law) or presence of any Hazardous Materials in or on the soils, land surface or substrata, surface water, ground water or any other







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         environmental medium in, or in the vicinity of, the United States Real
         Property, or in or on any of the Acquired United States Assets or the buildings (including fixtures, appurtenances or equipment) located in or comprising any part of the United States Real Property are not considered NonCompliance Matters.

         7.1.12 Purchaser's Indemnitees. "Purchaser's Indemnitees" means Purchaser, its successors and assigns, and their respective officers, directors, shareholders and employees.

         7.1.13 Release. "Release" means any spill, emission, escape, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching, movement or migration into or through the environment (as defined under CERCLA) of any Hazardous Material, including any exacerbation or aggravation thereof, and the movement or migration, gradual or otherwise, of any Hazardous Material through or in the air, soil, surface water, ground water, or land surface or subsurface strata or formation.

         7.1.14 Restrictive Covenant. "Restrictive Covenant" means restrictive covenants on the United States Real Property consistent with Purchaser's use and development of the United States Real Property for industrial purposes as described herein. The term "Restrictive Covenant" includes but is not limited to a restrictive covenant utilizing the relevant model form adopted by the Michigan Department of Environmental Quality, and shall include any of the following: (i) an agreement not to install wells on the United States Real Property, (ii) the maintenance of caps, impermeable barriers or any existing building or other existing structure on the United States Real Property, subject to the review rights set forth in Sections 7.3.9 and 7.3.10, (iii) maintenance of adequate security, including fences or similar structures, to restrict access; and (iv) any other reasonable restrictive covenant consistent with Purchaser's use and development of the United States Real Property for industrial purposes that Purchaser and GM agree to negotiate in good faith. The terms of a Restrictive Covenant shall include a mechanism to remove the restrictions under appropriate circumstances. Any maintenance required under subsections
         (ii) or (iii) hereunder shall not result in expenses to Purchaser that would not be incurred in the ordinary course of Purchaser's business.

         7.1.15 United States Business. "United States Business" means the Business conducted at the United States Real Property.

         7.1.16 United States Real Property. "United States Real Property" means the properties listed on Schedule 7.1.16.

         7.2.   Environmental Assessments and Compliance Audits.








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         7.2.1. Environmental Confidentiality and Access Agreement.

         GM and Purchaser entered into an Environmental Confidentiality and Access Agreement dated March 4, 1998 (the "ECA"), which is attached to this Agreement as Exhibit 7.2.1. Except as provided in the ECA, the ECA will expire on the Closing Date.

         7.2.2. Environmental Assessments.

         GM's consultants conducted environmental assessments of certain parcels of the United States Real Property and prepared final environmental assessment reports, including all related environmental sampling and analytical data (the "GM Environmental Assessments"). GM has delivered final copies of all GM Environmental Assessments to Purchaser. Schedule 7.2.2.A lists the GM Environmental Assessments delivered to Purchaser. Under the ECA, Purchaser conducted its own environmental assessments of certain parcels of the United States Real Property, and prepared final environmental assessment reports, including all related environmental sampling and analytical data. (the "Purchaser Environmental Assessments"). Purchaser has delivered final copies of all Purchaser Pre-Closing Environmental Assessments to GM. Schedule 7.2.2.B lists the Purchaser Environmental Assessments delivered to GM. Neither party warrants the accuracy or completeness of the environmental assessments.

         7.2.3. Environmental Compliance  Audits.

         GM's consultants conducted an environmental compliance audit of the United States Business operations at certain facilities and prepared final compliance audit reports (the "GM Compliance Audit Reports"). GM has delivered final copies of all GM Compliance Audit Reports to Purchaser.
    Schedule 7.2.3.A lists the GM Compliance Audit Reports delivered to Purchaser. Under the ECA, Purchaser conducted its own environmental compliance audit of certain United States Business operations and prepared final compliance audit reports (the "Purchaser Compliance Audits"). Purchaser has delivered final copies of all Purchaser Compliance Audits to GM. Schedule 7.2.3.B lists the Purchaser Compliance Audit Reports delivered to GM. Neither party warrants the accuracy or completeness of the environmental compliance audits.

         7.2.4. Baseline Environmental Assessment.

         Purchaser warrants that it will not prepare or file with the State of Michigan a Baseline Environmental Assessment as presently defined in Part 201 of the NREPA for the Grand Rapids, Michigan and the Auburn Hills, Michigan facilities, with respect to any Environmental Condition which GM agrees to remediate under Section 7.3.1.







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




    7.3. GM Remediation and Corrective Action.


         7.3.1. GM Remediation.

         GM will address and/or remediate, in accordance with Sections 7.3.4
    (PCBs) and 7.3.5 (ACM), and Section 7.10.3 (Apportionment), the Environmental Conditions created or caused by GM that are identified in either the GM Environmental Assessments or the Purchaser Environmental Assessments and which the parties have agreed to list on Schedule 7.3.1;

    7.3.2. Remedial Action Plans.

         GM will develop and implement remedial action plans for the Environmental Conditions under Section 7.3.1 (GM Remediation) only if remedial action is: (a) required by any Environmental Law; (b) required by a Governmental Authority under a judicial or administrative order issued under an Environmental Law; (c) required to prevent an actual or immediate threat to human health or the environment at the United States Real Property or surrounding property; or (d) GM, in its sole discretion, decides to perform remedial activity after conducting a risk-based evaluation. Except for situations described in Section 7.10.3 (Apportionment) and 7.10.2 (Purchaser's Defense and Indemnification Obligations), GM is solely responsible for the costs of developing and implementing a remedial action plan under this Section 7.3.2 (Remedial Action Plans).

         7.3.3. Remedial Action Factors.

         GM will use the following factors to develop remedial action plans:

         (a) the requirements under then existing Environmental Laws;

         (b) technical feasibility;

         (c) cost of the proposed alternatives;

         (d) ongoing industrial use; and

         (e) risk based evaluations, human health and environmental risk based factors, where applicable, including, but not limited to: (i) reasonable and relevant exposure pathways consistent with continued industrial use (ii) typical simulated exposure distributions consistent with the relevant exposure pathways; (iii) fate and transport characteristics; (iv) local geology and hydrogeology; (v) toxicity of the materials in question: (vi) Restrictive Covenants on the United States Real Property; and (vii) other relevant factors employed in assessing risks to human health and the environment under generally accepted risk assessment principles and methodologies.






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         7.3.4. PC BS.

         Subject to the limitations set forth in Section 7.10.1(f), GM will remediate PCB contamination caused or created by GM in the Grand Rapids buildings (including fixtures, appurtenances and equipment) that exceeds acceptable levels set forth in Environmental Laws for industrial property. GM will remediate the affected area consistent with applicable Environmental Law.

         7.3.5. ACM.

         GM will conduct an asbestos survey only of the Grand Rapids facility in accordance with generally accepted engineering standards prior to the Closing. The survey, to the extent practicable, will identify any exposed and damaged ACM in the assets and buildings at the Grand Rapids facility. GM has provided a written report of its ACM survey to Purchaser before the Closing Date. If the ACM survey report identifies any damaged, exposed, accessible, and friable ACM, GM will repair, replace or encapsulate the ACM within a reasonable period of time after the Closing Date. For purposes of this section, "accessible" means any ACM that is not sealed or enclosed or maintained in a condition that makes release of airborne asbestos fibers unlikely.

         7.3.6. GM Compliance Action Plans.

         GM will develop and implement compliance action plans to correct the ongoing Non-Compliance Matters identified in the GM Environmental Compliance Audit or Purchaser's Environmental Compliance Audit and which the parties have agreed to list on Schedule 7.3.6;

         7.3.7. No Other Obligation.

         Except as expressly described in this Article 7, GM has no remediation, defense or indemnification obligations.

         7.3.8. Non-Interference.

         In implementing any remedial action or compliance action required under
    Part I of this Article 7, or in exercising any right of access, GM will not unreasonably interfere with Purchaser's operation of the United States Business or use of the Acquired United States Assets or the United States Real Property, unless required by a Governmental Authority.

         7.3.9. Purchaser's Review Period.

         GM will provide Purchaser with a copy of any proposed remedial action plan or compliance action plan at least thirty (30) days before the earlier of; (a) the scheduled start date for activities under the plan; or (b) the date. GM is required, under Environmental Law, to submit the plan to a Governmental Authority. Purchaser is entitled to review or comment on any part of the proposed plan. Purchaser will complete its review promptly, but in no event more than fifteen (15) days after Purchaser's receipt of any plan, unless required sooner by a Governmental Authority.

         7.3.10. Modification Based on Purchaser's Input.

         GM must modify or amend a remedial action plan or compliance action plan (unless otherwise required by a Governmental Authority) if the Purchaser establishes that the planned action: (a) would unreasonably interfere or unreasonably impair the ability of Purchaser to operate the United States Business or use the Acquired United States Assets or the United States Real Property; (b) does not meet the remediation requirements of this Article 7; (c) will not remedy a Non-Compliance Matter under Environmental Laws; (d) would fail to correct an actual and immediate threat to human health or the environment; or (e) can be modified so that it can be completed in a shorter period of time at a similar or lower cost to GM. If the parties are unable to agree on the applicability of these criteria, the dispute resolution provisions of Section 7.12 shall apply.

         7.3.11. Implementation.

         After review of proposed changes and comments, in accordance with this
    Section 7.3 (GM Remediation and Corrective Action), GM will implement the remedial action plans and compliance action plans: (a) in accordance with the time schedule; (b) in a good, safe, workerlike manner; (c) without placing any encumbrances, other than reasonable Restrictive Covenants required as part of a remedial action or compliance action, on the Acquired United States Assets or United States Real Property; and (d) in a manner that does not unreasonably interfere with Purchaser's ability to operate the United States Business, use the Acquired United States Assets, or use the United States Real Property, unless otherwise required by a Governmental Authority.

         7.3.12. Clean Closure.

         Once an Environmental Condition for which GM has responsibility under
    Section 7.3.1 is Clean Closed, GM will have no further remediation, defense or indemnification obligations to Purchaser unless such Closure is deemed inadequate and/or reopened by a Governmental Authority under applicable and legally enforceable Environmental Laws. After GM completes a Clean Closure, and subject to the preceding sentence, Purchaser will be solely responsible and liable for the condition Clean Closed to the extent provided in Part I of this Article 7, and Purchaser will defend and indemnify GM in accordance with Section 7.10.2 (Purchaser's Defense and Indemnification Obligations).







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         7.3.13. Purchaser's Obligations.

         Purchaser will cooperate and assist GM in implementing remedial action and compliance action plans in accordance with Section 7.9.1 (Purchaser's Obligations in Connection with GM's Remedial Actions).

    7.4. Access

         7.4.1. GM Access.

         After the Closing Date and upon reasonable notice to Purchaser, and without undue disruption of the United States Business, GM and its representatives may enter the United States Real Property to:

         (a) conduct remedial action or compliance action under Section 7.3 (GM Remediation and Corrective Action);

         (b) perform its obligations or exercise its rights under Part I of this
         Article 7;

         (c) investigate or remediate an environmental condition on an adjacent GM facility (except that, if such investigation or remediation exceeds twelve months, GM will make all reasonable efforts to minimize the number of times access is needed or obtain alternate access, and shall not unreasonably disrupt or interfere with Purchaser's use of the United States Real Property).

         (d) install, maintain and use any environmental monitoring or remediation equipment required by a remedial action or compliance action plan or a Government Authority;

         (e) investigate or remediate a claim for indemnification, but only if GM has ongoing remedial, defense or indemnity obligations to Purchaser under Part I of this Article 7; and

         (f) inspect the Acquired United States Assets and United States Real Property for Purchaser's performance of its obligations under a Restrictive Covenant or Section 7.5.3. or 7.10.3.

         7.4.2. Access Limitations.

         GM's access under this Section 7.4 (Access) is subject to the following: (a) Purchaser's reasonable requirements caused by daily operations or emergency conditions; and (b) Purchaser's reasonable health, safety and environmental requirements.





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    7.5. United States Real Property - Use Restrictions.

         7.5.1. Generator-Only Status.

         In the event that Purchaser allows any of the United States Real Property to become a treatment, storage or disposal facility as that term is defined in RCRA and State RCRA equivalent statute, Purchaser agrees that GM will have no further responsibility with respect to any Environmental Conditions or those Non-Compliance Matters not included in Schedule 7.3.5 at such facility as of the date such facility becomes a treatment, storage or disposal facility. Purchaser further agrees to indemnify and hold GM harmless with respect to any such Environmental Conditions or Non-Compliance Matters existing at such facility on or after the date such facility becomes a treatment, storage or disposal facility.

         7.5.2. Transfers.

         Except for any transfer by Purchaser to GM, any agreement for the transfer of any interest in the United States Real Property through sale, lease, lease assignment, license, sublease, easement or otherwise, will (a) incorporate the rights and obligations of Purchaser and GM under Part I of this Article 7 and impose the obligations on any subsequent user, occupant or transferee of the United States Real Property; (b) restrict use of the United States Real Property to industrial (including warehouse) use consistent with any Restrictive Covenants that may be placed on the United States Real Property; (c) provide that Restrictive Covenants may be eliminated as an encumbrance upon the United States Real Property in accordance with their terms; and (d) provide that the Restrictive Covenants are directly enforceable by GM against Purchaser and any subsequent user, occupant or transferee of the United States Real Property.

         7.5.3. Removal of Improvements.

         If Purchaser demolishes or removes a building, structure or other improvement which is located above an Environmental Condition for which GM has some responsibility under Part I of this Article 7, Purchaser will, at its sole cost, replace the building, structure or other improvement with a barrier or other engineering control of equivalent protection or take other appropriate action with regard to the Environmental Condition.

         7.5.4. Cost of New Development.

         If Purchaser develops any part of the United States Real Property and such development requires the removal and disposal or other disposition of soil, sediment or water that is within an Environmental Condition for which GM has some responsibility under Part I of this Article 7, Purchaser agrees to pay all costs associated with the removal and disposal or other disposition of such soil, sediment or water, except as follows: subject to the limitations set forth in Sections 7.10.1(f)(i)







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    and (v), GM agrees to pay twenty percent (20%) of the increased cost of such removal and disposal or other disposition resulting from the Environmental Conditions. GM's obligation under this Section 7.5.4 shall only be triggered if the increased cost of such removal and disposal or other disposition exceeds $25,000 per development for any development that commences during the first three (3) years after the Closing Date and $50,000 per development for any development that commences between the third and fifth anniversary of the Closing Date. For purposes of this Section 7.5.4, development shall mean the placement of a new building, structure, equipment, or other capital improvement on the United States Real Property. Purchaser agrees to promptly notify GM in writing if Purchaser becomes aware of facts that may give rise to a claim under this Section 7.5.4, and shall provide reasonable access to GM to observe the activities giving rise to any such claim.

         7.5.5. Notice Filing.

         GM is entitled to file any notice or other instrument after providing prior reasonable notice to Purchaser: (a) required by any current or future Environmental Law for any remedial or compliance action by GM under Part I of this Article 7, (b) necessary to implement any Restrictive Covenant authorized to be imposed under Part I of this Article 7; or (c) necessary to prohibit the demolition or removal of any Building, structure or other improvement located on the United States Real Property and within an Environmental Condition for which GM has some responsibility under Part I of this Article 7. An instrument filed under this Section 7.5.5 (Notice Filing) must permit Purchaser to remove the building, structure or other improvement in accordance with Section 7.5.3 (Removal of Improvements).

    7.6. Transition - Permits / Environmental Committee.


         7.6.1. Environmental Permits.

         As of the date of this Agreement, GM holds the environmental permits, licenses, and authorizations listed in Schedule 7.6.1 (the "Environmental Permits"). GM represents and warrants that as of the date of this Agreement, the Environmental Permits constitute all such permits required by Environmental Laws, except as disclosed on Schedule 7.8.7 and that no action is pending to revoke any of the Environmental Permits. GM has received no notice from a Governmental Authority that any reasonable basis exists to deny, or require GM to modify substantially, any of the Environmental Permits.

         7.6.2. Transfer.

         At Closing, GM, at its own cost, will transfer to Purchaser the Environmental Permits listed on Schedule 7.6.1.A - permits which can be transferred to Purchaser as a matter of law. Schedule 7.6.1.B lists Environmental Permits which cannot be transferred to Purchaser as a matter of law or which cannot be transferred before







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Closing. Schedule 7.6.1.C lists Environmental Permits that will not be transferred to Purchaser by GM, and will remain with GM as permittee, or will be closed by GM. GM will cooperate with Purchaser to transfer to Purchaser or to obtain reissuance to Purchaser the Environmental Permits listed on Schedule 7.6.1.B. However, Purchaser will be solely responsible for obtaining or effecting the transfer or reissuance to Purchaser of all Environmental Permits listed on Schedule 7.6.1.B. GM and Purchaser will cooperate with one another to obtain any consents, reviews or approvals necessary to transfer, reissue or obtain the Environmental Permits.

    7.6.3. Environmental Committee.

    Purchaser and GM will establish an Environmental Committee to facilitate environmental transition issues. The Environmental Committee will:

    (a) consist of two representatives from each Party;

    (b) meet from time to time as necessary under prevailing circumstances, or at the request of either Party, at a mutually agreed location;

    (c) coordinate the scheduling and implementation of remedial action plans and compliance action plans under Section 7.3 (GM Remediation and Corrective Action);

    (d) coordinate and facilitate the transfer of Environmental Permits;

    (e) coordinate and facilitate the separation or transfer of utility services;

    (f) coordinate the scheduling of transition issues involving utilities, services, or wastes; and

    (g) address other scheduling or coordination issues arising under this
    Article 7.

Each Party will designate from time to time, by written notice to the other, a contact person who will be primarily responsible for coordinating and managing that Party's participation on the Environmental Committee. The Environmental Committee does not have the authority to (a) act as a dispute resolution committee, or (b) modify or amend the terms of this Agreement.

7.7. Waste Management.

    7.7.1. Hazardous Waste Removal.

    GM will properly dispose of any hazardous waste, as defined under RCRA or State RCRA equivalent statutes generated by GM at the United States Real Property

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




and manifested as of the Closing Date. GM will remove the hazardous waste containers from the United States Real Property before or shortly after the Closing Date. Immediately following the Closing, Purchaser will remove and properly dispose of (under its own generator identification number as set forth in Section 7.7.2) any wastes, including but not limited to hazardous wastes, resulting from Purchaser's Pre-Closing investigation(s) of the United States Real Property and Acquired United States Assets.

    7.7.2. Post-Closing Waste Management.
    To the extent allowed by law, Purchaser will obtain new RCRA and TSCA generator identification numbers for hazardous waste and PCBs. Except to the extent the law requires otherwise, Purchaser will refrain from using any generator identification numbers issued to GM for the United States Real Property. Purchaser will be responsible for all wastes, including but not limited to hazardous wastes, generated or accumulated by Purchaser after the Closing at the United States Real Property. GM shall be responsible for any wastes generated or accumulated by GM in the course of any remediation for which GM is responsible under Part I of this Article 7.

    7.7.3. No Arrangement for Disposal.
    GM and Purchaser acknowledge that this sale and transfer of assets is in the ordinary course of business and is not intended, nor will be deemed to be, an arrangement for treatment, storage or disposal of any of the Acquired United States Assets or any substances or materials contained on the United States Real Property, and Purchaser will not assert any claim or cause of action against GM based on these matters.

    7.8. GM's Representations and Warranties.
 In addition to GM's representations and warranties in Section 7.6.1 (Environmental Permits), GM represents and warrants that, as of the date of this
Agreement:

    7.8.1 No Actions. Except as set forth on Schedule 7.8.1, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter, existing or, to GM's Knowledge, threatened, relating to the United States Business, the Acquired United States Assets or the United States Real Property under any Environmental Law which, as of the Closing Date, has not been cured, resolved or paid, as the case may be.

    7.8.2 No Notices. Except as set forth on Schedule 7.8.2, GM has not received from any Governmental Authority any written request for information, notice of claim, demand or notification that GM is or may be potentially responsible for the investigation or cleanup of any Release or any threatened Release relating to the

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    United States Business, the Acquired United States Assets or the United
    States Real Property.

    7.8.3 No Listing. Except as set forth on Schedule 7.8.3, none of the United States Real Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA or any similar list of sites of environmental contamination under state CERCLA equivalent statutes.

    7.8.4 Except as set forth in Schedule 7.8.4, to GM's Knowledge, the United States Real Property, the United States Business and the Acquired United States Assets are not in violation of Environmental Laws.

    7.8.5 Except as set forth in Schedule 7.8.5, to GM's Knowledge, no Hazardous Materials have been used, stored, manufactured, treated, processed or transported on or from the United States Real Property or Acquired United States Assets except as reasonable to the conduct of the United States Business and in compliance with Environmental Laws.

    7.8.6 Except as set forth on Schedule 7.8.6, to GM's Knowledge, there has been no disposal, release or threatened release of Hazardous Materials on or from the United States Real Property or Acquired United States Assets, except in compliance with Environmental Laws.

    7.8.7 Except as set forth on Schedule 7.8.7, to GM's Knowledge, the Environmental Permits are in full force and effect and GM is in compliance with all terms thereof.

    7.8.8 No Liens. Except as set forth on Schedule 7.8.8, no Lien has attached to the Acquired United States Assets or the United States Real Property under any Environmental Law which has not been removed or discharged of record.

    7.8.9 Except in the case of fraud or willful misconduct, Purchaser's sole and exclusive remedy for breach of representations and warranties set forth in this Section 7.8 shall be limited to the remedies set forth in Section
    7.10.1 (GM's Defense and Indemnification Obligations).

    7.9. Purchaser's Covenants, Obligations and Acknowledgments.

         7.9.1. Purchaser Obligations in Connection with GM's Remedial Actions. Purchaser will:

         (a) reasonably cooperate with GM and its representatives to assist GM in implementing remedial actions or compliance actions in accordance with Section 7.3.10 (Implementation), including, without limitation, assisting GM


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         in obtaining any required governmental approvals, consents, authorizations, waivers, or permits;

         (b) consent to the imposition of Restrictive Covenants in order to assist GM in obtaining Clean Closure of Environmental Conditions identified in Section 7.3.1 (GM Remediation);

         (c) take other actions that are reasonably necessary and appropriate to allow GM to implement any remedial action or compliance action plan, including, without limitation, restricting public access to the United States Real Property and maintaining equipment or material installed by GM in connection with a remedial action plan or compliance action plan (actions required under this Section 7.9.1(c) shall not result in expenses to Purchaser that would not be incurred in the ordinary course of Purchaser's business);

         (d) exercise due care so as not to adversely affect the installation, operation, or maintenance of any action, measure or remedy existing or taken at the United States Real Property before the Closing Date or later under any remedial action or compliance action plan; and

         (e) provide GM reasonable access to services, including potable water, electric and telephone utilities, security or conveyance facilities, in connection with GM's post-closing activities on the United States Real Property. GM will pay the costs for the services it uses, or reimburse the Purchaser for such costs upon receipt of a detailed invoice, as appropriate under the circumstances.

         7.9.2. Disclosure and Recordation.
         Purchaser will record any information or notice under applicable state Environmental Law disclosure requirements, provided, however, that Purchaser will not record any information or notice concerning Environmental Conditions caused or created by GM without GM's consent, unless otherwise required by law. If such information or notice is required by law, Purchaser agrees to give GM prior notice of such information or notice in the event that GM has any remediation or indemnity obligation with respect to the Environmental Conditions.

         7.9.3. Purchaser's Additional Acknowledgments.
         Purchaser acknowledges that except as set forth in Sections 7.6.1 (Environmental Permits) and 7.8 (GM's Representations and Warranties), (a) GM has not made any representations or warranties to Purchaser with respect to environmental matters; (b) Purchaser has examined and investigated the physical nature and environmental condition of the United States Real Property as set forth in the Purchaser's Environmental Assessments and Purchaser's Compliance Audits at Schedules 7.2.2 B and 7.2.3 B; and (c) Purchaser has not discovered any facts not disclosed to GM in writing which are inconsistent with or contrary to GM's


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representations and warranties in Sections 7.6.1 (Environmental Permits) and 7.8
(GM's Representations and Warranties).

7.10. Defense and Indemnification Obligations.

         7.10.1. GM's Defense and Indemnification Obligations.
         Subject to Sections 7.3.11 (Clean Closure) and 7.10.3 (Apportionment) GM will indemnify and defend the Purchaser's Indemnitees from and against any and all Adverse Consequences to which they may be subjected as a result of a claim based upon the following:

         (a) any claim which pertains to an Environmental Condition or Non-Compliance Matter for which GM has responsibility under Section 7.3 (GM Remediation and Correction Action), including off-site migration, or which pertains to PCBs or ACM for which GM has responsibility under Sections 7.3.4 or 7.3.5;

         (b) any off-site treatment, transportation, storage or disposal of Hazadous Materials generated and manifested by GM prior to closing or generated by GM after closing in the course of implementing its obligations under Part I of this Article 7.

         (c) GM's acts or omissions during its access to the Acquired United States Assets or the United States Real Property pursuant to Section
         7.4.1 (GM Access), provided the claim is asserted within 24 months after the cause of action arises;

         (d) any claim by a lessor of property to GM (which lease interest is now passing to Purchaser as a result of this Agreement) seeking compliance with an Environmental Law or recovery of fines, penalties or other statutory sanctions or impositions, if the claim (i) pertains to violations of Environmental Laws by GM while it was in possession of the property and that has not been remedied or eliminated, and (ii) is based on the lessor's rights under its lease with GM;

         (e) third party claims relating to breaches of GM's representations and warranties made at Sections 7.6.1 and 7.8, provided (i) the claim is asserted within five (5) years after the Closing Date, (ii) GM's liability for any Claim is limited to the amount of Adverse Consequences in excess of $25,000 for any Claim discovered during the first three (3) years after the Closing Date and $50,000 for any Claim discovered between the third and fifth anniversary of the Closing Date;
         (iii) Purchaser discovered the breach during normal and routine operations of the business; and (iv) GM's liability for such claims is limited to an aggregate maximum of $5,000,000. Except in the case of fraud


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


         or willful misconduct, this Section 7.10.1(e) contains the sole and exclusive provisions relating to recovery for a breach of any representation or warranty under Sections 7.6.1 and 7.8;

         (f) claims for Environmental Conditions caused or created by GM not identified under Section 7.3, provided (i) the claim is asserted within five (5) years after the Closing Date; (ii) the claim is either a third party claim or a claim relating to Environmental Conditions which Purchaser is obligated to address under applicable Environmental Laws;
         (iii) GM's liability for any Claim is limited to the amount of Adverse Consequences in excess of $25,000 for any Claims discovered during the first three (3) years after the Closing Date and $50,000 for any Claims discovered between the third and fifth anniversary of the Closing Date;
         (iv) Purchaser discovered the Environmental Condition during normal and routine operations of the business; and (v) GM's liability for such claims is limited to an aggregate maximum of $5,000,000. The $5,000,000 maximum hereunder shall apply in the aggregate to claims brought under Sections 7.3.4, 7.5.4, 7.10.1(e), 7.10.1(f), 7.18.3, 7.22.1(e),
         and 7.22.1(f). For purposes of Sections 7.10.1(e)(ii) and
         (f)(iii), a "Claim" shall mean all claims discovered as set forth herein during a three-month calendar quarter.

         7.10.2. Purchaser's Defense and Indemnification Obligations.
         Subject to Section 7.10.3 (Apportionment), Purchaser will indemnify, defend and hold harmless GM Indemnitees from and against any and all Adverse Consequences, to which they may be subjected as a result of a claim based upon:

         (a) any Release, Non-Compliance Matter, or Environmental Condition relating to the United States Real Property, the United States Business, or the Acquired United States Assets caused or created by Purchaser after the Closing Date or created or caused by Purchaser at any time in the course of performing its pre-closing due diligence activities;

         (b) any Release, Non-Compliance Matter or Environmental Condition existing before the Closing Date to the extent caused by, contributed to, or aggravated by Purchaser;

         (c) any offsite treatment, offsite transportation, offsite storage, or offsite disposal of Hazardous Materials generated and manifested by Purchaser;

         (d) claims asserted with respect to any Environmental Condition after it has been Clean Closed, subject to Section 7.3.12 (Clean Closure);

         (e) the presence of PCBs or ACMs in or on the United States Real Property except to the extent that GM has explicitly provided Purchaser an indemnity under Section 7.10.1 (GM's Defense and Indemnification Obligations);

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
         (f) any claims for Environmental Conditions created or caused by GM not identified under Section 7.3, provided: (i) the Environmental Condition is discovered more than five (5) years after the Closing Date; (ii) the claim is either a third party claim or a claim relating to Environmental Conditions which GM is obligated to remediate under applicable Environmental Laws; (iii) Purchaser's liability for any Claim is limited to the amount of Adverse Consequences in excess of $25,000 between the fifth and eighth anniversary of the Closing Date and $50,000 thereafter; and (iv) Purchaser's liability for such claims, is limited to an aggregate maximum of $5,000,000. For purposes of Section 7.10.2(f)(iii), a "Claim" shall mean all claims discovered during a three-month calendar quarter.

         7.10.3. Apportionment.
         Purchaser will be responsible for any additional costs or liability from the intermingling of a Release on the United States Real Property with an Environmental Condition for which GM is responsible, but only if the intermingling Release was caused or created by Purchaser, its agents, employees, contractors, successors or assigns. Each party will be responsible for any additional adverse consequences caused by its own post closing actions or omissions which contribute to or aggravate any Environmental Condition or Non-Compliance Matter for which the other Party is responsible under Sections
7.10.1 (GM's Defense and Indemnification Obligations) or 7.10.2 (Purchaser's Defense and Indemnification Obligations). Liability will be determined by the Parties as soon as reasonably practicable based upon each Party's relative contribution to the Environmental Condition or Non-Compliance Matter.

PART II

The terms of Sections 7.10.4 through 7.13.5 shall apply to Article 7, Parts I and III.

         7.10.4. Indemnification Procedures.
         Any claim for indemnity under this Article 7 shall be governed by the indemnification procedures of Sections 10.2.2 and 10.4 of this Agreement.

         7.10.5. Third-Party Claims.
         Neither Party will initiate any action with any third party, including any Governmental Authority or Regulatory Authority, which could reasonably be expected to lead to a claim, against the other Party unless the action is a disclosure in accordance with Section 7.11.3 (Disclosures). Upon a disclosure under Section 7.11.3 (Disclosures), each Party is entitled to pursue any actions reasonably necessary in connection with the claim. If either Party, in performance of this Article 7, remediates or incurs costs or damages from a condition for which a third party may be


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responsible or liable, the Parties will cooperate in pursuing any claim for recovery of costs and damages against the responsible third party. Cooperation includes but is not limited to a Party acting as the real party in interest and assigning any rights or causes of action against any third party relating to a claim or the proceeds of a claim to the other Party.

7.11. Confidentiality.

         7.11.1. Environmental Confidentiality Agreement.
         This Agreement supersedes the terms and conditions of the ECA except for any accrued claims, including but not limited to, accrued claims against third parties who have signed the ECA acknowledgment.

         7.11.2. Confidentiality Obligations.
         Except as provided in Section 7.11.3 (Disclosures), neither Party will disclose to any third party the following:

         (a) environmental information, including reports, provided under the ECA or this Agreement;

         (b) information concerning remediation or compliance actions under this
         Article 7;

         (c) information concerning investigations, inspections, or audits performed under this Article 7;

         7.11.3. Disclosures.
         Subject to Section 7.11.4 (Notification) either Party may:

         (a) comply with any Environmental Law or Applicable Environmental Law that requires disclosure of information about the environmental condition of the Combined Business or the Acquired Assets;

         (b) respond to a Governmental Authority's or Regulatory Authority's legally authorized request (written or oral) for information during an on-site inspection of the Acquired Assets;

         (c) mitigate a penalty if the penalty is not subject to any indemnification under this Article 7; and

         (d) disclose information that is: (i) necessary to operate the Combined Business; (ii) necessary to perform its obligations or exercise its rights under

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         this Agreement; or (iii) necessary for a good faith attempt to obtain debt or equity financing related to the Acquired Assets; provided that before disclosure, the disclosing Party will require the third party to sign an acknowledgment and covenant, enforceable by both GM and Purchaser, prohibiting the third party from making any further disclosure of the information to any other person or entity without the other Party's written consent.

         7.11.4. Notification.
         Each Party will notify the other Party of any disclosure the disclosing Party intends to make under Section 7.11.3 (Disclosures), but only to the extent the disclosure relates to matters for which the other Party has, or may have, primary responsibility under this Article 7. The Party receiving the notification, will have a reasonable time, under the circumstances, to review the intended disclosure. The disclosing Party will consider requests by the other Party to modify the disclosure and will use reasonable efforts to incorporate the other Party's comments in any disclosure and to avoid unnecessarily disclosing information the other Party considers confidential. If either Party received a demand, request or order for DISCLOSURE FROM a Governmental Authority or a Regulatory Authority or a court for any ENVIRONMENTAL information, the receiving party will (a) promptly provide the other party with a copy of the demand, request or order and, (b) to the extent allowed by law, afford the other Party with the opportunity to contest the disclosure. Both Parties will reasonably cooperate with one another to contest the demand, request or order.

         7.11.5. Public Information.
         This Section 7.11 (Confidentiality) will not apply to any information that already has been disclosed and is in the public domain unless the disclosure is in violation of this Article 7, the ECA, the Services Agreement, or any acknowledgment and covenant required under Section 7.11.3 (Disclosures) or under the ECA.

7.12. Dispute Resolution.

         7.12.1 Dispute Resolution Procedures.
         If a dispute arises between the parties hereto and that dispute cannot be resolved through good faith discussions within a reasonable period of time, either party hereto may notify the other party that the dispute is to be submitted to arbitration. In the event that notice of submission of the dispute to arbitration is provided by either party, the parties jointly shall select an environmental expert reasonably qualified (including reasonably qualified as to the customs and practices, Environmental Laws or Applicable Environmental Laws of the jurisdiction where the dispute physically arises) to arbitrate such dispute (the "Independent Expert"). The Independent Expert shall have the right to obtain the assistance of legal counsel mutually acceptable to GM and Purchaser in arbitrating the dispute, if the

                                       91


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Independent Expert determines that such assistance is necessary. Notwithstanding any other provision hereof, the parties hereto shall each bear its own costs and one-half of the cost of the Independent Expert and its legal counsel, if any. If the parties hereto cannot agree on an Independent Expert, they shall apply to the American Arbitration Association for the appointment of an Independent Expert. The Independent Expert shall establish an expedited procedure for hearings and resolving the dispute. Unless the parties hereto agree otherwise, the Independent Expert shall be required to render a decision resolving the dispute, with a written opinion stating the reasons therefor, no more than 60 days after the Independent Expert is retained. The decision -of the Independent Expert shall be final and binding and a court of competent jurisdiction may enter judgment thereon. The dispute resolution procedures of this Section 7.12.1 shall constitute the exclusive remedy of the parties hereto with respect to any disputes arising out of the environmental provisions in Article 7.

7.13. Miscellaneous.

         7.13.1. Designation of Representatives.
         Each Party will designate, by written notice to the other, a contact person who will be primarily responsible for coordinating and managing that Party's activities and responsibilities under this Article 7.

         7.13.2. Exclusivity.
         This Article 7 will! exclusively govern all matters related to current and future Environmental Laws and current and future Applicable Environmental Laws and the environmental condition and compliance status of the Combined Business and the Acquired Assets. The rights and obligations provided in this
Article 7 contain the exclusive remedies of the Parties with respect to environmental matters and will be in lieu of, and not in addition to, all other remedies which may exist at law, in equity or under any other contract or agreement and neither Party may assert any claim with respect to any environmental matter against the other which is not authorized in this Article
7. The Parties hereby expressly waive any and all remedies or causes of action with respect to environmental matters that each might otherwise have against the other, but that are not authorized under this Article 7. All of the representations, warranties, covenants, agreements and indemnities set forth in this Agreement, or any other agreement between the Parties with respect to the transactions contemplated by this Agreement, other than those specifically set forth in this Article 7 will BE DEEMED to exclude all matters relating to the environmental condition of the Acquired Assets or compliance of the Acquired Assets and the Combined Business, with current and future Environmental Laws and current and future Applicable Environmental Laws. The Parties reserve the right to seek injunctive or other relief to the extent available under the law for any breach of this Article 7 and any damage or cost recovery in respect of the breach in any dispute resolution or other proceeding regarding any

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breach under Section 7.12 (Dispute Resolution) or otherwise will, except as otherwise set forth in Section 7.12 (Dispute Resolution), be limited to the Adverse Consequences caused by the breach.

         7.13.3. Covenant Not to Sue.
         Except for breaches of this Article 7 by the other Party, each Party covenants not to sue the other Party for any environmental matter relating to the Combined Business (a) for which the other Party has no defense or indemnity obligation under this Article 7; or (b) for which the other Party's defense and indemnification obligations under this Article 7 have expired under contract (including this Agreement), current or future Environmental Laws, Applicable Environmental Laws, other laws, or the common law or in equity. In addition, except for matters reserved under Sections 7.3.12, 7.16.10 and 7.21.40) (Clean Closure), Purchaser covenants not to sue GM for any environmental matter which has been Clean Closed under Sections 7.3.12, 7.16.10 or 7.21.40) (Clean Closure). If a claim has been asserted before the expiration of an applicable time period, the other Party's obligation to defend and indemnify will continue for that claim. Nothing in this Article 7, will affect the Parties' rights and causes of action arising under Section 11.3 (Assignment).

         7.13.4. Reporting.
         Except as provided in Section 7.11 (Confidentiality), Purchaser will submit all required reports to Governmental Authorities or Regulatory Authorities for any environmental matter for which Purchaser has primary responsibility under this Article 7. Except as provided in Section 7.11 (Confidentiality), GM will submit all required reports to Governmental Authorities or Regulatory Authorities for environmental matters for which GM has primary responsibility under this Article 7. The parties will cooperate reasonably to prepare and submit the reports. Notwithstanding Section 7.11 (Confidentiality), if Purchaser is required by Environmental Law or Applicable Environmental Law to submit a report dealing solely with the operation of the Combined Business before the Closing Date, GM will, at its sole cost, prepare and submit the report. Subject to Section 7.11 (Confidentiality), Purchaser will, at its sole cost, be responsible for all reports required to operate the Combined Business after the Closing Date. If current or future Environmental Laws or Applicable Environmental Laws require reports which cover a time period that includes some time both before and after the Closing Date, the Parties will cooperate reasonably to prepare and submit a joint report, unless Environmental Laws or Applicable Environmental Laws allow separate reporting for pre- and post-Closing periods. Where a joint report is required or where both Parties are required to submit reports, each Party will provide the other Party the opportunity to review and comment under Section 7.11.4 (Notification).




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         7.13.5. Notices.
         Notices required under this Article 7 will be considered given when provided in accordance with Section 11.2 to the persons designated below:

         For GM:

         Anthony P. Thrubis
         Office of General Counsel
         General Motors Corporation.
         Mail Code 482-112-149
         3044 West Grand Boulevard
         Detroit, Michigan 48202

         Marilyn J. Dedyne
         General Motors Corporation
         Mail Code 482-310-004
         485 West Milwaukee
         Detroit, Michigan 48202

         For Purchaser:

         Rebecca M. Spearot
         Lear Corporation
         21557 Telegraph Road
         Southfield, Michigan 48034

PART III: Non-US Business. For the avoidance of doubt, Sections 7.14 to 7.22.3 of this Article 7 only apply to the Non-US Business.

         7.14. Definitions.

The following terms, as used in Sections 7.10.4 to 7.22 shall have the following meanings for the purposes of Part II and Part III of Article 7 only whether used in the singular or plural (other terms are defined in the Sections to which they pertain):

         7.14.1 Acquired International Assets. "Acquired International Assets" MEANS THE assets, rights and properties used or held for use primarily or exclusively in the NonUS Business.

         7.14.2 Adverse Consequences. "Adverse Consequences" means any liabilities or compensatory damages, natural resource damages, penalties, costs and fines, including reasonable attorney's fees, but excluding: (a) consequential, special or incidental damages (such as loss of profits, loss of business opportunity, loss of use. diminution in value of any property, or business interruption); and (b) any attorney's


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         or consultant's fees or other costs incurred by an indemnitee for any matter in which the indemnitor has in good faith accepted its defense and indemnity obligations.

         7.14.3 Applicable Environmental Laws. "Applicable Environmental Laws" means the Environmental Laws of the jurisdiction in which the Environmental Condition, Non-Compliance Matter, Release or off-site disposal of Hazardous Matter physically arises.

         7.14.4 Clean Closure. An Environmental Condition will be "Clean Closed", when the party conducting clean closure can establish the following:

              (a) no Hazardous Material is present at a level which exceeds the highest of: (1) natural background as determined in accordance with sound and accepted scientific and engineering judgment and practice; (2) the minimum legal requirements for remediation standards established under Applicable Environmental Laws for industrial property, including Restrictive Covenants as defined herein (3) any obligation (to the extent more stringent than Applicable Environmental Laws) contained in the lease to the relevant JV Company or Sale Company if the facility or property in question is leased to a JV Company or Sale Company or (4) the level determined by a site-specific risk assessment allowed by and consistent with Applicable Environmental Laws, ("Industrial Remediation Standard"), or

              (b) the closure is approved by the Regulatory Authority, consistent with Applicable Environmental Laws.

         7.14.5 Environmental Condition. "Environmental Condition" means the presence of any Hazardous Material in the soils, surface water, outside ambient air or ground water on the NonUS Properties or the Short Presence Properties and/or any real property formerly but not at the Closing Date owned by any Sale Company or JV Company, in concentrations above the least stringent remediation standard acceptable under Applicable Environmental Law for industrial property. This term shall include an Environmental Condition resulting from a GM Non-Compliance Matter or a Purchaser Non-Compliance Matter. The presence of any Hazardous Material in or on any of the Non-US Properties or the Short Presence Properties or in or on any of the Acquired International Assets, or the buildings (including fixtures, appurtenances, or equipment) located in or comprising any part of the Non-US Properties or SHORT Presence Properties is not considered an Environmental Condition. Where Applicable Environmental Laws allows choice between use of remediation standards and recognized risk assessment methodologies as set forth in Sections 7.16.3(e) and 7.21.4(c)(v) (Remedial Action Factors) such recognized risk assessment methodologies shall be used.

         7.14.6 Environmental Laws . "Environmental Laws" means all applicable federal, territorial, national, common law, provincial, constitutional, state and local laws, ordinances, statute and subordinate legislation. code, enactment, permit, consent,

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         authorization, license, registration, filing, exemption, regulations, final orders and final judgments, rule, decree, injunction, or other requirement having the force and effect of law which are legally enforceable concerning the introduction, emission, discharge or release of any Hazardous Material into the air, soil or surface or ground water; the transportation, storage, treatment or disposal of any Hazardous Material; the remediation or investigation of contamination of air, soil, or surface or ground water by any Hazardous Material; the regulation of storage tanks; or otherwise relating to pollution or the protection of human health and the environment. Environmental Laws shall not include laws, ordinances, regulations, final orders or final judgments, concerning primarily worker safety, and any similar national, state or local law or regulation.

         7.14.7 GM Indemnitees. "GM Indemnitees" means GM, the Asset Sellers, the Securities Sellers, their successors and assigns, and their respective officers, directors and employees.

         7.14.8 GM Nor.-Compliance Matter. "GM Non-Compliance Matter" means a violation of an Applicable Environmental Law by GM and/or the relevant Asset Seller and/or the relevant Securities Seller and/or prior, to Closing relevant Sale Company and/or prior to Closing relevant JV Company in or about the Non-US Properties and/or the Short Presence Properties. The Release (except failure to report a Release in violation of Applicable Environmental Law) or presence of any Hazardous Materials in or on the soils, land surface or substrata, SURFACE WATER, ground water or any other environmental medium in, or in the vicinity of the Non-US Properties or Short Presence Properties or in or on any of the Acquired International Assets or the buildings (including fixtures, appurtenances or equipment) located in or comprising any part of the Non-US Properties or Short Presence Properties are not considered Non-Compliance Matters.

         7.14.9 Hazardous Material. "Hazardous Material" means any substance regulated, defined, or designated as a "hazardous substance", "extremely or imminently hazardous substance", "substance resulting in environmental degradation", "hazardous material", "hazardous chemical", "hazardous or toxic pollutant", "pollutant", "toxic substance", "hazardous waste" or similar terms under the Applicable Environmental Laws; and including, without limitation, petroleum and petroleum products including crude oil and any fractions thereof; asbestos; and natural gas, synthetic gas, AND ANY mixtures thereof.

         7.14.10 Knowledge. "Knowledge" means the actual knowledge, as of the date of this Agreement, of GM officers, directors. and the plant managers and environmental supervisors set forth on Schedule 7.14. 10.

         7.14.11 Non-US Business. "Non-US Business" means collectively the Business conducted at the Non-US Properties and the Short Presence Properties.

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         7.14.12 Non-US Properties. "Non-US Properties" means the GM properties which are pursuant to this Agreement transferred to the Purchaser or relevant Asset Purchaser or Securities Purchaser and which are described on Schedule 7.14.12.

         7.14.13 Purchaser Non-Compliance Matte "Purchaser Non-Compliance Matter" means a violation of an Applicable Environmental Law by the Purchaser and/or the relevant Asset Purchaser and/or relevant Securities Purchaser and/or post Closing the Sale Companies and/or post Closing the JV Companies in or about the Non-US Properties or Short Presence Properties. The Release (except failure to report a Release in violation of Applicable Environmental Law) or presence of any Hazardous Materials in or on the soils, land surface or substrata, surface water, ground water or any other environmental ntediurn in, or in the vicinity of, the Non-US Properties or Short Presence Properties or in or on any building (including fixtures, appurtenances or equipment) located it. or comprising any part of the Non-US Properties or Short Presence Properties are not considered Non-Compliance Matters.

         7.14.14 Purchaser's Indemnitees. "Purchaser's Indernriftees" means Purchaser, the Asset Purchasers, the Securities Purchasers and/or post Closing the JV Companies and/or post Closing the Sale Companies their successors and assigns, and their respective officers, directors, and employees.

         7.14.15 Regulatory Authority. "Regulatory Authority" means any local, state, federal, provincial or national agency or other such legal person or entity, with jurisdiction in the relevant matter pursuant to the Applicable Environmental Laws.

         7.14.16 "Release" means any spill, emission, escape, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching, movement or migration into or through the environment of any Hazardous Material including any exacerbation or aggravation thereof, and the movement or migration, gradual or Otherwise, of any Hazardous Material through or in the air, soil, surface water, ground water, or land surface or subsurface strata or formation.

         7.14.17 Restrictive Covenant. "Restrictive Covenant" means restrictive covenants on real property to the extent allowed by Applicable Environmental Laws and consistent with use and development of the real property for industrial purposes as DEFINED herein. The term "Restrictive Covenant" includes but is not limited to (i) an agreement not to install potable wells, (ii) the maintenance of caps, impermeable barriers or any existing building or other existing structure subject to the review rights set forth in Sections 7.16.7, 7.16.8 and 7.21.4,
         (iii) maintenance of adequate security, including fences or similar structures to restrict access, and (iv) any other reasonable restrictive covenant consistent with use and development of the relevant property for industrial purposes that the Purchaser and GM agree to negotiate in good faith. The terms of a Restrictive Covenant shall include a mechanism to remove the restrictions under appropriate circumstances. Any maintenance required under sub-sections (ii) or
         (iii) hereunder shall not result in expenses to the property owner or occupier that would not be incurred in the ordinary course of business.

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7.14.18 Short Presence Properties. "Short Presence Properties" means collectively the GM properties or parts thereof which will be operated by the Purchaser or a member of the Purchaser Group for a short time and then returned to GM or the relevant member of the GM Group and which are described on Schedule 7.14.18.

7. 15. Non-US Environmental Assessments and Compliance Audits.

         7.15.1. Environmental Confidentiality and Access Agreement.
         As stated at Section 7.2.1, above GM and Purchaser entered into an Environmental Confidentiality and Access Agreement dated March 4, 1998 (the "ECA"), which is attached to this Agreement as Exhibit 7.2.1. Except as provided in the ECA, the ECA will expire on the Closing Date.

         7.15.2. Environmental Assessments.
         GM's consultants conducted environmental assessments of certain parcels and prepared final environmental assessment reports, (the "GM Non-US Environmental Assessments"). GM has delivered final copies of all GM Non-US Environmental Assessments to Purchaser. Schedule 7.15.2.A lists the GM Non-US Environmental Assessments delivered to Purchaser. Under the ECA, Purchaser conducted its own environmental assessments of certain parcels and prepared final environmental assessment reports, including all related environmental sampling and analytical data (the "Purchaser Non-US Environmental Assessments"). Purchaser has delivered final copies of all Purchaser Non-US Environmental Assessments to GM. Schedule 7.15.2.B lists the Purchaser Non-US Environmental Assessments delivered to GM. Neither party warrants the accuracy or completeness of the environmental assessments.

         7.15.3. Environmental Compliance Audits.
         GM's consultants conducted an environmental compliance audit of certain facilities and prepared final compliance audit reports (the "GM Non-US Compliance Audit Reports"). GM has delivered final copies of all GM Non-US Compliance Audit Reports to Purchaser. Schedule 7.15.3.A lists the GM Non-US Compliance Audit Reports delivered to Purchaser. Under the ECA, Purchaser conducted its own environmental compliance audit of certain facilities and prepared final compliance audit reports (the "Purchaser Non-US Compliance Audits"). Purchaser has delivered final copies of all Purchaser Non-US Compliance Audits to GM. Schedule 7.15.3.B lists the Purchaser Non-US Compliance Audit Reports delivered to GM. Neither party warrants the accuracy or completeness of the environmental compliance audits.



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7.16. GM Remediation and Corrective Action - Non- US.

         7.16.1. GM Remediation.
         GM will address and/or remediate, in accordance with Section 7.22.3 (Apportionment), Environmental Conditions at the Non-US Properties created or caused by GM or the relevant Sale Company and/or the relevant JV Company that are identified in either the GM Non-US Environmental Assessments or the Purchaser Non-US Environmental Assessments and which the parties have agreed to list on Schedule 7.16. 1.

         7.16.2. G Remedial Action Plans.
         GM will develop and implement remedial action plans for the Environmental Conditions under Section 7.16.1 (GM Remediation) only if remedial action is: (a) required by any Applicable Environmental Law; (b) required by a Regulatory Authority under a judicial or administrative order issued under an Applicable Environmental Law; G required to prevent an actual or immediate threat to human health or the environment at the Non-US Properties or surrounding property; or (d) GM, in its sole discretion, decides to perform remedial activity after conducting a risk-based evaluation. Except for situations described in Section 7.22.3 (Apportionment) and 7.22.2 (Purchaser's Defense and Indemnification Obligations Non-US), GM is solely responsible for the costs of developing and implementing a remedial action plan under this
Section 7.16.2 (Remedial Action Plans).

         7.16.3. Remedial Action Factors. GM will use the following factors to develop remedial action plans:

         (a) the requirements under then existing Applicable Environmental Laws;

         (b) technical feasibility;

         (c) cost of the proposed alternatives;

         (d) ongoing industrial use; and

         (e) risk based evaluations, human health and environmental risk based factors, where applicable, including, but not limited to: (i) reasonable and relevant exposure pathways consistent with continued industrial use; (ii) typical simulated exposure distributions consistent with the relevant exposure pathways; (iii) fate and transport characteristics; (iv) local geology and hydrogeology; (v) toxicity of the materials in question; (vi) Restrictive Covenants of the Non-US Properties-, and (vii) other relevant factors employed in assessing risks to human health and the environment under generally


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         accepted risk assessment principles and methodologies in the relevant legal jurisdiction.

         7.16.4. G Compliance Action Plans.
         GM will develop and implement compliance action plans with respect to the Non-US Properties and the Short Presence Properties to correct Non-Compliance Matters identified in either the GM Non-US Environmental Compliance Audit or Purchaser's Non-US Environmental Compliance Audit and which the parties have agreed to list on Schedule 7.16.4.

         7.16.5. No Other Obligation.
         Except as expressly described in this Article 7, neither GM nor any Securities Seller nor any Asset Seller has any remediation, defense or indemnification obligations.

         7.16.6. Non-Interference.
         In implementing any remedial action or compliance action required under
Part III of this Article 7, or in exercising any right of access, GM will not unreasonably interfere with Purchaser's operation of the Non-US Business or use of the Acquired International Assets, Short Presence Properties or the Non-US Properties unless required by a Regulatory Authority.

         7.1 5 .7. Purchaser's Review Period.
         GM will provide Purchaser with a copy of any proposed remedial action plan or compliance action plan at least thirty (30) days before the earlier of.
(a) the scheduled start date for activities under the plan; or (b) the date GM is required, under current Applicable Environmental Law to submit the plan to a Regulatory Authority. Purchaser is entitled to review or comment on any part of the proposed plan. Purchaser will complete its review promptly, but in no event more than fifteen (15) days after Purchaser's receipt of any plan, unless required sooner by a Regulatory Authority.

         7.16.8. Modification based on Purchaser's Input.
         GM must modify or amend a remedial action plan or compliance action plan (unless otherwise required by a Regulatory Authority) if the Purchaser establishes that the planned action: (a) would unreasonably interfere or unreasonably impair the ability of Purchaser to operate the Non-US Business or use the Acquired International Assets, the Non-US Properties or the Short Presence Properties; (b) does not meet the remediation requirements of Part III of this Article .7. (c) will not remedy a NonCompliance Matter under Applicable Environmental Laws; (d) would fail to correct an actual and immediate threat to human health or the environment; or (e) can be

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modified so that it can be completed in a shorter period of time at a similar or lower cost to GM. If the parties are unable to agree on the applicability of these criteria, the dispute resolution provisions of Section 7.12 shall apply.

         7.16.9. Implementation.
         After review of proposed changes and comments, in accordance with this
Section 7.16 (GM Remediation and Corrective Action Non-US), GM will implement the remedial action plans and compliance action plans: (a) in accordance with the time schedule; (b) in a good, safe, workerlike manner; (c) without placing any encumbrances, other than reasonable Restrictive Covenants required as part of a remedial action or compliance action on the Acquired International Assets, the NonUS Properties or the Short Presence Properties; and (d) in a manner that does not unreasonably interfere with Purchaser's ability TO OPERATE THE NON-US BUSINESS OR USE the Acquired International Assets, the Non-US Properties or the Short Presence Properties unless otherwise required by a Regulatory Authority.

         7.16.10. Clean Closure.
         Once an Environmental Condition for which GM has responsibility under
Section 7.16.1 is Clean Closed, GM will have no further remediation, defense or indemnification obligations to Purchaser unless such Closure is deemed inadequate and/or reopened by a Regulatory Authority under Applicable Environmental Laws. After GM completed a Clean Closure and subject to the preceding sentence, Purchaser will be solely responsible and liable for the condition Clean Closed to the extent provided in Part III of this Article 7 and indemnify the GM Indemnities in accordance with Section 7.22.2 (Purchaser's Defense and Indemnification Obligations).

         7.16.1l. Purchaser's Obligations.
         Purchaser will cooperate and will procure that the relevant Asset Purchaser, and/or Securities Purchaser, and/or after Closing the relevant Sale Company and/or JV Company will cooperate and assist GM in implementing remedial action and compliance action plans in accordance with Section 7.21.1 (Purchaser's Obligations in Connection with GM's Remedial Actions - NonUS).

7 17. Access - Non-US.

         7.17.1. GM Access.
         After the Closing Date and upon reasonable notice to Purchaser, and without undue disruption of Non-US Business, GM and its representatives may enter the NonUS Properties and/or the Short Presence Properties to:


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         (a) conduct remedial action or compliance action under Section 7.16 (GM
         Remediation and Corrective Action - Non-US);

         (b) perform its obligations or exercise its rights under Part III of this Article 7;

         (c) investigate or remediate an environmental condition on an adjacent GM facility (except that, if. such investigation or remediation exceeds twelve months, GM will make all reasonable efforts to minimize the number of times access is needed, or obtain alternate access and shall not unreasonably disrupt or interfere with Purchaser's use of the Non-US Properties);

         (d) install, maintain and use any environmental monitoring or remediation equipment required by a remedial action or compliance action plan or a Regulatory Authority;

         (e) investigate or remediate a claim for indemnification, but only if GM has ongoing remedial, defense or indemnity obligations to the Purchasers' Indemnitees under Part III of this Article 7; and

         (f) inspect the Acquired International Assets, the Non-US Properties and the Short Presence Properties for Purchaser's performance of its obligations under a Restrictive Covenant or Section 7.18.2 or 7.22.3.

         7.17.2. Access Limitations.
         GM's access under this Section 7.17 (Access) is subject to the following: (a) Purchaser's reasonable requirements caused by daily operations or emergency conditions; and (b) Purchaser's reasonable health, safety and environmental requirements.

7.18. Use Restrictions - Non-US.

         7.18.1. Transfers.
         Except for any transfer by Purchaser or member of the Purchaser Group to GM, or member of the GM Group, any agreement for transfer of any interest in the Non-US Properties through sale, lease, lease assignment, license, sublease, easement or otherwise will (a) incorporate the rights and obligations of Purchaser and GM under Part III of this Article 7 and impose the obligations on any subsequent user, occupant or transferee of the Non-US Properties; (b) restrict use of the Non-US Properties to industrial (including warehouse) use consistent with any Restrictive Covenants that may be placed on the relevant Non-US Properties; (c) provide that Restrictive Covenants may be eliminated as an encumbrance upon the relevant NonUS Properties in accordance with their terms; and (d) provide that the restrictive

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covenants are directly enforceable by GM against Purchaser or the relevant member of the Purchaser Group and any subsequent user, occupant or transferee of the Non-US Properties.

     7.18.2. Removal of Improvements.
     If Purchaser or member of the Purchaser Group or any relevant Sale Company or JV Company demolishes or removes a building, structure or other improvement which is located above an Environmental Condition for which GM has some responsibility under Part III of this Article 7, Purchaser will, at its sole cost, replace the building, structure or other improvement with a barrier or other engineering control of equivalent protection or take other appropriate action with regard to the Environmental Condition.

     7.18.3. Cost of New Development.
     If Purchaser or member of the Purchaser Group or, after Closing any Sale Company or JV Company develops any part of the Non-US Properties and such development requires the removal and disposal or other disposition of soil, sediment or water that is within an Environmental Condition for which GM has some responsibility under Part III of this Article 7, Purchaser agrees to pay all costs associated with the removal and disposal or other disposition of such soil, sediment or water except as follows: subject to the limitations set forth in Section 7.22.1(f)(i) and (v), GM agrees to pay twenty percent (20%) of the increased cost of such removal and disposal or other disposition resulting from the Environmental Conditions. GMs obligation under this Section 7.18.3 shall only be triggered if the increased cost of such removal and disposal or other disposition exceeds $25,000 per development for any development that commences during the first three (3) years after the Closing Date and $50,000 per development for any development that commences between the third and fifth anniversary of the Closing Date. For purposes of this Section 7.18.3, development shall mean the placement of a new building, structure, equipment or other capital improvement on the Non-US Properties. Purchaser agrees to promptly notify GM in writing if Purchaser becomes aware of facts that may give rise to a claim under this Section 7.18.3 and shall provide reasonable access to GM to observe the activities giving rise to any such claim.

     7.18.4. Notice Filing.
     GM or any member of the GM Group is entitled to file any notice or other instrument after providing prior reasonable notice to Purchaser: (a) required by any current or future Applicable Environmental Law for any remedial or compliance action by GM under Part III of this Article 7, (b) necessary to implement any Restrictive Covenant authorized to be imposed under Part III of this Article 7; or (c) necessary to prohibit the demolition or removal of any building, structure or other improvement located on the relevant Non-US Properties and within an Environmental Condition for which GM has some responsibility under Part III of this Article 7. An



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instrument filed under this Section 7.18.4 (Notice Filing) must permit Purchaser to remove the building, structure or other improvement in accordance with
Section 7.18.2 (Removal of Improvements).

7.19. Transition - Non-US Permits - Environmental Committee and Waste
      Management.


     7.19.1. Non-US Environmental Permits.
     As of the date of this Agreement in respect of the Non-US Properties and the Short Presence Properties, GM or the relevant Sale Company or JV Company or Asset Seller holds or has the benefit of all permits, licenses, and authorizations listed in Schedule 7.19.1 (the "Non-US Environmental Permits"). GM represents and warrants that as of the date of this Agreement, the Non-US Environmental Permits constitute all such permits required by Applicable Environmental Laws, except as disclosed on Schedule 7.20.7 and that no action is pending to revoke any of the Non-US Environmental Permits. GM has received no notice from a Regulatory Authority that any reasonable basis exists to deny, or require GM or the relevant Sale Company or JV Company or Asset Seller to modify substantially any of the Non-US Environmental Permits.

     7.19.2. Non-US IS Environmental Permits - Transition.
Within 21 days of Closing Purchaser, or the relevant Asset Purchaser, at its own cost, will transfer or cause to be transferred to Purchaser or relevant Asset Purchaser the Non-US Environmental Permits listed on Schedule 7.19.2. On change of name of the Sale Companies and JV Companies post-Closing, the Sale Companies and JV Companies may need to have reissued to them their Non-US Environmental Permits in the new names of the Sale Companies and JV companies. GM will cooperate with Purchaser to obtain such reissuance of the Non-US Environmental Permits. However, Purchaser or the relevant Sale Companies and JV Companies will be solely responsible for obtaining or effecting such reissuance of their Non-US Environmental Permits. To the extent lawful under Applicable Environmental Laws, GM or the relevant member of the GM Group will permit the Purchaser or the relevant Asset Purchaser or relevant member of the Purchaser Group to operate at the Short Presence Properties with the benefit of GM's or the relevant GM Group member's environmental permits applicable to operations at the Short Presence Properties. The costs of such operations under such environmental permits shall be borne between the parties as set out in the Schedules to the Transition Services Agreement. However to the extent that the Purchaser or relevant member of the Purchaser Group cannot lawfully operate at any Short Presence Property under an environmental permit of GM or relevant member of the GM Group, Purchaser will be solely responsible for obtaining any and all environmental permits required under Applicable Environmental Laws for its operations or those of any member of the Purchaser Group conducted at the Short Presence Properties.




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     7.19.3. Environmental Committee.
     Purchaser and GM agree that the Environmental Committee established under
Section 7.6.3 will also facilitate environmental transition issues in relation to the Non-US Properties and the Short Presence Properties.

     7.19.4. Hazardous Waste Removal.
     GM will properly dispose of any hazardous waste, as defined under Applicable Environmental Law generated by GM or the relevant Asset Seller, Sale Company or JV Company at any of the Non-US Properties and Short Presence Properties and manifested as of the Closing Date. GM will remove the hazarous waste containers from any of the Non-US Properties or the Short Presence Properties before or shortly after the Closing Date. Immediately following the Closing, Purchaser will remove and properly dispose of any wastes, including but not limited to hazardous wastes, resulting from Purchaser's Pre-Closing investigation(s) of any of the Non-US Properties, Short Presence Properties or Acquired International Assets.

     7.19.5. Post-Closing Waste Management.
     Purchaser will be responsible for all wastes, including but not limited to hazardous wastes, generated or accumulated by Purchaser or the relevant Asset Purchaser or Securities Purchaser, Sale Company or JV Company or any OTHER person acting as their agent after the Closing. GM shall be responsible for any wastes generated or accumulated by GM in the course of any remediation for which GM is responsible under Part III of this Article 7.

     7.19.6. No Arrangement for Disposal
     GM and Purchaser acknowledge that the transactions contemplated by this Agreement constitute a sale and transfer of assets and shares in the ordinary course of business and are not intended, nor will be deemed to be, an arrangement for treatment, storage or disposal of any of the Acquired International Assets or any substances or materials contained on the Non-US Properties or the Short Presence Properties and Purchaser will not assert and will procure that post-Closing the relevant Asset Purchaser and Securities Purchaser will not assert any claim or cause of action against GM, the Asset Sellers or Securities Sellers based on these matters.

     7.20. GM's Representations and Warranties - Non-US.

In addition to GM's representations and warranties in Section 7.19.1 (Environmental Permits), GM represents and warrants that, as of the date of this
Agreement:




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7.20.1 No Actions. Except as set forth on Schedule 7.20. 1, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter, existing or, to GM's Knowledge, threatened, relating to the Non-US Business, Non-US Properties, Short Presence Properties, or Acquired International Assets under ANY APPLICABLE ENVIRONMENTAL Law which, as of the Closing Date, has not been cured, resolved or paid, as the case may be.

7.20.2 No Notices. Except as set forth on Schedule 7.20.2, GM has not received from any Regulatory Authority any written request for information, notice of claim, demand or notification that GM is or may be potentially responsible for the investigation or cleanup of any Release or any threatened Release relating to the Non-US Business, Non-US Properties, Short Presence Properties, or Acquired International Assets.

7.20.3 Except as set forth in Schedule 7.20.3, to GM's Knowledge, the Non-US Properties, Short Presence Properties and Acquired International Assets are not in violation of Applicable Environmental Laws.

7.20.4 Except as set forth in Schedule 7.20.4, to GM's Knowledge, no Hazardous Materials have been used, stored, manufactured, treated, processed or transported on or from the NON-US Properties, Short Presence Properties, or Acquired International Assets except as reasonable to the conduct of the Non-US Business and in compliance with Applicable Environmental Laws.

7.20.5 Except as set forth on Schedule 7.20.5, to GM's Knowledge, there has been no disposal, release or threatened release of Hazardous Materials on or from the Non-US Properties, Short Presence Properties, or Acquired International Assets except in compliance with Applicable Environmental Laws.

7.20.6 No Liens. Except as set forth on Schedule 7.20.6, no Lien has attached to the Non-US Properties, Short Presence Properties, or Acquired International Assets under any Applicable Environmental Law which has not been removed or discharged of record.

7.20.7 Except as set forth on Schedule 7.20.7 to GM's Knowledge, the Non-US Environmental Permits are in full force and effect and GM is in compliance with all material terms thereof.

7.20.8 Except in the case of fraud or willful misconduct, Purchaser's sole and exclusive remedy for breach of representations and warranties set forth in this
Section 7.20 shall be limited to the remedies set forth in Section 7.22. 1.

7.20.9 The representations and warranties in Sections 7.20.1 through 7.20.6 shall also apply to any real property formerly but not at the Closing Date owned by any Sale Company or JV Company except that such representations and warranties shall be




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deemed made as of the time such real property was previously transferred by the
Sale Company or the JV Company.

7. 21. Purchaser's Covenants, Obligations and Acknowledgments - Non-US.

       7.21.1. Purchaser Obligations in Connection with GM's Remedial Actions-Non-US.

       Purchaser will or will procure that the relevant Asset Purchaser or Securities Purchaser or post-Closing the relevant Sale Company or JV Company will:

       (a) reasonably cooperate with GM and its representatives to assist GM in implementing remedial actions or compliance actions in accordance with
       Section 7.16.10 (Implementation), including, without limitation, assisting GM in obtaining or filing any required regulatory approvals, licenses, consents, authorizations, waivers, permits, registrations, filings, exemptions or the like;

       (b) consent to the imposition of Restrictive Covenants in order to assist GM in obtaining Clean Closure of Environmental Conditions identified in
       Section 7.16.1 (GM Remediation);

       (c) take other actions that are reasonably necessary and appropriate to allow GM to implement any remedial action or compliance action plan, including, without limitation, restricting public access and maintaining equipment or material installed by GM in connection with a remedial action plan or compliance action plan (action required under this Section 7.21.1(c) shall not result in expenses to Purchaser or the Securities Purchaser or the relevant Asset Purchaser or post-Closing the relevant Sale Company or JV Company that would not be incurred in the ordinary course of its business);

       (d) exercise due care so as not to adversely affect the installation, operation, or maintenance of any action, measure or remedy existing or taken before the Closing Date or later under any remedial action or compliance action plan; and

       (e) provide GM reasonable access to services, including potable water, electric and telephone utilities, security or conveyance facilities, in connection with GM's post-Closing activities. GM will pay the costs for the services it uses, or reimburse the Purchaser or the relevant Asset Purchaser or relevant Securities Purchaser or post-Closing the relevant Sale Company or relevant JV Company for such costs upon receipt of a detailed invoice, as appropriate under the circumstances.




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      7.21.2. Disclosure and Recordation.
      Purchaser or the relevant Asset Purchaser, or relevant Securities Purchaser or post-Closing the relevant Sale Company or JV Company will record any information or a notice under Applicable Environmental Law disclosure requirements, provided, however, that Purchaser or the relevant Asset Purchaser or relevant Securities Purchaser or post-Closing the relevant Sale Company or JV Company will not record any information or notice concerning Environmental Conditions at any of the GM facilities outside the US (including the Non-US Properties and the Short Presence Properties) caused or created by GM or any Asset Seller or Security Seller or Sale Company or JV Company without GM's consent, unless otherwise required by law. If such information or notice is required by law, Purchaser agrees to give GM prior notice of such information or notice in the event that GM has any remediation or indemnity obligation with respect to the Environmental Conditions.

      7.21.3. Purchaser's Additional Acknowledgments.
      Purchaser acknowledges that except as set forth in Sections 7.19.1 (Non-US Environmental Permits) and 7.20 (GM's Representations and Warranties - Non-US),
(a) GM has not made any representations or warranties to Purchaser with respect to environmental matters: (b) Purchaser has examined and investigated the physical nature and environmental condition of certain parcels and facilities as set forth in the Non-US Environmental Assessments and Compliance Audits at Schedules 7.15.2B and 7.15.3B; and (c) Purchaser has not discovered any facts not disclosed to GM in writing which are inconsistent with or contrary to GM's representations and warranties in Sections 7.19.1 (Non-US Environmental Permits) and 7.20 (GM's Representations and Warranties - Non-US).

      7.21.4. Purchaser Remediation and Corrective Action - Non-US.

      (a) Purchaser Remediation. Purchaser will address and/or remediate, in accordance with Section 7.22.2 (Apportionment), Environmental Conditions created or caused by the Purchaser or any Asset Purchaser or any member of the Purchaser Group or any agent or contractor of the Purchaser or of the Purchaser Group during their period of occupancy or presence on any of the Short Presence Properties;

      (b) Purchaser Remedial Action Plans. Purchaser will develop and implement remedial action plans for the Environmental Conditions under Section 7.21.4(a) (Purchaser Remediation) only if remedial action is: (i) required by any Applicable Environmental Law; (ii) required by a Regulatory Authority under a judicial or administrative order issued under an Applicable Environmental Law; (iii) required to prevent an actual or immediate threat to human health or the environment at the Short Presence Properties or property surrounding the Short Presence Properties or (iv) Purchaser, in its sole discretion, decides to perform remedial activity after conducting a risk-based





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evaluation. Except for situations described in Section 7.22.3 (Apportionment)
and 7.22.1 (GM's Defense and Indemnification Obligations- Non-US), Purchaser is solely responsible for the costs of addressing, developing and implementing a remedial action Plan under this Section 7.21.4(b) (Remedial Action Plans);

(c) Remedial Action Factors. Purchaser will use the following factors to develop remedial action Plans:

      (i) the requirements under then existing Applicable Environmental Laws;

      (ii) technical feasibility;

      (iii) cost of the proposed alternatives;

      (iv) ongoing industrial use; and

      (v) risk based evaluations, human health and environmental risk based factors, where applicable, including, but not limited to: (i) reasonable and relevant exposure pathways consistent with continued industrial use;
      (ii) typical simulated exposure distributions consistent with the relevant exposure pathways; (iii) fate and transport characteristics; (iv) local geology and hydrogeology; (v) toxicity of the materials in question; and
      (vi) other relevant factors employed in assessing risks to human health and the environment under generally accepted risk assessment principles and methodologies in the relevant legal jurisdiction.

(d) Purchaser Compliance Action Plans - Non-US. Purchaser will develop and implement compliance action plans with respect to the Short Presence Properties, to correct Non-Compliance Matters created or caused by Purchaser or any Asset Purchaser or any member of the Purchaser Group or any agent or contractor of the Purchaser Group after the Closing Date on any Short Presence Property;

(e) No Other Obligation. Except as expressly described in this Article 7, neither Purchaser nor the relevant Asset Purchaser nor the relevant Securities Purchaser nor any member of the Purchaser Group have any remediation, defense or indemnification obligations.

(f) Non-Interference. In developing, addressing or implementing any remedial action or compliance action required under this Section 7.21.4, or in exercising any right of access, neither the Purchaser nor any Asset Purchaser nor any member of the Purchaser Group nor any agent or contractor of the Purchaser Group will unreasonably interfere with GM's use of the Short Presence Properties unless required by a Regulatory Authority;




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(g)   GM's Review Period. Purchaser will provide GM with a copy of any proposed remedial action plan or compliance action plan at least thirty (30) days before the earlier of: (i) the scheduled start date for activities under the plan; or
(ii) the date Purchaser or relevant member of the Purchaser Group is required, under current Applicable Environmental Law to submit the plan to a Regulatory Authority. GM is entitled to review or comment on any part of the proposed plan. GM will complete its review promptly, but in no event more than fifteen (15) days after GM's receipt of any plan, unless required sooner by a Regulatory Authority;

(h) Modification Based on GM's Input. Purchaser must modify or amend a remedial action plan or compliance action plan compiled pursuant to Section 7.21.4(h) (unless otherwise required by a Regulatory Authority) if GM establishes that the planned action: (i) would unreasonably interfere or unreasonably impair the ability of GM to operate the Short Presence Properties;
(ii) does not meet the remediation requirements of Part III of this Article 7;
(iii) will not remedy a Non-Compliance Matter under current Applicable Environmental Laws; (iv) would fail to correct an actual and immediate threat to human health or the environment; or (v) can be modified so that it can be completed in a shorter period of time at a similar or lower cost to Purchaser. If the parties are unable to agree on the applicability of these criteria, the dispute resolution provisions of Section 7.12 shall apply;

(i) Implementation. After review of proposed changes and comments, in accordance with this Section 7.21.4 (Purchaser Remediation and Corrective Action - Non-US), Purchaser will implement the remedial action plans and compliance action plans:
(i) in accordance with the time schedule; (ii) in a good, safe, workerlike manner; (iii) without placing any encumbrances other than reasonable Restrictive Covenants required as part of a remedial action or compliance action on the Short Presence Properties; and (iv) in a manner that does not unreasonably interfere with GM's ability to operate the Short Presence Properties unless otherwise required by a Regulatory Authority;

(j) Clean Closure. Once an Environmental Condition for which the Purchaser has responsibility under Section 7.21.4(a) is Clean Closed, Purchaser will have no further, remediation, defense or indemnification obligations to GM unless such Closure is deemed inadequate and/or reopened by a Regulatory Authority under the then existing Applicable Environmental Laws. After completion of a Clean Closure, and subject to the preceding sentence, GM will be solely responsible and liable for the condition Clean Closed to the extent provided in Part III of this Article 7, and GM will defend and indemnify the Purchaser's Indemnitees in accordance with Section 7.22.1 (GM's Defense and Indemnification Obligations);

(k) GM's Covenants, Obligations and Acknowledgements - Non-US. GM will, and will procure that any relevant member of the GM Group will:




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      (i) reasonably cooperate with Purchaser and its representatives to assist
      Purchaser in implementing remedial actions or compliance actions in accordance with Section 7.21.40(j) (Implementation), including, without limitation, assisting Purchaser in obtaining or filing any required regulatory approvals, licenses, consents, authorizations, waivers, permits, registrations, filings, exemptions or the like;

      (ii) consent to the imposition of Restrictive Covenants in order to assist Purchaser in obtaining Clean Closure of any Environmental Conditions for which Purchaser is responsible;

      (iii) take other actions that are reasonably necessary and appropriate to allow Purchaser to implement any remedial action or compliance action plan, including, without limitation, restricting public access and maintaining equipment or material installed by Purchaser and/or GM as the case may be in connection with a remedial action plan or compliance action plan;

      (iv) exercise due care so as not to adversely affect the installation, operation, or maintenance of any action, measure or remedy existing or taken before the Closing Date or later under any remedial action or compliance action plan; and

      (v) provide Purchaser access to services, including potable water, electric and telephone utilities, security or conveyance facilities, in connection with Purchaser's remedial action or compliance action activities. Purchaser will pay the costs for the services it uses, or reimburse GM or the relevant member of the GM Group for such costs upon receipt of a detailed invoice, as appropriate under the circumstances.

(l) Purchaser Access. After cessation or expiry of occupancy or presence by Purchaser or the relevant Asset Purchaser or member of the Purchaser Group of any Short Presence Property and upon reasonable notice to GM, and without undue disruption, Purchaser and its representatives may enter the relevant Short Presence Property to:

      (i) conduct remedial action or compliance action under Section 7.21.4 (Purchaser Remediation and Corrective Action - Non-US);

      (ii) perform its obligations or exercise its rights under Part III of this
      Article 7;

      (iii) investigate or remediate an environmental condition on an adjacent GM facility (except that, if such investigation or remediation exceeds twelve months, Purchaser will make all reasonable efforts to minimize the




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       number of times access is needed or obtain alternative access, and shall not unreasonably disrupt or interfere with GM's use or any use by any member of the GM Group of the property;

       (iv) install, maintain and use any environmental monitoring or remediation equipment required by a remedial action or compliance action plan or a Regulatory Authority;

       (v) investigate or remediate a claim for indemnification, but only if Purchaser has ongoing remedial, defense or indemnity obligations to the GM Indemnitees under Part III of this Article 7;

       (vi) inspect the Short Presence Properties for GM's performance of its obligations under a Restrictive Covenant.

      (m) Access Limitations. Purchaser's access under Section 7.21.4(m) (Access) is subject to the following: (i) GM's or any member of GM Group's reasonable requirements caused by daily operations or emergency conditions; and (ii) GM's or any member of GM Group's reasonable health, safety and environmental requirements.

7.22. Defense and Indemnification Obligations - Non-US.

      7.22.1. GM's Defense and Indemnification Obligations.
      Subject to Sections 7.16.10 (Clean Closure), 7.22.1(g) (JV Company Adverse Consequences) and 7.22.3 (Apportionment) GM will indemnify and defend the Purchaser for and on behalf of the Purchaser's Indemnitees from and against any and all Adverse Consequences to which they may be subjected as a result of a claim based upon the following:

      (a) any claim which pertains to an Environmental Condition or Non-Compliance Matter on any of the Non-US Properties or Short Presence Properties for which GM has responsibility under Section 7.16 (GM Remediation and Correction Action) including offsite migration;

      (b) any off-site treatment, transportation, storage or disposal of Hazardous Material generated by and manifested to GM or any Sale Company or any JV Company prior to closing or generated by GM after closing in the course of implementing its obligations under Part III of Article 7;

      (c) GM's acts or omissions during its access to the Acquired International Assets; the Non-US Properties or the Short Presence Properties pursuant to
      Section 7.17.1 (GM Access), provided the claim is asserted within 24 months after the cause of action arises;



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      (d) any claim by a lessor of any of the Non-US Properties (which lease interest is now passing to Purchaser as a result of this Agreement) seeking compliance with Applicable Environmental Law or recovery of fines, penalties or other statutory sanctions or impositions, if the claim (i) pertains to an Environmental Condition or Non-Compliance Matter created or caused prior to closing by GM or any relevant Sale Company or JV Company while it was in possession of the relevant Non-US Properties for which GM has responsibility under Section 7.16 and that has not been remedied or eliminated, (ii) is based on the lessor's rights under its lease with GM or the Sale Company or the JV Company as may be the case;

      (e) third party claims relating to breaches of GM's representations and warranties made at Section 7.20, provided (i) the claim is asserted within five years after the Closing Date, (ii) GM's liability for any such Claim is limited to the amount of Adverse Consequences in excess of $25,000 for any Claim discovered during the first three (3) years after the Closing Date and $50,000 for any Claim discovered between the third and fifth anniversary of the Closing Date; (iii) Purchaser discovered the breach during normal and routine operations of the Non-US Business; and (iv) GM's liability for such claims together with any and all claims under Parts I and III of this Article 7 is limited to an aggregate maximum of $5,000,000. Except in the case of fraud or willful misconduct this Section 7.22.1(e) contains the sole and exclusive provisions relating to recovery for a breach of any representation or warranty under Section 7.20;

      (f) claims for Environmental Conditions caused or created by GM or its agents or contractors not identified under Section 7.16, including Environment Conditions at any real property formerly but not at the Closing Date owned by any Sale Company or JV Company provided (i) the claim is asserted within five years after the Closing Date; (ii) the claim is either a third party claim or a claim relating to Environmental Conditions which Purchaser is obligated to address under Applicable Environmental Laws; (iii) GM's liability for any Claim is limited to the amount of Adverse Consequences in excess of $25,000 for any Claims discovered during the first three (3) years after the Closing Date and $50,000 for any Claims discovered between the third and fifth anniversary of the Closing Date; (iv) Purchaser discovered the Environmental Condition during normal and routine operations of the Non-US Business; and (v) GM's liability for such claims together with any and all claims under Parts I and III of this Article 7 is limited to an aggregate maximum of $5,000,000. The $5,000,000 maximum shall apply in the aggregate to claims brought under both Parts I and III of this Article 7. For purposes of Subsections 7.22.1 (e)(ii) and 7.22.1 (f)(iii), a "Claim" shall mean all claims discovered as set forth herein during a three-month calendar quarter;



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      (g) JV Company Adverse Consequences. With respect to any Adverse
      Consequences of a JV Company suffered by a Purchaser's Indemnitee (but not Adverse Consequences) of a Purchaser's Indemnitee owning such a JV Company), GM's liability shall be limited to that percentage of any such Adverse Consequences that the ownership interest of the relevant Securities Seller at Closing constituted as a percentage of the total issued share capital of such JV Company;

      (h) Claims asserted with respect to any Environmental Condition at the Short Presence Properties after it has been Clean Closed, subject to
      Section 7.16.10 (Clean Closure).

      7.22.2. Purchaser's Defense and Indemnification Obligations - Non-US.

      Subject to Section 7.21.4 (j) (Clean Closure), 7.22.3 (Apportionment), Purchaser will indemnify, defend and hold harmless GM for and on behalf of the GM Indemnitees from and against any and all Adverse Consequences to which they may be subjected as a result of a claim based upon:

      (a) any Release, Non-Compliance Matter, or Environmental Condition relating to the Non-US Properties, the Short Presence Properties, the Acquired International Assets or the NON-US Business caused or created by Purchaser any member of the Purchaser Group or any Asset Purchaser or any Sale Company or any Securities Purchaser or any JV Company or any agent or contractor thereof after Closing or created or caused by Purchaser or any Asset Purchaser or any Securities Purchaser any time in the course of performing its pre-closing due diligence activities;

      (b) any Release, Non-Compliance Matter or Environmental Condition at the Non-US Properties existing before the Closing Date to the extent caused by, contributed to, or aggravated by Purchaser or any Asset Purchaser or any Securities Purchaser or any member of the Purchaser Group;

      (c) any offsite treatment, offsite transportation, offsite storage or offsite disposal of Hazardous Materials generated or manifested by Purchaser or any Sale Company or any JV Company or any Securities Purchaser post Closing;

      (d) any liability under Applicable Environmental Laws to any third party (including any employee of GM or of any Asset Seller) in respect of any Release, Non-Compliance Matter or Environment Condition relating to the Short Presence Properties arising from Purchaser's or Asset Purchaser's or member of the Purchaser Group's or agent or contractor of the Purchaser Group's occupation of, or acts or omissions at the Short Presence Properties provided the claim by the third party is made within 5 years of the Purchaser's or any member of the Purchaser's Group's or Asset Purchaser's vacation of, or act or omission by the Purchaser or member of the Purchaser's



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      Group or Asset Purchaser or agent or contractor of the Purchaser Group in or about, the Short Presence Properties to which claim relates;

      (e) any claims for Environmental Conditions caused by GM not identified under Section 7.22.1, provided: (i) the Environmental Condition is discovered more than five years after the Closing Date; (ii) the claim is either a third party claim or a claim relating to Environmental Conditions which GM is obligated to remediate under Applicable Environmental Laws;
      (iii) Purchaser's liability for any Claim is limited to the amount of Adverse Consequences in excess of $25,000 between the fifth and eighth anniversary of the Closing Date and $50,000 thereafter; and (iv) Purchaser's liability for such claims together with any and all claims under Parts I and III of this Article 7 is limited to an aggregate maximum of $5 million. For purposes of the Subsection 7.22.2(e)(iii), a "Claim" shall mean all claims discovered during a three-month calendar quarter;

      (f) Claims asserted with respect to any Environmental Condition at the Non US Properties after it has been Clean Closed, subject to Section 7.21.4(j) (Clean Closure).

      (g) Purchaser's acts or omissions during its access to the Short Presence Properties pursuant to Section 7.21.4(l) (Purchaser's Access) provided the claim is asserted within 24 months after the cause of action arises.

      7.22.3. Apportionment.

      Purchaser will be responsible for any additional costs or liability from the intermingling of a Release post-Closing on the Non-US Properties with an Environmental Condition for which GM is responsible under Section 7.16, and GM shall be responsible for any additional costs or liability from the intermingling of an Environmental Condition existing at the Short Presence Properties prior to the Closing Date or a Release at the Short Presence Properties following the cessation of the Purchaser's or relevant member of the Purchaser's Group's occupation or presence of the relevant Short Presence Property with an Environmental Condition for which the Purchaser is responsible under Section 7.21.4 but only if the intermingling of such Environment Condition or Release was caused or created (i) in the case of the Purchaser's responsibility hereunder by Purchaser, any member or agent or contractor of the Purchaser's Group, any Asset Purchaser or any Securities Purchaser or after Closing by the relevant Sale Company or JV Company and in any case their agents or contractors and (ii) in the case of GM's responsibility by GM, or any member of the GM Group and in any case their agents or contractors. Each party will be responsible for any additional Adverse Consequences caused by its own post closing actions or omissions which contribute to or aggravate any Environmental Condition or Non-Compliance Matter for which the other Party is responsible under Sections 7.22.1 (GM's Defense and Indemnification Obligations - Non-US) or
7.22.2 (Purchaser's Defense and Indemnification Obligations - Non-US). Liability will be determined by



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     the Parties as soon as reasonably practicable based upon each Party's relative contribution to the Environmental Condition or Non-Compliance Matter.

8.   CLOSING.


          8.1.   The Closing.

The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of GM, 3001 West Big Beaver Road, Suite 500, Troy, MI 48084 on August 31, 1998 effective as of the close of business on such date, or on such other date or at such other time as the Parties may agree. All transactions at the closing of this Agreement and transactions at the closings of the Transfer Agreements shall be deemed to have occurred simultaneously. Notwithstanding the foregoing or anything to the contrary in the Transfer Agreements, none of the closings contemplated under any of the Transfer Agreements shall occur unless and until closing of this Agreement shall occur.

     8.2.   Ancillary Agreements.

At the Closing, the Parties shall, and shall cause the members of the GM Group in the case of GM and the members of the Purchaser Group in the case of Purchaser to, execute and deliver each to the other the following agreements to which they are a party:

8.2.1  The Component Supply Agreement.

8.2.2.   (a) Assignment of patents and patent applications in Schedules 9.8.5.A,
             9.8.6.A and 9.8.6.B from GM to Purchaser.

         (b) Assignment of patents and patent applications in Schedule 9.8.5.B from Delphi Automotive Systems Deutschland GmbH to Purchaser.

         (c) Assignment of a partial interest in patents and patent applications in Schedule 9.8.8 from GM to Purchaser.

         (d) Assignment of trademarks in Schedule 9.8.9 from GM to Purchaser.

         (e) License from GM to Purchaser as provided in Sections 9.8.1 through 9.8.3(a) and 9.8.4.

         (f) License from Purchaser to GM as provided in Sections 9.8.5 through
             9.8.7 and 9.8.9 through 9.8.10.

         (g) License from Adam Opel AG to Purchaser as provided in Section 9.8.3(b).

         (h) Assignments of Technical Information from Delphi Automotive Systems Deutschland GmbH, Delphi Italia Automotive Systems, S.r.L., Delphi Automotive Systems Poland S.p. z.o.o., Delphi Componentes S.A., and Delphi Automotive Systems UK Limited to Purchaser; and licenses FROM those entities to Purchaser as provided in Section 9.8.2.

8.2.3. An assignment and assumption for the US Leased Real Property and any US Owned Real Property documentation as required by Article 6.




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8.2.4.     The Transfer Agreements and all other documents required pursuant thereto.

8.2.5.     The Transition Services Agreement.

8.2.6.     Letter Agreement.

8.2.7      Short Term Lease for Warren Engineering Building.

    8.3.   GM's Obligations.

At the Closing, GM shall, and shall cause the relevant members of the GM Group to, deliver to Purchaser the following, in proper form for recording where appropriate:

    8.3.1  Executed assignments for the Permits and Contracts.

    8.3.2 All appropriate Transfer Documents necessary to transfer to Purchaser or the relevant Asset Purchaser such title to the Acquired Assets as is warranted by GM herein or as required by the Transfer Agreements.

    8.3.3 Appropriate certificate dated as of the Closing Date and signed by an authorized officer of GM which evidence the authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

    8.3.4  Appropriate receipts.

    8.3.5 An executed withholding certificate from GM, and any other applicable member of the GM Group, in a form acceptable to Purchaser, that the transactions contemplated by this Agreement are exempt from Taxes which may apply by reason of Section 897, Section 1445, Section 3406, or any other provision of the Code.

    8.3.6 Certain Notes and Amendments thereto of the South African Business, endorsed in blank as provided in Section 9.13.

    8.3.7 All other documents and papers reasonably requested by Purchaser to effect the transactions contemplated hereby and by the Transfer Agreements.

    8.4.   Purchaser's Obligations.

At the Closing, Purchaser shall, and shall cause the relevant members of the Purchaser Group to, deliver to GM, in proper form for recording where appropriate:

     8.4.1 The Closing Payment as required by and in accordance with
           Section 2.1.3.




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     8.4.2 An appropriate assumption agreement or other document or documents pursuant to which Purchaser or the relevant Asset Purchaser assumes the Assumed Liabilities.

     8.4.3 Appropriate certificate dated as of the Closing Date and signed by an authorized officer of Purchaser which evidence the authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

     8.4.4 All other documents and papers reasonably requested by GM to effect the transactions contemplated hereby and by the Transfer Agreements.

9.   CERTAIN ADDITIONAL COVENANTS.

     9.1.  Further Assurances.

If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements, each of the Parties will take or procure that their respective Affiliates take such further action (including the execution and delivery of such further instructions and documents) as any other Party may reasonably request.

     9.2. Transition Services to Purchaser and the Purchaser Group and On-going Assistance.

           9.2.1. GM and Purchaser, and their respective agents, shall, at their own expense, render assistance to each other in order to effect an orderly transfer of the Combined Business from GM and relevant members of the GM Group to Purchaser and the relevant members of the Purchaser Group. In addition, Lear will cause its employees who previously performed the same functions on behalf of the GM Group to provide GM with such documents and information as necessary, consistent with the past practice to complete the accounting books and records of each facility included in the Combined Business as of August 31, 1998. In addition, for a period not to exceed eighteen (18) months from the Closing Date, GM will provide, or cause the provision to the Combined Business of, certain ongoing human resources, banking, accounting, technical, and other administrative support services.

     9.3.  Books and Records and Litigation Assistance.

           9.3.1 Purchaser shall and shall cause relevant members of the Purchaser Group to preserve and keep all books, records, computer files,




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                  software programs and any data processing files delivered to
                  Purchaser by GM or a member of the GM Group pursuant to the provisions of this Agreement for a period of not less than five (5) years from the Closing Date, or for any longer period as may be required by any government agency, ongoing litigation, law, regulation, audit or appeal of Taxes, or Tax examination at Purchaser's sole cost and expense. During such period, Purchaser shall make such books and records available to GM or a member of the GM Group as may be reasonably required by GM or a member of the GM Group in connection with any legal proceedings against or governmental investigations of GM or any other members of the GM Group or in connection with any Tax examination, audit or appeal of Taxes of GM or a member of the GM Group, the Combined Business or the Acquired Assets. GM or a member of the GM Group shall reimburse Purchaser for the reasonable out-of-pocket expenses incurred in connection with any request by GM to make available records pursuant to the foregoing sentence. In the event Purchaser wishes to destroy or dispose of such books and records after five (5) years from the Closing Date, it shall first give not less than ninety (90) days' prior written notice to GM, and GM shall have the right, at its option, upon prior written notice given to Purchaser within sixty (60) days of receipt of Purchaser's notice, to take possession of said records within ninety (90) days after the date of Purchaser's notice to GM hereunder.

        9.3.2 Purchaser shall from time to time, at the reasonable request of GM, cooperate fully with GM in providing GM or other members of the GM Group (as appropriate), to the extent possible through employees of a relevant member of the Purchaser Group, being formerly employed by GM or other members of the GM Group, with technical assistance and information in respect to any claims brought against GM or other members of the GM Group involving the conduct of the Combined Business prior to Closing, including consultation and/or the appearance(s) of such persons on a reasonable basis as expert or fact witnesses in trials or administrative proceedings. GM shall reimburse Purchaser or the relevant member of the Purchaser Group for its direct out-of-pocket costs (travel, employee time (other than for clerical services), hotels, etc.) of providing such services. In particular, Purchaser for itself and on behalf of the relevant members of the Purchaser Group agrees to: (i) retain all documents required to be maintained by federal, state. national or local legislation or regulations and all documents that may be reasonably required to establish due care or to otherwise assist GM or a member of the GM Group in pursuing, contesting or defending such claims; (ii) make available its documents and records in connection with any pursuit, contest or defense including documents that may be considered to be "confidential" or subject to trade secret protection (except that (a) no





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                  documents or records protected by the attorney client
                  privilege in favor of Purchaser or any member of Purchaser Group must be made available if making these documents or records available would cause the loss of this privilege (in any case, however, Purchaser must notify GM of the existence of such privileged documents) and (b) GM or the relevant member of the GM Group will agree to keep confidential documents and records that are confidential or are subject to trade secret protection); (iii) at the request of GM or a member of the GM Group, appoint a mutually acceptable, knowledgeable, technical representative to assist GM or a member of the GM Group in connection with any of the matters referred to in Section 10.2.1 of this Agreement; (iv) promptly respond to discovery requests in connection with such claim, understanding and acknowledging that the requirements of discovery in connection with litigation require timely responses to interrogatories, requests to produce and depositions and also understanding and acknowledging that any delays in connection with responses to discovery may result in sanctions; (v) make available, as may be reasonably necessary and upon reasonable advance notice and for reasonable periods so as not to interfere materially with Purchaser's business, mutually acceptable engineers, technicians or other knowledgeable individuals to assist GM or a member of the GM Group in connection with such claim, including investigation into claims and occurrences described in this section and preparing for and giving factual and expert testimony at depositions, court proceedings, inquiries, hearings and trial;
                  (vi) make available facilities and exemplar parts for the sole and limited use of assisting GM or a member of the GM Group in the contest or defense; and (vii) subject to the provisions of Section 10.4.2 herein, acknowledge that GM or a member of the GM Group is responsible for and will control, as between the Parties, the conduct of the pursuit, contest or defense.

        9.4.   Technical Information.

GM or another member of the GM Group has delivered, or will deliver on or before the Closing, to the relevant member of the Purchaser Group, a copy of all Technical Information included in the Acquired Assets. For a period of not less than ten (10) years commencing at the Closing Date, Purchaser shall and shall cause relevant members of the Purchaser Group to use all reasonable efforts consistent with the Purchaser's standard practices to maintain all Technical Information applicable to product design, test, release and validation it acquires from GM or any member of the GM Group in connection with the purchase of the Acquired Assets under Section 1.1 at a location at which they shall be reasonably accessible to GM or a member of the GM Group upon request.

        9.5.   Payment and Collections.





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GM shall, and shall cause relevant members of the GM Group to, take such action as may be reasonably necessary to segregate payments made or collections received by GM or a relevant member of the GM Group on behalf of Purchaser or relevant members of the Purchaser Group after Closing, and Purchaser shall, and shall cause relevant members of the Purchaser Group to, take such action as may be reasonably necessary to segregate payments made or collections received by Purchaser or a relevant member of the Purchaser Group on behalf of GM or relevant members of the GM Group after Closing, in order to ensure that the cost of the related liability or the benefits of the related assets accrue to the appropriate Party in accordance with the terms of this Agreement or the Transfer Agreements. To the extent that any such collections are received after Closing in the form of checks or other negotiable instruments payable to the other Party, GM or Purchaser, as appropriate, shall promptly take all necessary action to endorse or cause to be endorsed such checks or instruments to permit the appropriate Party to collect the proceeds of such checks and instruments.

    9.6. Non-Competition.

(i) GM and the members of the GM Group acknowledge that an important part of the benefits that Purchaser and the members of the Purchaser Group will receive in connection with the transactions contemplated by this Agreement and the Transfer Agreements is the ability to carry on the Combined Business free from competition by GM and its Affiliates. In order that Purchaser and the members of the Purchaser Group may enjoy such benefits, for a period of five (5) years after the Closing Date, GM will refrain, and will cause its Affiliates to refrain, from directly or indirectly engaging, alone or in association with any other Person, or own, share in the earnings of, or invest in the equity securities of (preferred stock that is nonvoting except under extraordinary circumstances will not be deemed equity securities), any Person engaged, in the design, engineering, testing, manufacture, assembly, processing, marketing, servicing, installation, sale and/or distribution of (i) fully assembled automotive seat systems; (ii) head restraints; (iii) trim covers; (iv) seat adjusters; and (v) other seating components, including frames ("Competitive Business" when referring to such activities generally, and "Competing Products" when referring to the foregoing products) in North America, the present member states of the European Union, Mexico, Poland, Turkey and the Republic of South Africa; provided, however, that the restrictions contained in this Section 9.6 will not prohibit in any way: (A) the acquisition of a controlling interest or merger with any Person, or a division or business unit thereof, which is not primarily engaged in a Competitive Business, acquired by or merged, directly or indirectly, into GM after the Closing Date; provided GM will take all reasonable steps to dispose, as quickly as practicable after such acquisition or merger, of any portion of the business of any such Person, division or business unit that constitutes a Competitive Business; (B) the acquisition by GM, directly or indirectly, of a non-controlling ownership interest in any Person, or a division or business unit thereof, or any other entity engaged in a Competitive Business, if the Competitive Business accounts for less than 15% of the operating revenues of such Person or $5,000,000 (U.S.) of operating revenue (whichever is the greater); (C) the acquisition by GM, directly or indirectly, of less than 5% of the publicly traded stock of any Person engaged in a Competitive Business; (D) GM or any GM Affiliate from providing consulting services to, licensing any technology GM or any GM Affiliate owns or has license to use to, or financing (on its own behalf or on behalf of any other Person), any Person for the purpose of designing








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or manufacturing on behalf of GM or any member of the GM Group or selling to GM or any member of the GM Group components and parts for automotive applications in each case only to the extent set forth and permitted in Section 9.8; (E) GM or any GM Affiliate from directly or indirectly competing with Purchaser or any Purchasing Entities on total interior systems ("total interior systems" means doors, seats, floor system, roof system, and instrument panels integrated into a delivered unit), including the design, engineering, testing, assembly, processing, marketing, servicing, installation, sale and/or distribution (but not the manufacture) of Competing Products in connection with such total interior systems; (F) GM or any GM Affiliate from directly or indirectly competing with Purchaser or any Purchasing Entities on occupant safety systems, including the design, engineering, testing, assembly, processing, marketing, servicing, installation, sale and/or distribution (but not the manufacture) of Competing Products in connection with such occupant safety systems; (G) financing activities of General Motors Acceptance Corporation and its subsidiaries in its ordinary course of business; (H) consistent with the generally applicable GM troubled supplier practices, direct or indirect activities of GM or any member of the GM Group to advise, operate, manage or finance a troubled supplier of GM or its Affiliates; and (1) any business or activity conducted by any Affiliate, subsidiary, or division of GM (excluding the Combined Business) as of the Closing Date shall be deemed not to breach this
Section 9.6.

(ii) If GM is required to dispose (a "Divestiture") of a business unit as part of an acquisition otherwise permitted by Section 9.6(i)(A), GM shall give Purchaser written notice ("Divestiture Notice") of the desired terms of such Divestiture. Purchaser shall keep the desired terms of the Divestiture confidential. Purchaser shall thereupon have sixty (60) days in which to elect whether or not to purchase the business unit that is subject to the Divestiture on the terms included in the Divestiture Notice. If Purchaser elects to purchase such business unit, it shall have one hundred twenty (120) days thereafter to complete the purchase. If Purchaser shall fail to give written notice within said sixty (60) day period of its intention to purchase or, if the offer is accepted, to complete the purchase within one hundred eighty (180) days after receipt of the Divestiture Notice from GM (provided such failure to complete the sale is not caused by any action of GM), GM shall thereafter be free to dispose of such business unit.

    9.7. Change of Name of Sale Companies and JV Companies.

Purchaser shall cause the applicable Securities Purchaser to change the name of the relevant Sale Company or JV Company following Closing to a name not containing the word "Delphi", such change to take effect pursuant to the terms of the respective Transfer Agreement governing the sale of such Sale Company or JV Company.

    9.8. Intellectual Property and Technical Information Rights and Licenses.

         9.8.1. Purchaser will have the right (including the right to authorize relevant members of the Purchaser Group) to continue to sell or dispose of any existing inventories or service materials of the Combined Business bearing any trademark, service mark, trade name, or related corporate name of GM or relevant members of the GM Group for a period of up to six (6) months after the Closing Date in a manner consistent with








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                past practice of the Combined Business and the name and
                reputation associated therewith.

         9.8.2. Purchaser will have a non-exclusive, irrevocable, fully-paid license (including the right to sublicense others) to use all technical information in any form owned or (subject to the terms of the Contracts listed on Schedule 1.1.1.B) acquired by a member of the GM Group and used or held for use both in the Combined Business and in one or more other businesses, and pertaining to the design, manufacture, use, marketing, sale, installation or service of the Products, together with all copyrights (including any registrations or applications therefore) in all materials containing such information, to manufacture, have manufactured, use, market, offer to sell, sell, import, install and service vehicle seating systems and components. Purchaser will protect documents and other materials containing such technical information against disclosure to others with the same care Purchaser protects its own documents and materials containing similar information.

         9.8.3. (a) Purchaser will have a non-exclusive, irrevocable, fully-paid license (including the right to sublicense others) under (i) the patents listed on Schedule 9.8.3.A, (ii) any other patents owned by GM or any other member of the GM Group which cover the manufacture, use, offer to sell, sale or import of the Products, and (iii) any other patents owned by GM or any other member of the GM Group anywhere in the world corresponding to the patents mentioned in (i) or (ii) of this Section 9.8.3 (a), to manufacture, have manufactured, use, offer to sell, sell and import vehicle seating systems and components.

                (b) Purchaser will have a non-exclusive, irrevocable, fully-paid license (including the right to sublicense others) under the non-US patents listed on Schedule 9.8.3.B to manufacture, have manufactured, use, offer to sell, sell and import vehicle seating systems and components.

         9.8.4. (a) Purchaser will have a non-exclusive, irrevocable, fully-paid sublicense (including the right to sublicense its Affiliates) under the intellectual property assets (other than trademarks, service marks, trade dress and trade names, and registrations and applications therefore) GM transferred to ITT Automotive Electrical Systems, Inc. pursuant to an Assets Purchase Agreement dated March 31, 1994 - to manufacture, have manufactured, use and sell seat adjusters, provided that with respect to seat adjusters for recreational vehicles such sublicense shall not become effective until March 31, 1999.







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                (b) Purchaser will have a nonexclusive, irrevocable, fully paid sublicense under the patents licensed to GM in the 22 May 1998 settlement agreement between the Lemelson Medical, Education and Research Foundation, Limited Partnership et al and GM, only to the extent and level of the annual production of products manufactured in the fields licensed in that agreement by GM's Delphi seating business unit during the year prior to the date of this Agreement.

         9.8.5. GM will retain a non-exclusive, irrevocable, fully-paid license (including the right to sublicense its Affiliates) under the patents and patent applications listed on Schedule 9.8.5.A and 9.8.5.B and Technical Information to manufacture, have manufactured, use, market, offer to sell, sell, import, install and service; (i) products other than vehicle seating systems and components; (ii) seating systems and components manufactured solely at the two GM Group vehicle plants located at Oklahoma City, Oklahoma, and Vauxhall, England, for vehicles assembled in such plants; (iii) vehicle seating systems and components for which the business has already been awarded to another supplier prior to the date of this Agreement; and (iv) vehicle seating systems and components for which Purchaser does not win the business, or for which Purchaser is awarded the business but is unable to deliver at world class levels of technology, quality, service and price; provided, that such license or sublicense may not be used under clause (iv) until Purchaser has received written notice of such condition and failed to correct such condition within a reasonable time. GM will protect documents and other materials containing such Technical Information against disclosure to others with the same care GM protects its own documents and materials containing similar information. However, this Section will not affect GM's or its Affiliates' obligations under the Component Supply Agreement or any other agreement between one or more members of the GM Group and one or more members of the Purchaser Group relating to supply of seating systems and components.

         9.8.6. GM will retain a non-exclusive, irrevocable, fully-paid license (including the right to sublicense its Affiliates) under the patents and patent applications listed on Schedules 9.8.6.A and 9.8.6.B to manufacture, have manufactured, use, offer to sell, sell and import (i) products other than vehicle seating systems and components, and (ii) seating systems and components for vehicles sold by GM or its Affiliates. However, this Section will not affect GM's or its Affiliates' obligations under the Component Supply Agreement or any other agreement between one or more members of the GM Group and one or more members of the Purchaser Group relating to supply of seating systems and components.






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         9.8.7. GM will retain a non-exclusive, irrevocable, fully-paid license to sublicense others under the patents and patent applications listed on Schedules 9.8.5.A, 9.8.5.B, 9.8.6.A and 9.8.6.B and Technical Information to manufacture, use, market, offer to sell, sell, import, install and service seating systems and components as service parts for past model vehicles sold by GM or its Affiliates. GM will protect documents and other materials containing such Technical Information against disclosure to others with the same care GM protects its own documents and materials containing similar information. However, this Section will not affect GM's or its Affiliates' obligations under any other agreement between one or more members of the GM Group and one or more members of the Purchaser Group relating to supply of seating system and component service parts.

         9.8.8. (a) GM will retain an undivided interest in the patents listed on Schedule 9.8.8. Each Party may exercise all incidents of ownership in such patents without consulting with or accounting to the other Party, provided, however, that for a period of five (5) years after the Closing Date, GM will not assign its interest in any such patent to a Competitive Business nor grant a license under any such patent to manufacture, use, offer to sell, sell or import seating systems or components for vehicles not sold by GM or its Affiliates, and Purchaser will not assign its interest in any such patent to a non-automotive seat manufacturer nor grant a license under any such patent to manufacture, use, offer to sell, sell or import non-automotive seating systems or components.

                (b) Maintenance fees for the patents listed on Schedule 9.8.8 will be borne by the Parties equally. GM will pay maintenance fees as they become due for such patents, and Purchaser will reimburse GM for its share of such fees. Either Party may give notice to the other at any time that it elects to no longer pay any such fee; the Party giving such notice will thereby forfeit its ownership interest in such patent (and assign to the other Party any license agreements under that patent), but will retain a nonexclusive, irrevocable, fully-paid license under that patent.

                (c) If either Party (the "Disposing Party") elects to dispose of its interest in a patent listed on Schedule 9.8.8 (other than by granting a license under the patent), it will give the other Party (the "Other Party") written notice (the "Disposition Notice") of the desired terms of such disposition. The Other Party will keep the desired terms of such disposition confidential. The Other Party will thereupon have sixty (60) days in which to elect whether or not to purchase such interest on the terms included in the Disposition Notice. If the Other







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                Party  elects to purchase such interest, it will have one
                hundred twenty (120) days thereafter to complete the purchase. If the Other Party fails to give written notice within said sixty (60) day period of its intention to purchase or, if the offer is accepted, to complete the purchase within one hundred eighty (180) days after receipt of the Disposition Notice (provided such failure to complete the sale is not caused by any action of the Disposing Party), the Disposing Party will thereupon be free to dispose of such interest for a price and terms at least as favorable to the Disposing Party as those stated in the Disposition Notice.

         9.8.9. GM will retain a non-exclusive, fully-paid license to use and to sublicense others to use the trademarks listed on Schedule 9.8.9 in connection with seating systems and components as service parts for past model vehicles sold by GM or its Affiliates. However, this Section will not affect GM's or its Affiliates' obligations under any other agreement between one or more members of the GM Group and one or more members of the Purchaser Group relating to supply of seating system and component service parts.

         9.8.10. GM will retain a non-exclusive, irrevocable, fully-paid license (including the right to sublicense its Affiliates) under the patents and patent applications listed on Schedules 9.8.5.A, 9.8.5.B, 9.8.6.A and 9.8.6.B and Technical Information to manufacture, have manufactured, use, market, offer to sell, sell, import, install and service occupant safety and total interior systems and components associated with seating systems and components (but not the manufacture of vehicle seating systems or components except as otherwise provided in this
                Section 9.8). GM will protect documents and other materials containing such Technical Information against disclosure to others with the same care GM protects its own documents and materials containing similar information. GM may extend these licenses to the successors to its Delphi Automotive Systems occupant safety and total interior systems and components businesses.

         9.8.11 In this Section 9.8, Affiliate means any business or other entity directly or indirectly controlling, controlled by or under common control with the specified entity, and control means ownership or actual control of at least twenty percent (20%) of the shares or other equity interest having power to elect directors or persons performing a similar function.

    9.9. Government Grants.

         9.9.1 GM agrees that if and to the extent that any of the grants paid by the Ministry of Economy and Finance in Spain or any other Spanish governmental or autonomous community authority to Delphi Asientos,









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                S.A. are, repayable to the Ministry of Economy and Finance in
                Spain or any other Spanish governmental or autonomous community authority, except to the extent repayment is a consequence of acts or omissions of Purchaser or a member of the Purchaser Group then upon Purchaser (or relevant member of the Purchaser Group) submitting evidence reasonably satisfactory to GM that such government grants have been repaid (in whole or in part), GM will promptly reimburse Purchaser (or as it may direct) such sum.

         9.9.2 GM agrees that if and to the extent that any of the grants paid by the Board for Regional Industrial Development of the Department of Trade and Industry in the Republic of South Africa to Delphi Interior Systems South Africa (Pty) Limited are, repayable to the Board for Regional Industrial Development of the Department of Trade and Industry in the Republic of South Africa, except in the case where repayment is wholly as a consequence of acts or omissions of Purchaser or a member of the Purchaser Group, then upon Purchaser (or relevant member of the Purchaser Group) submitting evidence reasonably satisfactory to GM that such government grants have been repaid (in whole or in part), GM will promptly reimburse Purchaser (or as it may direct) such sum.

         9.9.3 Following Closing, Purchaser and GM shall use their respective best efforts to procure that the final installment (being 300,000 pounds sterling) of the grant payable by the Department of Trade and Industry ("DTI") in the United Kingdom (the "Final Payment") shall be paid to Lear Corporation (UK) Limited ("Lear UK") as successor in title to the UK Business. Without prejudice to the generality of the foregoing, GM and Purchaser shall each procure that Delphi Automotive Systems UK Limited ("Delphi UK") and Lear UK (respectively) shall enter into the form of novation or transfer agreement ("Novation Documentation") required by the DTI and, in addition, Purchaser shall provide a guarantee acceptable to the DTI in support of the obligations and responsibilities of Lear UK pursuant to the terms of the Novation Documentation so as to facilitate payment of the Final Payment to Lear UK. Forthwith following receipt of the Final Payment, Purchaser shall procure that Lear UK shall pay GM (or as it may direct) such sum. If the DTI shall not have paid the Final Payment to Lear UK due to any failure of Lear UK or Purchaser to enter into the Novation Documentation, or to comply with their obligations under the Novation Documentation, or to comply with their obligations pursuant to this Section 9.9.3 on or prior to November 30, 1998, then Purchaser shall promptly reimburse GM (or as it may direct) the sum of 300,000 pounds sterling by way of a reduction of the Basic Price relating to the sale of the UK Business.







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         9.9.4  Purchaser agrees that if and to the extent that any of the grants paid by the DTI in the United Kingdom to Delphi UK are repayable to the DTI by any member of the GM Group, as a consequence of either the sale of the UK Business by Delphi UK to Lear UK or acts or omissions of Purchaser or a member of the Purchaser Group, then upon GM (or relevant GM Affiliate) submitting evidence reasonably satisfactory to Purchaser that such governmental grants have been repaid (in whole or in part), Purchaser will promptly reimburse GM (or as it may direct) such sum.

         9.9.5 If GM (or as it may direct) shall have received the Final Payment as envisaged by Section 9.9.3, GM agrees that if and to the extent that any of the grants paid by the DTI in the United Kingdom to Delphi UK or Lear UK, respectively, are, subsequently repayable to the DTI by any member of the Purchaser Group, then upon the Purchaser (or relevant member of the Purchaser Group) submitting evidence reasonably satisfactory to GM that such governmental grants have been recalled (in whole or in part) because of some act or omission which the Purchaser Group could not have avoided with its reasonable best efforts, GM will promptly pay or reimburse the Purchaser (or as it may direct) such sum not exceeding 300,000 pounds sterling.

         9.9.6 Purchaser agrees that if and to the extent that any of the grants paid by the Ministry of Economy and Finance in Spain or any other Spanish governmental or autonomous community authority to Delphi Componentes, S.A. are repayable to the Ministry of Economy and Finance in Spain or any other Spanish governmental or autonomous community authority, as a consequence of acts or omissions of Purchaser or a member of the Purchaser Group (including the failure of Purchaser or a member of the Purchaser Group to maintain in the Logrono (La Rioja) region a minimum of 288 employees until March 15, 1999), then upon GM (or relevant GM Affiliate) submitting evidence reasonably satisfactory to Purchaser that such governmental grants have been repaid (in whole or in part), Purchaser will promptly reimburse GM (or as it may direct) such sum.

    9.10.  Delphi Gliwice - Return of Shareholder Additional Payments.

On August 10, 1998, a meeting of the shareholders of Delphi Gliwice S.P.z.o.o. ("Delphi Gliwice") resolved to repay additional shareholder payments made by GM to Delphi Gliwice. On August 17, 1998, a notice was published in the Polish Court and Economic Journal publishing such resolution. The repayment of such additional shareholder payment may be made not earlier than November 17, 1998 by Delphi Gliwice to its then shareholder. Accordingly, on November 17, 1998 Purchaser shall pay to GM by wire transfer an amount







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in US dollars in immediately available funds to the account of GM at Citibank,
New York City an amount equal to the Repayment Amount (subject to the exchange rate as of the date of transfer less any transfer fees). For purposes hereof, "Repayment Amount" shall mean the aggregate of the sum of bank account balances as follows: (a) US$2,574,337.83, (b) PLN 207,470.60, and (c) the PLN amount standing to the credit of the petty cash bank account of Delphi Gliwice as of the close of business on August 28, 1998, together with interest on the amounts in (a), (b) and (c) from August 28, 1998 to the date of actual payment to GM calculated at the rate(s) applicable to the accounts in which such amounts were held on August 28, 1998 whether earned or not. GM represents and warrants that the amounts in (a) and (b) are the amounts standing to the credit of Delphi Gliwice as at the close of business on August 28, 1998.

    9.11. Payments from Fiat Auto.

Purchaser acknowledges that the payments referred to in a letter dated July 23, 1998 from Fiat Auto are receivable by Delphi Automotive Systems Sri (the "Fiat Payments") but that such payments will initially be received by Lear Corporation Italia S.p.A. Purchaser shall cause Lear Corporation Italia S.p.A. (or any other recipient member of the Purchaser Group) to use diligent efforts to obtain recovery of the Fiat Payments and shall keep GM informed regarding the progress of such recovery. Forthwith following receipt of the Fiat Payments by Lear Corporation Italia S.p.A. (or any other recipient member of the Purchase Group) Purchaser shall pay, or cause to be paid, the Fiat Payments (subject to the exchange rate as of the date of transfer to Purchaser, less any transfer fees) to GM by wire transfer in US dollars immediately available funds to the account of GM at Citibank, New York City. Purchaser shall not agree to any variation in the amount of the Fiat Payments without the prior consent of GM.

    9.12. Peregrine.

Purchaser agrees to purchase from Jay Alex & Associates ("Jay Alex")(successor to Peregrine U.S., Inc. ("Peregrine")) certain seat assemblies used by the Seating Business, in accordance with a certain Component Supply Agreement ("Peregrine Agreement") dated as of December 31, 1996 between GM, General Motors of Canada Limited and Peregrine. GM agrees that, if GM amends the price or payment terms of the Peregrine Agreement to make such terms more favorable to Jay Alex, then GM will allow such more favorable price or payment terms to be passed on to Purchaser under the Component Supply Agreement with respect to such seat assemblies.

    9.13. South African Business Inter-Company Loan

At Closing, Purchaser agrees to purchase from GM, the following promissory notes ("Promissory Notes"):








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(1)  Promissory Note from South African Business to GM dated December 20, 1996, as amended prior to the date hereof, with a Principal Amount of South African Rand (ZAR) 15,435,006 and an accrued unpaid interest amount as of August 31, 1998 of ZAR 594,119; and

(2) Promissory Note from South African Business to GM dated March 5, 1998, as amended prior to the date hereof, with a Principal Amount of ZAR 4,148,361 and an accrued unpaid interest amount as of August 31, 1998 of ZAR 159,677.

At Closing, GM shall deliver to Purchaser the Promissory Notes, and amendments thereto, and Purchaser agrees to simultaneously pay GM consideration for the Promissory Notes in an amount equal to the U.S. Dollar (USD) $3,165,317, the equivalent of ZAR 20,337,163, calculated using an exchange rate of 6.425 ZAR per USD.

    9.14. Certain Mexico Business Matters

Notwithstanding anything to the contrary in the Mexico Business Transfer
Agreement: (i) at the Closing Purchaser will pay GM the entire Basic Price allocable to the Mexico Business, and GM will assume Purchaser's obligation under Section 1.2 of the Mexico Business Transfer Agreement, by paying on September 1, 1998 to Controladora General Motors, S.A. de C.V. ("Controladora") on behalf of Purchaser, the principal amount and all accrued interest of the promissory note (the "Mexico Note") issued by the Mexico Business to Controladora; (ii) Purchaser as of September 10, 1998 will cause the Mexico Business to credit GM, as payment in full for all Intra Company Payables, with amounts due and payable under the Mexico Note; and (iii)(a) if amounts owed under the Mexico note exceed the amount of the Intra Company Payables, Purchaser will pay or cause to be paid to GM as of September 10, 1998, the amount by which the Mexico Note exceeds the amount of the Intra Company Payables or (b) if amounts owed under the Intra Company Payables exceeds the amount of the Mexico Note, GM will pay or cause to be paid to Purchaser as of September 10, 1998, the amount by which the Intra Company Payables exceeds the amount of the Mexico Note. For purposes of this Section 9.14, "Intra Company Payables" refers to amounts owed under all outstanding invoices and open accounts issued by the Mexico Business in the ordinary course of business on or before the Closing Date to GM for services performed by the Mexico Business on or before the Closing Date.

    9.15. ITT Component Supply Agreement

In accordance with a certain Component Supply Agreement, dated as of March 31, 1994 between ITT Automotive Electrical Systems, Inc. and GM, Purchaser agrees to purchase the Components described therein from the Seller described therein in accordance with the provisions of Article 2 of such agreement.







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    9.16. Post Closing Financial Schedule.

GM agrees to prepare and deliver, within 10 days of the Closing Date, a schedule of the operating results of the Combined Business for the year ended December 31, 1997 (the "Schedule"), to be adjusted for the items set forth below, and to cause Deloitte & Touche LLP to audit such Schedule, in order to express an opinion on the fairness of presentation of such Schedule, in conformity with the basis of calculation set forth in this section, in all material respects. The Schedule shall be prepared in accordance with GAAP, adjusted to exclude the effects of the following items for the year ended December 31, 1997: (a) the plant closing charge to close the Trenton facility, (b) separation and relocation costs incurred in the closure of the Trenton facility, (c) an asset impairment reserve attributable to the Business, (d) operating losses for the Trenton facility incurred during the year, (e) the portion of the post-retirement benefit cost attributable to interest on the obligation to retirees of the Business, (f) adjustments related to the LIFO inventory reserve,
(g) the operating results, including the effect of any labor subsidies from NAO, related to the Brea plant location, and (h) corporate allocations for services provided by General Motors Central Office. It is agreed that the costs related to the requirements of this section will be borne by GM.

10. INDEMNIFICATION.

Notwithstanding anything to the contrary in this Article 10, this Article 10 does not apply to environmental claims, all of which will be handled in the manner set forth in Article 7.

    10.1. Survival.

The representations and warranties contained in this Agreement and, to the extent applicable, the Transfer Agreements shall survive the Closing and continue in full force and effect for two (2) years after the Closing; provided, however, that the representations and warranties contained (i) in Section 4.1.16 will survive for the applicable statute of limitations plus a period of fifteen
(15) days and (ii) in Sections 4.1.23(b), (c), (d) and (f), will survive without limitation. If, prior to the close of business on the date the survival period terminates, GM or Purchaser, as the case may be, has served written notice on the other of a claim for indemnity hereunder and such claim has not been finally resolved or disposed of at such date, then any representation or warranty that is the basis for such claim shall continue to survive as to that claim only and shall remain a basis for indemnity until such claim is finally resolved.

    10.2. Indemnification.

          10.2. 1. Indemnification Provisions for the Benefit of Purchaser.

    (a) GM agrees to indemnify Purchaser, for itself and on behalf of the relevant members of the Purchaser Group and their officers, directors, employees, and agents (individually a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees") and to hold each Purchaser Indemnitee harmless from and against all damages, losses, and expenses (including reasonable expenses of










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investigation and attorneys' fees) ("Losses") to the extent caused by or arising out of(i) any breach of any warranty or representation of GM or any Asset Seller or Securities Seller contained in this Agreement or in any Transfer Agreement;
(ii) except for claims pursuant to the following clauses (iii), (iv), (v) and
(vi), any breach of the covenants or responsibilities of GM or any Asset Seller or Securities Seller set forth in this Agreement or any Ancillary Agreement (other than the Component Supply Agreement); (iii) any failure of GM or any member of the GM Group to pay, perform or discharge any liabilities or obligations of GM or any member of the GM Group relating to the Seating Business (including any obligations with respect to the excluded liabilities set forth in Section 3.2) other than (a) the Assumed Liabilities and (b) the obligations of Purchaser under Article 5; (iv) directly or indirectly, the conduct of the Seating Business or the ownership of the Acquired Assets prior to the Closing, including wages and employee benefits, employee severance pay, employee separation costs, employee termination costs, employment discrimination claims, product liability claims, other litigation, license fees and utility charges other than (a) the Assumed Liabilities and (b) the obligations of Purchaser under Article 5; (v) any product liability claims to the extent arising out of product liability claims for Products manufactured by the Combined Business prior to the Closing Date or other product liability claims against the Purchaser or any member of the Purchaser Group to the extent such claims are based on design defects for Products made after the Closing Date but designed and validated prior to the Closing Date; and (vi) any breach of the obligations of GM or any member of the GM Group under Article 2 or Article 5, provided, however, that Purchaser makes a written claim for indemnification against GM setting forth in reasonable detail the specific facts and circumstances pertaining thereto as soon as practicable following the discovery of such claim (provided, however, that any failure to make such claim as soon as practicable will not waive any rights of a Purchaser Indemnitee except to the extent that the rights of the Indemnitor are prejudiced thereby) or, in respect of a Third Party Claim, in accordance with the procedures set forth in Section 10.4; and provided, further, that neither GM nor any Asset Seller or Securities Seller shall be liable for Losses pursuant to Section 10.2.1 (a)(i) (other than those arising out of or related to breach of the representations and warranties set forth in Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.9) unless and until the amount of all such indemnifiable Losses in the aggregate exceeds a Two Hundred Thousand Dollars (US $200,000) deductible (the "Deductible Amount"), after which point GM will be obligated to indemnify Purchaser from and against such indemnifiable Losses in excess of the Deductible Amount until the amount of indemnifiable Losses pursuant to Section 10.2.1 (a)(i) or (ii) in the aggregate reaches a cap equal to the Basic Price (the "Cap Amount") after which point GM will have no further obligation with respect to Losses pursuant to Section 10.2.1 (a)(i) or
(ii). With respect to any Losses of a JV Company (but not Losses of a Purchaser Indemnitee owning such JV Company). GM's liability shall be limited to that percentage of any such Losses that the ownership interest of the relevant









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         Securities Seller at Closing constituted as a percentage of the total issued share capital of such JV Company.

    (b) GM agrees to indemnify any Purchaser Indemnitee from and against Losses any Purchaser Indemnitee may suffer to the extent caused by or arising out of any third-party claim in respect of any pre-Closing liabilities of the Seating Business other than Assumed Liabilities.

    (c) Purchaser's rights under subsections (a) and (b) of this Section 10.2.1 shall be independent of each other; provided that, Purchaser may not recover more than once for a particular indemnifiable Loss.

    (d) GM will defend any suit or other claim against a member of the Purchaser Group alleging infringement of any patent or other intellectual property right by Products sold to a member of the GM Group pursuant to the Component Supply Agreement. GM also will defend any suit or other claim against a member of the Purchaser Group by Treves, S.A. or Trety S.A. or a related party alleging that the Spanish Asset Business improperly employs any Treves/Trety product, process or equipment technology. In any such suit, GM will hold the members of the Purchaser Group harmless against any money damages or costs awarded in such suit including reasonable attorney's fees. GM will have full control of the defense of any such action, through counsel of its own selection, and may settle any such action at its own expense, provided that Purchaser shall be permitted to join in the defense and settlement of any such action and to employ counsel at its own expense, and provided further that any settlement which affects future operations of the Purchaser Group is first approved by Purchaser (which approval will not be withheld unreasonably).

         10.2.2. Indemnification Provisions for the Benefit of GM.

Purchaser agrees to indemnify GM, for itself and on behalf of the relevant members of the GM Group and their officers, directors, employees, and agents (individually a "GM Indemnitee" and collectively the "GM Indemnitees") and to hold each GM Indemnitee harmless from and against all Losses to the extent caused by or arising out of: (i) any breach of warranty or representation of Purchaser or any Asset Purchaser or Securities Purchaser contained in this Agreement or in any Transfer Agreement; (ii) except for claims pursuant to the following clauses (iii), (iv) and (v), any breach of the covenants or responsibilities of Purchaser or any Asset Purchaser or Securities Purchaser set forth in this Agreement or any Ancillary Agreement (other than the Component Supply Agreement); (iii) any failure of Purchaser or any member of the Purchaser Group to pay, perform or discharge any of the Assumed Liabilities; (iv) except as otherwise provided in Sections 3.2, 10.2.1(a)(v) and 10.2.1(d) and Article 5, directly or indirectly, the conduct of the Seating Business or the ownership of the Acquired Assets after the Closing, including wages and employee benefits, employee severance pay, employee separation costs, employee termination costs, employment discrimination claims, product liability claims, other litigation (except as









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provided in Section 10.2.1(d)), license fees, and utility charges; and (v) any breach of the obligations of Purchaser or any member of the Purchaser Group under Article 2 or Article 5; provided, however, that GM makes a written claim for indemnification against Purchaser setting forth in reasonable detail the specific facts and circumstances pertaining thereto as soon as practicable following the discovery of such claim (provided, however, that any failure to make such claim as soon as practicable will not waive any rights of a GM Indemnitee except to the extent that the rights of the Indemnitor are prejudiced thereby) or, in respect of a Third Party Claim, in accordance with the procedures set forth in Section 10.4 and provided, further, that neither Purchaser nor any Asset Purchaser or Securities Purchaser shall be liable for Losses pursuant to Section 10.2.2(i) unless and until the amount of all such indemnifiable Losses in the aggregate exceeds the Deductible Amount, after which point Purchaser will be obligated to indemnify GM from and against such indemnifiable Losses in excess of the Deductible Amount until the amount of indemnifiable Losses pursuant to section 10.2.2(i) or (ii) in the aggregate reaches the Cap Amount, after which point purchaser will have no further obligation with respect to Losses pursuant to Section 10.2.2(i) or (ii).

         10.2.3. Mitigation

Notwithstanding anything to the contrary in this Article 10, no Party shall have an obligation to indemnify the other Party with respect to any Losses to the extent such Losses could have reasonably been mitigated by such other Party.

    10.3. Claims related to Purchase Price Adjustments.

Notwithstanding anything else contained in this Agreement or any Transfer Agreement, neither Party shall be entitled to and shall procure that none of its Affiliates shall make any claim pursuant to the terms of this Agreement and/or any Transfer Agreement in respect of the same particular matter or circumstance more than once and, consistent therewith, any amount, particular matter or circumstance to the extent taken into account in determining the Closing Inventory Statement or Net Worth Statement shall not form the basis of any claim for breach of warranty or representation hereunder. Notwithstanding the foregoing, if the Party making a claim in respect of a particular matter or circumstance is not aware of Losses relating to such particular matter or circumstance when the claim is made, such Party shall be entitled to make a claim for such Losses after it becomes aware of such Losses even through the claim is in respect of the same particular matter or circumstance, but may not be compensated twice for the same Loss.

    10.4. Indemnification Procedure as to Third-Partv Claims.

           10.4.1. When a Party obtains knowledge of the commencement of any third party claim, action, suit, or proceeding or of the occurrence of any event or the existence of any state of facts which may become the basis of a third-party claim (any such claim, action, suit, or proceeding or event or state of facts being hereinafter referred to in this Section 10.4 as a "Third Party Claim"), in respect of which such Party (an









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                   "Indemnitee") is entitled to indemnification under this
                   Agreement (whether on its behalf or on behalf of any of its Affiliates), such Indemnitee shall promptly notify the indemnitor under this Agreement (the "Indemnitor") of such Third Party Claim in writing; provided, however, that any failure to give such notice will not waive any rights of the Indemnitee except to the extent that the rights of the Indemnitor are prejudiced thereby. With respect to any Third Party Claim as to which such notice is given by the Indemnitee to the Indemnitor, the Indemnitor may, subject to the provisions of Section 10.4.2 below, assume the defense and settlement of such Third Party Claim; provided, however, that (i) the Indemnitee shall cooperate with the Indemnitor in the defense and settlement of such Third Party Claim in any manner reasonably requested by the Indemnitor; the Indemnitee will not, and it will use all reasonable efforts to ensure that its employees will not, make an admission of liability in respect of any Third Party Claim and as soon as it becomes aware of a Third Party Claim it shall issue an instruction to relevant employees requiring them not to make any disclosure or statement to any third party in relation to any Third Party Claim or any product or service to which such Third Party Claim relates without the prior written consent of the Indemnitor (such consent not to be unreasonably withheld or delayed); (ii) the Indemnitee shall have the right to pay or settle such Third Party Claim at any time, in which event the Indemnitee shall be deemed to have waived any right to indemnification therefor by the Indemnitor if the Indemnitor has not consented to such payment or settlement (provided that such consent shall not be unreasonably withheld or delayed); and (iii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. With respect to any Third Party Claim assumed by the Indemnitor, the Indemnitee shall be permitted to join in the defense and settlement of such Third Party Claim and to employ counsel at its own expense.

           10.4.2. If (i) the Indemnitor fails to assume the defense of such Third Party Claim or, having assumed the defense and settlement of such Third Party Claim, fails reasonably to contest such Third Party Claim in good faith, or (ii) the remedy sought by the claimant with respect to such Third Party Claim is not solely for money damages, the Indemnitee, without waiving its right to indemnification, may (but shall have no obligation to) assume the defense and settlement of such Third Party Claim (at the Indemnitor's expense in the case of clause (i)); provided, however, that (A) in the case of clause (ii) only, the Indemnitor shall be permitted to join in the defense and settlement of such Third Party Claim and to employ counsel at its own expense. (B) the Indemnitor shall cooperate with the Indemnitee in the defense










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                   and settlement of such Third Party Claim in any reasonable manner requested by the Indemnitee, and (C) in the case of clause (ii) only, the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

           10.4.3. As used in this Section 10.4, the term Indemnitee shall be deemed to include the plural thereof where the rights or obligations of more than one Indemnitee may be involved.

    10.5.  Tax Indemnity.

    (a) GM shall indemnify Purchaser, the JV Companies and the Sale Companies for all Taxes of the JV Companies or the Sale Companies to the extent that provision or reserve in respect of such Taxes was not (1) made in the Net Worth Statement or (2) otherwise taken into account in the preparation of the Net Worth Statement (as expressly accounted for in the work papers for the Net Worth Statement) (i) for taxable periods ending on or before the Closing Date and (ii) for any period not ending on or before the Closing Date, for the portion any Taxes attributable to the period ending on the Closing Date. For purposes of attributing Taxes to the portion of the period ending on the Closing Date pursuant to clause (ii) above, Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items shall be determined on a closing of the books method and all other Taxes shall be determined by the ratio of the number of days in the portion of the period ending on the Closing Date to the total number of days in the period. GM's indemnity for Taxes related to a JV Company shall be limited to the Relevant Percentage of the total issued share capital of the JV Company owned by GM. GM shall be entitled, as an offset to any required indemnification, to the benefit of any provision or reserve which exceeds the amount of Taxes ultimately paid. GM shall not be required to indemnify Purchaser for any Taxes if a recovery for such Taxes has been made under the warranties contained in this agreement.

    (b) GM shall be liable and indemnify Purchaser for all (i) Taxes attributable to the ownership of the Acquired Assets or any operations of the Seating Business and (ii) for Taxes of any Asset Seller, in either case, for all taxable periods (or portions thereof) ending on or before the Closing Date and shall promptly reimburse Purchaser for any such Taxes that Purchaser and/or relevant Asset Purchaser pays or incurs. For the avoidance of doubt, GM shall not be liable for any Taxes in respect of the means adopted with the agreement of the Purchaser prior to, on or after completion to achieve the repayment or settlement of debts owed by Delphi Interior Systems South Africa (Pty) Limited to any member of the GM Group.








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    (c)  Purchaser and/or relevant Asset Purchaser shall be liable and indemnify
         GM for all Taxes attributable to the ownership of the Acquired Assets or any operations of the Seating Business for all taxable periods (or portions thereof) after the Closing Date and shall promptly reimburse
         GM for any such Taxes that GM pays or incurs.

    (d) For purposes of allocating Taxes under paragraphs (b), and (c) above, for any period that includes but does not end on the Closing Date, (i) GM shall be liable for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items accrued on or before the Closing Date; and (ii) liability for all other Taxes shall be allocated pro rata between Purchaser and GM based on the number of days in the taxable period, defined in accordance with local custom, for which each party is liable for Taxes hereunder.

    (e) GM shall cause each JV Company and each Sale Company to prepare and file all tax returns and reports due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with prior practice with respect to the treatment of specific items on the returns or reports; provided, however, that if the treatment of an item on any such return or report has not been provided by prior practice, GM shall cause the JV Company or the Sale Company, as the case may be, to report such items in a manner that would result in the least amount of Tax liability to the Purchaser and the applicable JV Company or Sale Company for periods ending after the Closing Date. Purchaser shall cause each JV Company and Sale Company to prepare and file all tax returns and reports due after the Closing Date, which returns and reports, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for the purpose of determining GM's liability for Taxes, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and in a manner consistent with prior practice with respect to the treatment of specific items on the returns and reports, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. GM will not be liable for any Taxes of any JV Company or Sale Company to the extent such Taxes resulted (i) from Purchaser's, JV Company's, or Sale Company's, as the case may be, voluntary filing of an amended tax return for any period ending on or prior to the Closing Date, (ii) from JV Company's or Sale Company's, as the case may be, deliberate omission after the Closing Date to make any claim, election or disclaimer or to give any notice or consent the making of which was assumed in computing any reserve for Taxes made in the Net Worth Statement and which was provided to Purchaser in writing on a timely basis, or (iii) from JV Company's or Sale Company's, as the case may be, voluntary making or giving any claim, election, disclaimer or notice after the Closing Date, provided than an exclusion in (i), (ii), or (iii) will not apply if the action (or failure to act) was (1) required, in the good faith judgment of







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
         Purchaser, JV Company, or Sale Company, as the case may be, to avoid the possible imposition of penalties or (2) was required by, or otherwise necessitated by, a claim by any taxing authority with respect to any Taxes or tax return of the Purchaser, JV Company, or Sale Company or any affiliate of Purchaser, JV Company, or Sale Company. In the event GM is liable under Section 10.5(a) hereof for Taxes due in connection with any returns caused to be filed by Purchaser, GM shall pay the amount of such liability to the Purchaser within 14 days of the request.

    (f) Purchaser, each JV Company, each Sale Company, and GM shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Such assistance shall include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and shall include providing copies of relevant tax returns and supporting material. The Party requesting assistance hereunder shall reimburse the assisting Party for reasonable out-of-pocket expenses incurred in providing assistance. Purchaser, each JV Company, each Sale Company, and each member of the GM Group shall retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

    (g) If in connection with any examination, investigation, audit or other proceeding in respect of any tax return covering the operations of any JV Company or Sale Company on or before the Closing Date, any governmental body or authority issues to any JV Company or Sale Company a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, such notice of deficiency, notice of reassessment, proposed adjustment, assertion of claim or demand shall be treated as a Third Party Claim and the provisions of section 10.4 of this Agreement shall apply.

    (h) Subject to the prompt reimbursement requirements of Sections 10.5(b) and 10.5(c), no liability under Section 10.5 shall be payable until the occurrence of any action by any Tax authority that is final or, if not final, is acquiesced in by the indemnifying party during the course of any audit or any proceeding relating to Taxes. All payments required to be made by the indemnifying party pursuant to Section 10.5 shall be made within fourteen (14) Business Days of this occurrence of the event described in the immediately preceding sentence.

    (i) The provisions of this Section 10.5 shall not be governed by the limitations contained in the other provisions of Section 10 and to the extent of any inconsistency between this Section 10.5 and the other provisions of Section







                                      138
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         10, the provisions of this Section 10.5 shall control. Notwithstanding the preceding sentence, Section 10.7 shall apply to the provisions of this Section 10.5. The obligation to indemnify pursuant to this Section
         10.5 shall survive for a period equal to the statute of limitations applicable to the Taxes to which the indemnification relates plus a period of fifteen (15) days.

    (j) For purposes of this Section 10.5, (i) the term JV Companies and the term Sale Company shall include any subsidiary, any predecessor, or any Person or entity from which the JV Companies or the Sale Companies incurs a liability for Taxes as a result of transferee or joint and several liability.

    (k) If, at GM's request and expense, the auditors of any JV Company or Sale Company determine that any liability for Taxes which has resulted in a payment having been made or becoming due from GM under this Section
         10.5 has given or will give rise to a corresponding saving (the "Saving") for the Purchaser or any JV Company or Sale Company, the Purchaser will as soon as reasonably practicable thereafter repay to GM the Relevant Percentage of the lesser of: (i) the present value (using a discount rate of equal to the interest rate on a bond of equal maturity of the relevant government plus 1%) of the amount of the Saving (as determined by the auditors) less any costs incurred by the relevant JV Company or Sale Company or the Purchaser; and (ii) the amount paid by GM in respect to any liability for Taxes which gave rise to the Saving less any part of that amount previously repaid to GM under these provisions or otherwise. "Relevant Percentage" means the percentage of the total issued share capital owned by GM in the case of a JV Company and 100% in the case of a Sale Company.

    (1) If the Purchaser, a JV Company, or a Sale Company is or becomes entitled to recover from a Person other than the Purchaser, a JV Company, a Sale Company or any entity within the same group of companies as the Purchaser, any JV Company, or any Sale Company any amount relating to a liability for Taxes which has resulted in a payment being made by GM under these provisions, the Purchaser shall, or shall cause the relevant JV Company or Sale Company to, notify GM of its entitlement and, if required by GM, take or cause the relevant JV Company or Sale Company to take all reasonable steps to enforce that recovery. GM shall indemnify the Purchaser, or relevant JV Company or Sale Company, against any reasonable costs and expenses incurred in enforcing the recovery. If the Purchaser or relevant JV Company or Sale Company recovers any amount, GM shall be entitled to, either through payment or offset, the Relevant Percentage of the lesser of: (i) the amount recovered or (ii) the amount previously paid by GM in respect of the liability for Taxes in question.

   10.6. Exclusive Remedy.









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         Except in the case of fraud or willful misconduct, and subject to the following sentence, the Parties acknowledge that the indemnification provisions set forth in this Article 10 shall be their and their Affiliates' exclusive post-Closing remedy for any breach of warranty or misrepresentation, or breach of any covenant contained in this Agreement or any Transfer Agreement; and the Parties shall not be entitled to a rescission of this Agreement or any Transfer Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties for themselves and on behalf of their respective Affiliates' expressly waive. Nothing contained herein, however, shall limit the rights of any Party to seek and obtain injunctive relief to specifically enforce the other Party's obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement or in any Transfer Agreement, each of the Parties shall procure that none of their respective Affiliates shall claim any post-Closing remedy for any breach of warranty or misrepresentation, or breach of any covenant or other obligation contained in this Agreement or any Transfer Agreement except pursuant to and in accordance with the indemnification provisions of this
         Article 10. This Section 10.6 is subject to Section 7.13.2.

         10.7. Dispute Resolution.

         In the event of any dispute between the Parties relating to this Agreement, other than with respect to Third Party Claims (which shall be handled in the manner set forth in Section 10.4) and claims relating to the Closing Inventory Statement (which shall be handled in the manner set forth in Section 2.3) and claims relating to the Net Worth Statement (which shall be handled in the manner set forth in Section 2.4) the Parties shall use all reasonable efforts to resolve such dispute at an appropriate business level within their respective business organizations. In the event such efforts fail, such dispute shall be submitted to a dispute resolution panel. On a case-by-case basis, the panel shall consist of the Chief Financial Officer, or such individual's designee, of each Party, plus one person designated by them together. The panel may establish procedures for submission of the dispute, including that reasonable requests made by one Party to the other for information shall be honored in order that each of the Parties may be advised of relevant facts. A majority decision shall control and be binding unless the Parties agree in writing in advance of submittal that it shall not be binding. Each Party agrees that neither it nor any of its Affiliates will seek to enforce the indemnification provisions of this Article 10 as to such matter unless and until such efforts have been unsuccessful in resolving the dispute and at least 60 days have elapsed after a written claim for indemnification was made with respect to such matter.

         11.  MISCELLANEOUS.

              11.1. Bulk Sales Laws.

         The parties hereto acknowledge and agree that no filings with respect to any bulk sales or similar laws of any state or foreign jurisdiction have been made, nor are they intended to be made, nor are such filings a condition precedent to the Closing; and in consideration of such waiver by Purchaser, GM agrees to defend and indemnify Purchaser and members of the Purchaser Group against and hold Purchaser and members of the Purchaser Group harmless from any and all claims, demands, liabilities, and obligations arising out of the failure or









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         alleged failure of GM or any member of the GM Group to comply with any such law in respect of the sale of the Acquired Assets to Purchaser and the Asset Purchasers.

              11.2. Notices.

         Subject to Section 7.13.5, all notices, requests, consents, or other communications permitted or required under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, or when sent if sent via facsimile (with receipt confirmed), or on the first Business Day after sent by reputable overnight carrier, or on the third Business Day after sent by registered or certified first class mail (with receipt confirmed), to the following:

         If to GM:         General Motors Corporation
                           767th Avenue
                           New York, New York 10153
                           Attn: Treasurer
                           Fax No: (212) 418-3630

         If to Purchaser:  Lear Corporation
                           21557 Telegraph Road
                           P.O. Box 5008
                           Southfield, MI 48086-5008
                           Attn: Vice President, Secretary and General Counsel Fax No: (248) 746-1677

                           with copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, IL 60601
                           Attn: John L. MacCarthy
                           Fax No: (312) 558-5700

         provided, however, if either Party shall have designated a different addressee by notice, then to the last addressee so designated.

              11.3. Assignment.

         This Agreement shall be binding and inure to the benefit of the successors and assigns of each of the Parties, but no rights, obligations, duties, or liabilities of either Party may be assigned without the prior written consent of the other, which shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may assign its rights and obligations (or any portion thereof) to an Affiliate of such Party, provided that no such assignment shall relieve the assigning Party of any of its obligations hereunder, but such Affiliate must assign back its rights and obligations if such Affiliate is no longer an Affiliate of such Party. In addition, GM may assign, without the prior written consent of Purchaser, this Agreement and







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         any or all of its rights, interests and obligations hereunder to a corporation or other business entity to which all or substantially all of the assets of its Delphi Automotive Systems business sector or any constituent part thereof is sold or otherwise transferred, provided that no such assignment shall relieve GM of any of its obligations hereunder.

              11.4. Entire Agreement.

         This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced and incorporated herein and therein represent the entire agreement and understanding between the Parties with respect to the transactions contemplated herein and therein. This Agreement and the Ancillary Agreements supersede all prior agreements, understandings, arrangements, covenants, representations, or warranties, written or oral, by any officer, employee, or representative of either Party dealing with the subject matter hereof and thereof. In the event of any inconsistency or discrepancy between the provisions of any Transfer Agreement and the provisions of the Master Agreement, the Master Agreement shall prevail. The Parties will cause the relevant member of the GM Group and the Purchaser Group, respectively, to implement all actions and, if necessary, amend such Transfer Agreement to conform to the Master Agreement and to cure any conflict or inconsistency between the provisions of such Transfer Agreement and the Master Agreement.

              11.5. Waiver.

         Any waiver by GM or Purchaser of any breach or of a failure to comply with any provision of this Agreement (i) shall be valid only if set forth in a written instrument signed by the Party to be bound, and (ii) shall not constitute, or be construed as, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any provision of this Agreement.

              11.6. Severability.

         Should any provision, or any portion thereof, of this Agreement for any reason be held invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions, or portions thereof, of this Agreement, which other provisions, and portions, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or portion thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

              11.7. Amendment.

         This Agreement may only be amended only in writing by duly authorized representatives or officers of the Parties.

              11.8. Fees and Expenses.








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         Except as otherwise expressly provided in this Agreement, each Party shall be responsible for its own costs and expenses incurred in connection with the preparation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of any advisor, accountant, investment banker, attorney, broker, consultant or other representative retained by such Party, and including fees associated with its HSR filings in the United States and any competition filings made with regulatory authorities in any other country.

              11.9. Third Parties.

         Nothing contained in this Agreement is intended to or shall be construed to confer upon or give to any person, firm, corporation, association, labor union, or trust other than the Parties, their Affiliates and their respective permitted successors and assigns, any claims, rights, or remedies under or by reason of this Agreement. No member of Purchaser Group or GM Group, other than Purchaser and GM, may have any direct rights or obligations under this Agreement.

              11.10. Headings.

         The headings contained in this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

              11.11. Counterparts.

         More than one counterpart of this Agreement may be executed by the Parties, and each fully executed counterpart shall be deemed an original, but all of which, together shall constitute one and the same instrument.

              11.12. Governing Law.

         The validity, interpretation and effect of this Agreement shall be construed and enforced in accordance with the laws of the State of Michigan, without giving effect to rules governing the conflict of laws.

              11.13. Sales or Transfer Taxes.

         Notwithstanding any other provision of this Agreement, all sales taxes, documentary and stamp taxes or duties, registration taxes, transfer taxes, use taxes, gross receipts taxes, goods and services taxes, value added taxes ("VAT") and all charges for filing and recording documents in connection with the transfer of the Acquired Assets or the Sale Securities (including intellectual property filing and recording fees) as well as any permit, transfer, and filing fees required in order to obtain government approvals and consents relating to the transactions contemplated by this agreement and any Ancillary Agreements will be borne by GM and Purchaser equally. To the extent that any VAT can be recovered by Purchaser as a credit against Purchaser's output VAT or otherwise, such tax shall not be borne equally but










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         shall be paid solely by Purchaser and the provisions of the Transfer
         Agreements in respect of VAT shall apply more particularly.

                            [Signature Page Follows]

























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




IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

GENERAL MOTORS CORPORATION

By: Fred J. Bellar
   --------------------------
    Fred J. Bellar, III
    Director, Venture Development

LEAR CORPORATION

By: Joseph F. McCarthy
   ---------------------------
    Joseph  F. McCarthy
    Vice President, Secretary and General Counsel



















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                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE
DESIGNATION        SCHEDULE DESCRIPTION
-----------        --------------------

A                  GM Knowledge
B                  Transfer Agreements
C                  Pension Schemes
1.1.1.A            Prepaid Expenses
1.1.1.B            Patent Joint Owners and Intellectual Property Contracts
1.1.1.C            Acquired US Assets
1.1.2              Asset Purchasers and Asset Sellers
1.2.1.A            GM Bailed Assets
1.2.1.B            PO Bailment Terms and Conditions
1.2.3              Third Party Assets
1.2.5              Excluded Financing Contracts
1.2.6              PEP Cars, Pooled Vehicles and Work Vehicles
1.4.1              Certain Contracts, Permits and Leases
1.5                Securities Purchasers and Securities Sellers
2.1.1              Allocation of Basic Price
4.1.4              Corporate Overhead Services
4.1.5.A            Permitted Liens
4.1.5.B            Machinery, Equipment, and Capitalized Tools
4.1.6.A            Litigation
4.1.6.B            Significant Labor Disputes
4.1.7.A            Intellectual Property Contracts
4.1.7.B            Intellectual Property Matters
4.1.8.A            Permit Exceptions/Non-Compliance
4.1.8.B            Permits
4.1.10             Consents
4.1.11.A           Unaudited Balance Sheet and Income Statement for each of
                   the Sale Companies and JV Companies as of 12/31/97
4.1.11.B           Combined Business Pro Forma Statements as of 7/31/98
4.1.11.C           Unaudited Balance Sheet and Income Statement for Each of
                   the Sale Companies and JV Companies as of 7/31/98
4.1.12             Events Subsequent to Latest Financial Statements
4.1.13.A           Contracts
4.1.13.B           Contracts - Exceptions
4.1.13.C           Collective Bargaining Agreements
4.1.14             Regulatory Matters
4.1.15.A           US Owned Real Property
4.1.15.B           US Leased Real Property
4.1.15.C           Exceptions to Contracts to Purchase or Sell US Real Property
4.1.15.D           Exceptions to Adequacy of Utilities
4.1.15.E           European Owned Real Property
4.1.15.F           European Leased Real Property

SCHEDULE
DESIGNATION        SCHEDULE DESCRIPTION
-----------        --------------------

4.1.15.G           Excluded European Real Property
4.1.16             Tax Matters Disclosure
4.1.17.B           Necessary Consents on Approvals - Seller
4.1.17.C           Potential Liens - Seller
4.1.19             Related Party Transactions
4.1.23.B           Authorized Capital and Par Value
4.1.23.C           Authorized Capital Exceptions
4.1.24             Additional Disclosure
4.2.6.B            Necessary Consents and Approvals - Buyer
4.2.6.C            Potential Liens - Buyer
5.1.A              Transferred Employees (US)
6.2                Unrecorded Agreements, Easements, Restrictions, and Other
                   Encumbrances
7.1.9              Relevant US Plant Managers and Environmental Supervisors
7.1.16             United States Real Property
7.2.2.A            GM US Environmental Assessments Delivered to Purchaser
7.2.2.B            Purchaser US Environmental Assessments Delivered to GM
7.2.3.A            GM US Environmental Compliance Audit Reports Delivered
                   to Purchaser
7.2.3.B            Purchaser US Environmental Compliance Audit Reports
                   Delivered to GM
7.3.1              Environmental Conditions at United States Real Property
7.3.6              Non-Compliance Matters at United States Real Property
7.6.1              Environmental Permits at United States Real Property
7.6.1.A            Environmental Permits to be Transferred as a Matter of Law
                   at United States Real Property
7.6.1.B            Environmental Permits That Cannot be Transferred as a
                   Matter of Law or Which Cannot be Transferred before
                   Closing at United States Real Property
7.6.1.C            Environmental Permits Not Being Transferred at United
                   States Real Property
7.8.1              Pending Civil, Criminal and Administrative Actions at
                   United States Real Property
7.8.2              Pending Governmental Requests for Information Regarding
                   Releases at United States Real Property
7.8.3              United States Real Property Appearing on National Priorities
                   List under CERCLA or State Site Lists of Environmental
                   Contamination
7.8.4              Violations of Environmental Laws at United States Real
                   Property
7.8.5              Hazardous Materials Use at United States Real Property
7.8.6              Hazardous Materials Disposal/Release at United States Real

SCHEDULE
DESIGNATION        SCHEDULE DESCRIPTION
-----------        --------------------

                   Property
7.8.7              Environmental Permits Not in Effect or Non-compliant at
                   United States Real Property
7.8.8              Liens Under Environmental Law Attached to Acquired
                   Assets or Real Property
7.14.10            Relevant Plant Managers and Environmental Supervisors at
                   Non-US Properties and Short Presence Properties
7.14.12            Non-US Properties
7.14.18            Short Presence Properties
7.15.2.A           GM Non-US Environmental Assessments Delivered to
                   Purchaser
7.15.2.B           Purchaser Non-US Environmental Assessments Delivered to
                   GM
7.15.3.A           GM Non-US Compliance Audit Reports Delivered to GM
7.15.3.B           Purchaser Non-US Compliance Audit Reports Delivered to
                   GM
7.16.1             Environmental Conditions at Non-US Properties
7.16.4             Non-Compliance Matters at Non-US Properties and Short
                   Presence Properties
7.19.1             Non-US Environmental Permits
7.19.2             Non-US Environmental Permits - Transfer
7.20.1             Non-US Pending Civil, Criminal and Administrative Actions
7.20.2             Non-US Pending Regulatory Requests for Information
7.20.3             Non-US Violations of Applicable Environmental Laws
7.20.4             Non-US Hazardous Materials Use
7.20.5             Non-US Hazardous Materials Disposal/Release
7.20.6             Liens Attached to Non-US Properties, Short Presence
                   Properties or the Acquired International Assets under current
                   Applicable Environmental Laws
7.20.7             Non-US Environmental Permits Not in Effect or Non-
                   Compliant
9.8.3.A            Licensed Seating Patents
9.8.3.B            Seating Patents Licensed by Adam Opel AG
9.8.5.A            Delphi Seating Patents
9.8.5.B            Delphi Automotive Systems Deutschland GmbH Seating
                   Patents
9.8.6.A            US Seating Patents Purchased by GM from Employees of
                   Adam Opel AG In Germany
9.8.6.B            Additional Seating Patents
9.8.8              Joint Seating Patents
9.8.9              Trademarks

SCHEDULE
DESIGNATION        SCHEDULE DESCRIPTION
-----------        --------------------
EXHIBIT
DESIGNATION        EXHIBIT DESCRIPTION
-----------        -------------------

7.2.1              Environmental Confidentiality and Access Agreement